                                                                   EXHIBIT 10.1

                              AMENDED AND RESTATED
                     FACILITY A REVOLVING CREDIT AGREEMENT


                                     among


                                WORLDCOM, INC.,
                                    Borrower


                               NATIONSBANK, N.A.,
                    Arranging Agent and Administrative Agent


                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                                 Lead Arranger


                            BANK OF AMERICA NT & SA,
                               BARCLAYS BANK PLC,
                           THE CHASE MANHATTAN BANK,
                                CITIBANK, N.A.,
                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK, and
                             ROYAL BANK OF CANADA,
                             Co-Syndication Agents



                                      and


                           THE LENDERS NAMED HEREIN,
                                    Lenders

                                 $3,750,000,000

                           DATED AS OF AUGUST 6, 1998

                                TABLE OF CONTENTS

                                                                             PAGE
SECTION 1     DEFINITIONS AND TERMS   . . . . . . . . . . . . . . . . . . . .  1
       1.1    Definitions   . . . . . . . . . . . . . . . . . . . . . . . . .  1
       1.2    Number and Gender of Words; Other References  . . . . . . . . . 19
       1.3    Accounting Principles   . . . . . . . . . . . . . . . . . . . . 20

SECTION 2     BORROWING PROVISIONS  . . . . . . . . . . . . . . . . . . . . . 20
       2.1    Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . 20
       2.2    LC Subfacility  . . . . . . . . . . . . . . . . . . . . . . . . 20
       2.3    Swing Line Subfacility  . . . . . . . . . . . . . . . . . . . . 24
       2.4    Competitive Bid Subfacility   . . . . . . . . . . . . . . . . . 28
       2.5    Termination of Commitments  . . . . . . . . . . . . . . . . . . 30
       2.6    Borrowing Procedure   . . . . . . . . . . . . . . . . . . . . . 31

SECTION 3     TERMS OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . 32
       3.1    Loan Accounts, Notes, and Payments  . . . . . . . . . . . . . . 32
       3.2    Interest and Principal Payments   . . . . . . . . . . . . . . . 32
       3.3    Interest Options  . . . . . . . . . . . . . . . . . . . . . . . 33
       3.4    Quotation of Rates  . . . . . . . . . . . . . . . . . . . . . . 33
       3.5    Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . 34
       3.6    Interest Recapture  . . . . . . . . . . . . . . . . . . . . . . 34
       3.7    Interest Calculations   . . . . . . . . . . . . . . . . . . . . 34
       3.8    Maximum Rate  . . . . . . . . . . . . . . . . . . . . . . . . . 34
       3.9    Interest Periods  . . . . . . . . . . . . . . . . . . . . . . . 35
       3.10   Conversions   . . . . . . . . . . . . . . . . . . . . . . . . . 35
       3.11   Order of Application  . . . . . . . . . . . . . . . . . . . . . 35
       3.12   Sharing of Payments, Etc.   . . . . . . . . . . . . . . . . . . 37
       3.13   Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
       3.14   Booking Borrowings  . . . . . . . . . . . . . . . . . . . . . . 37
       3.15   Increased Cost and Reduced Return   . . . . . . . . . . . . . . 37
       3.16   Limitation on Types of Loans  . . . . . . . . . . . . . . . . . 39
       3.17   Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . 39
       3.18   Treatment of Affected Loans   . . . . . . . . . . . . . . . . . 39
       3.19   Compensation; Replacement of Facility A Lenders   . . . . . . . 40
       3.20   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

SECTION 4     FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
       4.1    Treatment of Fees   . . . . . . . . . . . . . . . . . . . . . . 42
       4.2    Fees of Administrative Agent and Arranger   . . . . . . . . . . 42
       4.3    Standby LC Fees   . . . . . . . . . . . . . . . . . . . . . . . 42
       4.4    Facility A Commitment Fees  . . . . . . . . . . . . . . . . . . 43

SECTION 5     CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . 43
       5.1    Conditions Precedent to Closing   . . . . . . . . . . . . . . . 43
       5.2    Conditions Precedent to Each Borrowing.   . . . . . . . . . . . 43





                                                           AMENDED AND RESTATED
                                          FACILITY A REVOLVING CREDIT AGREEMENT

SECTION 6     REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . 44
       6.1    Purpose of Credit Facility  . . . . . . . . . . . . . . . . . . 44
       6.2    Existence, Good Standing, Authority, and Authorizations   . . . 44
       6.3    Authorization and Contravention   . . . . . . . . . . . . . . . 45
       6.4    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . 45
       6.5    Financial Statements  . . . . . . . . . . . . . . . . . . . . . 45
       6.6    Litigation, Claims, Investigations  . . . . . . . . . . . . . . 45
       6.7    Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
       6.8    Environmental Matters   . . . . . . . . . . . . . . . . . . . . 46
       6.9    ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . 46
       6.10   Properties; Liens   . . . . . . . . . . . . . . . . . . . . . . 46
       6.11   Government Regulations  . . . . . . . . . . . . . . . . . . . . 46
       6.12   No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . 47
       6.13   Senior Indebtedness   . . . . . . . . . . . . . . . . . . . . . 47
       6.14   Year 2000 Compliance  . . . . . . . . . . . . . . . . . . . . . 47

SECTION 7     COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . 47
       7.1    Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . 47
       7.2    Books and Records   . . . . . . . . . . . . . . . . . . . . . . 47
       7.3    Items to be Furnished   . . . . . . . . . . . . . . . . . . . . 47
       7.4    Inspections   . . . . . . . . . . . . . . . . . . . . . . . . . 49
       7.5    Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
       7.6    Payment of Obligations  . . . . . . . . . . . . . . . . . . . . 49
       7.7    Maintenance of Existence, Assets, and Business  . . . . . . . . 49
       7.8    Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . 50
       7.9    Preservation and Protection of Rights   . . . . . . . . . . . . 50
       7.10   Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . 50
       7.11   Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . 50
       7.12   Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
       7.13   Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
       7.14   Transactions with Affiliates  . . . . . . . . . . . . . . . . . 52
       7.15   Compliance with Laws and Documents  . . . . . . . . . . . . . . 52
       7.16   Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . 52
       7.17   Permitted Distributions   . . . . . . . . . . . . . . . . . . . 52
       7.18   Restrictions on Subsidiaries  . . . . . . . . . . . . . . . . . 52
       7.19   Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . 53
       7.20   Mergers and Dissolutions; Sale of Capital Stock   . . . . . . . 53
       7.21   Designation of Unrestricted Companies   . . . . . . . . . . . . 53
       7.22   Financial Covenant  . . . . . . . . . . . . . . . . . . . . . . 53
       7.23   Year 2000 Compliance  . . . . . . . . . . . . . . . . . . . . . 54
       7.24   Repayment of Certain Existing Debt  . . . . . . . . . . . . . . 54

SECTION 8     DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
       8.1    Payment of Obligation   . . . . . . . . . . . . . . . . . . . . 54
       8.2    Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . 54
       8.3    Debtor Relief   . . . . . . . . . . . . . . . . . . . . . . . . 54
       8.4    Judgments and Attachments   . . . . . . . . . . . . . . . . . . 54
       8.5    Misrepresentation   . . . . . . . . . . . . . . . . . . . . . . 55






                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       8.6    Change of Control   . . . . . . . . . . . . . . . . . . . . . . 55
       8.7    Default Under Other Agreements  . . . . . . . . . . . . . . . . 55
       8.8    Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . 55
       8.9    Default Under 364-Day Facility  . . . . . . . . . . . . . . . . 56
       8.10   Validity and Enforceability of Loan Papers  . . . . . . . . . . 56

SECTION 9     RIGHTS AND REMEDIES   . . . . . . . . . . . . . . . . . . . . . 56
       9.1    Remedies Upon Default   . . . . . . . . . . . . . . . . . . . . 56
       9.2    Company Waivers   . . . . . . . . . . . . . . . . . . . . . . . 57
       9.3    Performance by Administrative Agent   . . . . . . . . . . . . . 57
       9.4    Delegation of Duties and Rights   . . . . . . . . . . . . . . . 57
       9.5    Not in Control  . . . . . . . . . . . . . . . . . . . . . . . . 57
       9.6    Course of Dealing   . . . . . . . . . . . . . . . . . . . . . . 58
       9.7    Cumulative Rights   . . . . . . . . . . . . . . . . . . . . . . 58
       9.8    Application of Proceeds   . . . . . . . . . . . . . . . . . . . 58
       9.9    Certain Proceedings   . . . . . . . . . . . . . . . . . . . . . 58
       9.10   Limitation of Rights  . . . . . . . . . . . . . . . . . . . . . 58
       9.11   Expenditures by Lenders   . . . . . . . . . . . . . . . . . . . 58
       9.12   INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . . . . 59

SECTION 10    AGREEMENT AMONG LENDERS   . . . . . . . . . . . . . . . . . . . 60
       10.1   Administrative Agent  . . . . . . . . . . . . . . . . . . . . . 60
       10.2   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
       10.3   Proportionate Absorption of Losses  . . . . . . . . . . . . . . 62
       10.4   Delegation of Duties; Reliance  . . . . . . . . . . . . . . . . 62
       10.5   Limitation of Liability   . . . . . . . . . . . . . . . . . . . 63
       10.6   Default; Collateral   . . . . . . . . . . . . . . . . . . . . . 64
       10.7   Limitation of Liability   . . . . . . . . . . . . . . . . . . . 64
       10.8   Relationship of Lenders   . . . . . . . . . . . . . . . . . . . 64
       10.9   Benefits of Agreement   . . . . . . . . . . . . . . . . . . . . 64
       10.10  Co-Syndication Agents   . . . . . . . . . . . . . . . . . . . . 64

SECTION 11    MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . 65
       11.1   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
       11.2   Nonbusiness Days  . . . . . . . . . . . . . . . . . . . . . . . 65
       11.3   Communications  . . . . . . . . . . . . . . . . . . . . . . . . 65
       11.4   Form and Number of Documents  . . . . . . . . . . . . . . . . . 65
       11.5   Exceptions to Covenants   . . . . . . . . . . . . . . . . . . . 65
       11.6   Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
       11.7   Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . 66
       11.8   Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . 66
       11.9   Entirety  . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
       11.10  Jurisdiction; Venue; Service of Process; Jury Trial   . . . . . 66
       11.11  Amendments, Consents, Conflicts, and Waivers  . . . . . . . . . 67
       11.12  Multiple Counterparts   . . . . . . . . . . . . . . . . . . . . 68
       11.13  Successors and Assigns; Assignments and Participations  . . . . 68
       11.14  Discharge Only Upon Payment in Full; Reinstatement in Certain
              Circumstances   . . . . . . . . . . . . . . . . . . . . . . . . 70
       11.15  Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . 71
       11.16  Restatement of Existing Agreement   . . . . . . . . . . . . . . 71






                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

                             SCHEDULES AND EXHIBITS

Schedule 2.1         -    Facility A Lenders and Facility A Committed Sums
Schedule 2.3         -    Swing Line Lenders and Swing Line Committed Sums
Schedule 5.1         -    Conditions Precedent to Closing
Schedule 7.12        -    Existing Debt
Schedule 7.14        -    Transactions with Affiliates

Exhibit A-1          -    Form of Facility A Note
Exhibit A-2          -    Form of Competitive Bid Note
Exhibit A-3          -    Form of Swing Line Note
Exhibit B-1          -    Form of Notice of Borrowing
Exhibit B-2          -    Form of Notice of Conversion
Exhibit B-3          -    Form of Notice of LC
Exhibit B-4          -    Form of Competitive Bid Request
Exhibit B-5          -    Form of Notice to Lenders of Competitive Bid Request
Exhibit B-6          -    Form of Competitive Bid
Exhibit B-7          -    Form of Notice of Swing Line Borrowing
Exhibit C            -    Form of Administrative Questionnaire
Exhibit D            -    Form of Compliance Certificate
Exhibit E            -    Form of Assignment and Acceptance Agreement
Exhibit F-1          -    Form of Opinion of General Counsel of Borrower
Exhibit F-2          -    Form of Opinion of Special New York Counsel






                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

                              AMENDED AND RESTATED
                     FACILITY A REVOLVING CREDIT AGREEMENT

       THIS AGREEMENT is entered into as of August 6, 1998, among WORLDCOM, INC., a Georgia corporation ("BORROWER"), certain Facility A Lenders (hereinafter defined), the Co-Syndication Agents (hereinafter defined), and NATIONSBANK, N.A. (successor in interest by merger to NationsBank of Texas, N.A.), as a Facility A Lender and as Administrative Agent (hereinafter defined) for itself and the other Lenders.

                                    RECITALS

       A. Borrower has entered into the Facility A Revolving Credit Agreement (as renewed, extended, or amended to date, the "EXISTING AGREEMENT") dated as of July 3, 1997, with NationsBank, N.A. (in its capacity as "Administrative Agent" thereunder and as a lender) and certain other lenders party thereto (together with NationsBank, N.A., the "EXISTING FACILITY A LENDERS"), providing for, among other things, a revolving loan and standby letter of credit facility in the aggregate principal amount of $3,750,000,000.

       B. Subject to the terms and conditions set forth below, Borrower and "Determining Lenders" (as defined in the Existing Agreement) desire to entirely amend, modify, and restate the Existing Agreement in order, among other things, to amend certain provisions of the Existing Agreement.

       C. The amendment and restatement of the Existing Agreement hereunder is not intended by the parties to constitute either a novation or a discharge or satisfaction of the indebtedness and obligations under the Existing Agreement, which indebtedness and obligations under the Existing Agreement shall remain outstanding hereunder on the terms and conditions hereinafter provided.

       In consideration of the foregoing and the mutual covenants contained herein, Borrower, NationsBank, N.A. (in its capacity as Administrative Agent under the Existing Agreement), and Determining Lenders under the Existing Agreement agree that, effective upon the Closing Date, the Existing Agreement is amended and restated in its entirety, as follows:

SECTION 1     DEFINITIONS AND TERMS.

       1.1    Definitions.  As used herein:

       364-DAY FACILITY means the revolving credit and term loan facility described in and subject to the limitations of the 364-Day Facility Agreement.

       364-DAY FACILITY AGREEMENT means that certain 364-Day Revolving Credit and Term Loan Agreement, dated of even date herewith, among Borrower, NationsBank, N.A., (in its capacity as "Administrative Agent" thereunder and as a lender) and certain other Lenders party thereto (as the same may be amended, modified, supplemented, or restated from time to time).

       364-DAY FACILITY COMMITMENT means an amount (subject to availability, reduction, or cancellation as provided in the 364-Day Facility Agreement) equal to $7,000,000,000.

       364-DAY PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the 364-Day Facility.






                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       ACCOUNTS RECEIVABLE FINANCING means any transaction or series of transactions that may be entered into by any Consolidated Company pursuant to which such Consolidated Company may sell, convey, grant a security interest in, or otherwise transfer, undivided percentage interests in the Receivables Program Assets; provided that, for purposes of determinations made pursuant to SECTIONS 7.13(g) and 7.19(d), any Accounts Receivable Financing involving a sale of Receivables Program Assets to the Receivables Subsidiary by any Restricted Company and a subsequent substantially concurrent resale of such Receivables Program Assets, or an interest therein, to a third party shall be treated as a single Accounts Receivable Financing transaction.

       ACCOUNTS RECEIVABLE FINANCING AMOUNT means, with respect to any Accounts Receivable Financing and without duplication, the aggregate outstanding principal amount of the undivided percentage interests in the Receivables Program Assets, representing Rights to be paid a specified principal amount from such Receivables Program Assets.

       ADJUSTED EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Rate Borrowing for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period.

       ADMINISTRATIVE AGENT means NationsBank, N.A. (successor in interest by merger to NationsBank of Texas, N.A.) and its permitted successor or successors as administrative agent and arranging agent for Facility A Lenders under this Facility A Agreement.

       ADMINISTRATIVE QUESTIONNAIRE means an Administrative Questionnaire substantially in the form of EXHIBIT C hereto, which each Facility A Lender shall complete and provide to Administrative Agent.

       AFFILIATE of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

       ALTERNATE RATE means on any date of determination, for any Swing Line Borrowing, the sum of (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for 30-day deposits in Dollars at approximately 11:00 a.m. Dallas, Texas time on the date of such Swing Line Borrowing plus (ii) the Applicable Margin for Eurodollar Rate Borrowings in effect on such date of determination. If for any reason such rate is not available, the term "Alternate Rate" shall mean for any Swing Line Borrowing, the sum of (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for 30-day deposits in Dollars at approximately 11:00 a.m., Dallas, Texas time, on the date of such Swing Line Borrowing; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%) plus (ii) the Applicable Margin for Eurodollar Rate Borrowings in effect on such date of determination.

       ALTERNATE RATE SWING LINE BORROWING has the meaning as defined in
SECTION 2.3(a).

       APPLICABLE LENDING OFFICE means, for each Facility A Lender and for each Type of Borrowing, the "Lending






                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

Office" of such Facility A Lender (or an Affiliate of such Facility A Lender) designated on SCHEDULE 2.1 attached hereto or such other office that such Facility A Lender (or an Affiliate of such Facility A Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

       APPLICABLE MARGIN means the lowest percentage set forth in the table below for the Type of Borrowing or commitment fees (as the case may be) which corresponds to Borrower's conformity, on any date of determination, with the ratings (or implied ratings) established by both S&P and Moody's applicable to Borrower's senior, unsecured, non-credit-enhanced, long term indebtedness for borrowed money ("INDEX DEBT"):

---------------------------------------------------------------------------------------------------------
                                                                     APPLICABLE MARGIN
                                                      ===================================================
                        RATINGS                       BASE RATE       EURODOLLAR RATE       FACILITY A
                                                      BORROWINGS         BORROWINGS      COMMITMENT FEES
=========================================================================================================
                       Category 1
                       ----------
       BBB+ or higher by S&P;                          0.0000%             0.3500%            0.1100%
       Baa1 or higher by Moody's
---------------------------------------------------------------------------------------------------------
                       Category 2
                       ----------
       BBB by S&P;                                     0.0000%             0.4000%            0.1250%
       Baa2 by Moody's
---------------------------------------------------------------------------------------------------------
                       Category 3
                       ----------
       BBB- by S&P;                                    0.0000%             0.4500%            0.1500%
       Baa3 by Moody's
---------------------------------------------------------------------------------------------------------
                       Category 4
                       ----------
       BB+ by S&P;                                     0.0000%             0.5000%            0.1750%
       Ba1 by Moody's
---------------------------------------------------------------------------------------------------------
                       Category 5
                       ----------
       BB or lower by S&P;                             0.0000%             0.7500%            0.2500%
       Ba2 or lower by Moody's
---------------------------------------------------------------------------------------------------------

       (a) For purposes of determining the Applicable Margin, (i) if neither Moody's nor S&P shall have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then both such rating agencies will be deemed to have established ratings for Index Debt in Category 5; (ii) if only one of Moody's or S&P shall have in effect a rating for Index Debt, Borrower and the Facility A Lenders will negotiate in good faith to agree upon another rating agency to be substituted by an agreement for the rating agency which shall not have a rating in effect, and in the absence of such agreement the Applicable Margin will be determined by reference to the available rating; (iii) if the ratings established by Moody's and S&P shall differ by one Category, the Applicable Margin shall be determined by reference to the numerically lower Category: (for example, if the rating from S&P is in Category 1 and the rating from Moody's is in Category 2, the Applicable Margin shall be determined by reference to Category 1); (iv) if the ratings established by Moody's and S&P shall differ by more than one Category, the Applicable Margin shall be determined by reference to the Category that is one numerical Category lower than the numerically higher of the two Categories corresponding to the ratings established by the two rating agencies: (for example, if the rating from S&P is in Category 2 and the rating from Moody's is in Category 5, the Applicable Margin shall be determined by reference to Category
              4); and (v) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P),





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
              such change shall be effective as of the date on which such change is first announced by the rating agency making such change. If the rating system of either Moody's or S&P shall change prior to the payment in full of the Obligation and the cancellation of all commitments to lend hereunder, Borrower and the Facility A Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If both Moody's and S&P shall cease to be in the business of rating corporate debt obligations, Borrower and the Facility A Lenders shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency.

       (b) On any date of determination of the Applicable Margin for Eurodollar Rate Borrowings, if the sum of the Facility A Commitment Usage, the Facility B Principal Debt, and the 364-Day Principal Debt exceeds 33 1/3% (but less than 66 2/3%) of the Total Commitment, then the Applicable Margin for Eurodollar Rate Borrowings shall be increased by 0.05% (the "UTILIZATION FEE"); provided that, if the Facility A Commitment Usage, the Facility B Principal Debt, and the 364-Day Principal Debt equals or exceeds 66 2/3% of the Total Commitment, then such Utilization Fee shall be increased to 0.10%.

       ARRANGER means NationsBanc Montgomery Securities LLC, and its successors and assigns, in its capacity as "Lead Arranger" under the Loan Papers.

       AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority (including, without limitation, the FCC and applicable PUCs), including without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of network facilities or any other telecommunications system.

       BASE RATE means, for any day, the rate per annum equal to the higher of
(a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

       BASE RATE BORROWING means a Borrowing bearing interest at the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings.

       BORROWER is defined in the preamble to this Facility A Agreement.

       BORROWING means any amount disbursed (a) by one or more Facility A Lenders to Borrower under the Facility A Loan Papers (whether under the LC Subfacility, the Competitive Bid Subfacility, or the Swing Line Subfacility, or otherwise), whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding, or payment of a draft under an LC, or (b) by any Facility A Lender in accordance with, and to satisfy the obligations of any Restricted Company under, any Facility A Loan Paper.

       BORROWING DATE is defined in SECTION 2.6(a).

       BUSINESS DAY means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas, or New York, New York, (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

United States dollars are conducted in the London interbank market and commercial banks are open for international business in London, and (c) in addition to the foregoing, for purposes of any fundings in, or conversions to or from, Foreign Currency, a day when commercial banks are open for international business in the principal financial center in the country which issues such Foreign Currency, as determined by Administrative Agent.

       CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

       CLOSING DATE means the date upon which this Facility A Agreement has been executed by Borrower and Determining Lenders, and all conditions precedent specified in SECTION 5.1 have been satisfied or waived.

       CO-SYNDICATION AGENTS means Bank of America NT & SA, Barclays Bank PLC, The Chase Manhattan Bank, Citibank, N.A., Morgan Guaranty Trust Company of New York, and Royal Bank of Canada.

       CODE means the Internal Revenue Code of 1986, as amended, together with rules and regulations promulgated thereunder.

       COMMITMENT PERCENTAGE means, at the time of any determination, the proportion which any Facility A Lender's Committed Sum bears to the Facility A Commitment then in effect.

       COMMITTED SUM means, on any date of determination for any Facility A Lender, the amount stated beside its name on the most recently amended SCHEDULE
2.1 to the Facility A Agreement (which amount is subject to availability, increase, reduction, or cancellation in accordance with this Facility A Agreement.)

       COMPETITIVE BID means an offer by a Facility A Lender to fund a Borrowing under the Competitive Bid Subfacility pursuant to SECTION 2.4.

       COMPETITIVE BID RATE means, as to any Competitive Bid made by a Facility A Lender pursuant to SECTION 2.4, (a) in the case of a Eurodollar Rate Borrowing, the margin which shall be added to or subtracted from the Adjusted Eurodollar Rate, and (b) in the case of a Fixed Rate Borrowing, the fixed rate of interest, in each case, offered by the Facility A Lender making such Competitive Bid.

       COMPETITIVE BID REQUEST means a request for Competitive Bids made pursuant to SECTION 2.4(B) substantially in the form of EXHIBIT B-4.

       COMPETITIVE BID SUBFACILITY means a subfacility of Facility A as described in and subject to the limitations of SECTION 2.4.

       COMPETITIVE BORROWING means any Borrowing under the Competitive Bid Subfacility.

       COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer, substantially in the form of EXHIBIT D.

       CONSEQUENTIAL LOSS means any loss or expense which any Facility A Lender may reasonably incur in respect of a Eurodollar Rate Borrowing or a Fixed Rate Borrowing as a consequence of (a) any failure or refusal of Borrower (for any reasons whatsoever other than a default by Administrative Agent or a Facility A Lender) to accept or utilize such Borrowing after Borrower shall have requested it under this Facility A Agreement, or (b) any prepayment or payment of such Borrowing or conversion of such Borrowing to a Borrowing of another Type, in each





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
case, prior to the last day of the Interest Period therefor.

       CONSOLIDATED COMPANIES means, at any date of determination thereof, Borrower and each of its Subsidiaries (including the Unrestricted
Subsidiaries).

       CONSOLIDATED NET WORTH means, for any period, the consolidated stockholders' equity of the Restricted Companies as determined in accordance with GAAP.

       CURRENT FINANCIALS means, at the time of any determination thereof, the more recently delivered to Facility A Lenders of (a) as applicable, either (i) prior to the MCI Merger Date, the Financial Statements for the fiscal year ended December 31, 1997, and the three-month period ended March 31, 1998, calculated on a consolidated basis for Borrower and the Consolidated Companies; or (ii) on or after the MCI Merger Date, the combined consolidated financial statements of Borrower and MCI and their consolidated Subsidiaries as then most recently filed with the Securities and Exchange Commission; or (b) the Financial Statements required to be delivered under SECTIONS 7.3(a) or 7.3(b), as the case may be, calculated on a consolidated basis for the Consolidated Companies; provided that, for purposes of SECTION 5.1(b), "Current Financials" shall mean both the Financial Statements described in ITEMS (i) and (ii) preceding, whether or not the MCI Merger Date has occurred on or prior to such date of determination.

       DEBT means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, and (iii) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (b) all obligations of the type referred to in CLAUSES (a)(i) through (a)(iii) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise; (c) all obligations of the type referred to in CLAUSES
(a)(i) through CLAUSE (a)(iii) and CLAUSE (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; and (e) obligations arising under any Accounts Receivable Financing which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities; provided, however, that Debt shall not include obligations of Borrower which are owed to a trust or other special purpose entity, all of whose common equity is beneficially owned by Borrower, so long as such obligations are held by such trusts or their representatives and are subordinate in right of payment to the Obligation.

       DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments or similar Laws from time to time in effect affecting the Rights of creditors generally.

       DEFAULT is defined in SECTION 8.

       DEFAULT RATE means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings plus 2% and (b) the Maximum Rate.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       DETERMINING LENDERS means:

              (a) For purposes of waiving or amending any conditions precedent under SECTION 5.2 of this Facility A Agreement, those Facility A Lenders who collectively hold, on any date of determination, at least 51% of the Facility A Commitment; or

              (b) For all other purposes under the Loan Papers, (i) on any date of determination occurring prior to the date upon which the Facility A Commitment has been terminated, those Lenders who collectively hold at least 51% of the sum of (A) the Facility A Commitment and (B) the Facility B Principal Debt; and (ii) on any date of determination occurring on or after the date upon which the Facility A Commitment has been terminated, those Lenders who collectively hold at least 51% of the Principal Debt and the LC Exposure.

       DISTRIBUTION for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

       DOLLAR-EQUIVALENT, at any time, means, (a) any amount denominated in Dollars and (b) for any amount denominated in a Foreign Currency, an amount of Dollars into which Administrative Agent determines that it could convert the relevant amount of that Foreign Currency by using the applicable-quoted-spot rate reported on the appropriate page of the Reuters Screen at 11:00 a.m. (London time) three Business Days before the day on which the calculation is made.

       DOLLARS and the symbol $ shall mean lawful money of the United States of America.

       ELIGIBLE ASSIGNEE means (a) a Facility A Lender; (b) an Affiliate of a Facility A Lender (so long as such assignment is not made in conjunction with the sale of such Affiliate); and (c) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and, unless a Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 11.13, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Facility A Lender and the Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided, however, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

       EMPLOYEE PLAN means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by Borrower or any ERISA Affiliate, but not including any Multiemployer Plan.

       ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA"), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.) and the Rivers and Harbors Act (33 U.S.C. Section





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

       ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

       ERISA AFFILIATE means, with respect to Borrower or any of its Subsidiaries, any company, trade, or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or which is under common control with Borrower within the meaning of
Section 414(b), (c) or (m) of the Code.

       EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

       EURODOLLAR RATE BORROWING means, as the case may be, either (a) a Borrowing (other than a Competitive Borrowing) bearing interest at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings or (b) a Competitive Borrowing bearing interest at the sum of the Adjusted Eurodollar Rate plus or minus the margin indicated for such Competitive Borrowing in the related Competitive Bid.

       EXHIBIT means an exhibit to this Facility A Agreement unless otherwise specified.

       EXISTING AGREEMENT is defined in the Recitals to this Facility A
Agreement.

       EXISTING DEBT means on any date of determination, (a) the secured and unsecured Debt of Borrower and its Restricted Subsidiaries existing on the Closing Date and described in PART A of SCHEDULE 7.12 (but expressly excluding the WorldCom/Brooks Fiber Loan on and after the earlier of (i) the date of repayment thereof in full and termination of the commitment thereunder and (ii) the thirtieth (30th) day after the closing date of the 364-Day Facility); (b) on and after the MCI Merger Date, the secured and unsecured Debt of MCI and its Subsidiaries existing on the MCI Merger Date and described in PART B of
SCHEDULE 7.12 (but expressly excluding the MCI Revolving Facility, which shall be repaid in full and the commitment thereunder terminated on or before the MCI Merger Date); and (c) renewals, extensions, and refinancings of any of the Existing Debt described in CLAUSES (a) and (b) to the extent that the principal amount under (or the maximum principal amount that may be borrowed under) such Existing Debt is not increased on or after the Closing Date (with respect to Existing Debt listed in PART A of SCHEDULE 7.12) or on or after the MCI Merger Date (with respect to Existing Debt listed in PART B of SCHEDULE 7.12).

       EXISTING FACILITY A LENDERS is defined in the Recitals to this Facility A Agreement.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       FACILITIES means, collectively, Facility A and Facility B; "FACILITY" means either Facility A or Facility B, whichever the context requires.

       FACILITY A means the credit facility described in and subject to the limitations of the Facility A Agreement.

       FACILITY A AGENTS means, collectively, Administrative Agent and Co-Syndication Agents under the Facility A Agreement.

       FACILITY A AGREEMENT means this Amended and Restated Facility A Revolving Agreement, and all Exhibits and Schedules hereto, as each may be amended, modified, supplemented, or restated from time to time.

       FACILITY A COMMITMENT means an amount (subject to availability, reduction, or cancellation as herein provided) equal to $3,750,000,000.

       FACILITY A COMMITMENT USAGE means, at the time of any determination thereof, the sum of (a) the aggregate Facility A Principal Debt (whether under the Competitive Bid Subfacility, the Swing Line Subfacility, or otherwise), plus (b) the LC Exposure.

       FACILITY A COMPETITIVE BID NOTE means a promissory note in substantially the form of EXHIBIT A-2 and all renewals and extensions of all or any part thereof.

       FACILITY A LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with
SECTION 11.13(C) of this Facility A Agreement) to this Facility A Agreement, and subject to the terms and conditions of this Facility A Agreement, their respective successors and assigns, but not any Participant who is not otherwise a party to this Facility A Agreement

       FACILITY A LOAN PAPERS means those Loan Papers evidencing the Obligation arising under, in connection with, or pursuant to, Facility A, and all renewals, extensions, or restatements of or amendments or supplements to, any such Facility A Loan Papers.

       FACILITY A NOTE means a promissory note substantially in the form of EXHIBIT A-1, and all renewals and extensions of all or any part thereof.

       FACILITY A PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under Facility A.

       FACILITY A TERMINATION DATE means the earliest of (a) June 30, 2002, and
(b) the effective date of any other termination or cancellation of Facility A Lenders' commitments to lend under, and in accordance with, this Facility A Agreement.

       FACILITY B means the term loan facility described in and subject to the limitations of the Facility B Agreement.

       FACILITY B ADMINISTRATIVE AGENT means the "Administrative Agent" under Facility B and its permitted successors and assigns under Facility B.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       FACILITY B AGENTS means, collectively, Facility B Administrative Agent and the "Co-Syndication Agents" appointed under the Facility B Agreement.

       FACILITY B AGREEMENT means the Amended and Restated Term Loan Agreement dated the date hereof among Borrower, Facility B Administrative Agent, and the Facility B Lenders (as the same may be amended, modified, supplemented, or restated from time to time).

       FACILITY B LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with
SECTION 11.13(c) of the Facility B Agreement) to the Facility B Agreement, and subject to the terms and conditions of the Facility B Agreement, their respective successors and assigns, but not any Participant who is not otherwise a party to the Facility B Agreement.

       FACILITY B LOAN PAPERS means those Loan Papers evidencing the Obligation arising under, in connection with, or pursuant to, Facility B, and all renewals, extensions, or restatements of or amendments or supplements to, any such Facility B Loan Papers.

       FACILITY B PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance under Facility B.

       FCC means the Federal Communications Commission and any successor regulatory body.

       FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

       FINANCIAL HEDGE means either (a) a swap, collar, floor, cap, or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates, or (b) a foreign exchange, currency hedging, commodity hedging, or other contract which is intended to reduce or eliminate the market risk of holding currency or a commodity in either the cash or futures markets, which Financial Hedge under either CLAUSE (a) or CLAUSE (b) is entered into by any Restricted Company with any Lender or an Affiliate of any Lender or any other Person under the Laws of a jurisdiction in which such contracts are legal and enforceable (except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity).

       FINANCIAL STATEMENTS means balance sheets, statements of operations, statements of shareholders' investments, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders' investments shall be in comparative form to the prior fiscal year-end figures.

       FIXED RATE BORROWING means any Competitive Borrowing made from a Facility A Lender pursuant to





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

SECTION 2.4 based upon an actual percentage rate per annum offered by such Facility A Lender, expressed as a decimal (to no more than four decimal places) and accepted by Borrower.

       FOREIGN CURRENCY means any freely-convertible lawful currency acceptable to Administrative Agent, so long as (a) such currency is dealt with in the London interbank deposit market, (b) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, and (c) no central bank or other governmental authorization in the country of issue of such currency is required to permit use of such currency by Administrative Agent for issuing LCs or honoring drafts presented under LCs in such currency; provided, that if, after the issuance of an LC in a Foreign Currency, the Foreign Currency denominated in such LC ceases to be lawful currency freely-convertible into Dollars and is replaced by a European single or common currency (the "EURO"), then thereafter the Foreign Currency for purposes of such LC shall be the Euro.

       GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which (a) with respect to the covenant contained in SECTION 7.22 (and, to the extent used in or relating to such covenant, any defined terms), are in effect on the date hereof, and (b) for all other purposes hereunder, are applicable from time to time.

       GOVERNMENTAL AUTHORITY means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

       HAZARDOUS SUBSTANCE means (a) any substance that is designated, defined or classified as a hazardous waste, hazardous material, pollutant, contaminant or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) regulated asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

       INDENTURES means any indentures or other agreements pursuant to which notes, debentures, bonds, or debt securities are issued by any Restricted Company, including, without limitation, the following: Indenture dated as of March 1, 1997, between Borrower and The Chase Manhattan Trust Company, N.A., as successor trustee; Indenture dated as of January 26, 1994, between MFS Communications Company, Inc. and IBJ Schroder Bank & Trust Co., as trustee; Indenture dated as of January 23, 1996 between MFS Communications Company, Inc. and IBJ Schroder Bank & Trust Co., as trustee; Indenture dated as of February 26, 1996, between Brooks Fiber Properties, Inc. and The Bank of New York, as trustee; and Indenture dated as of May 29, 1997, between Brooks Fiber Properties, Inc. and The Bank of New York, as trustee, in each case as the same have been or may be amended, modified, supplemented or restated from time to time; and on and after the MCI Merger Date, references to "INDENTURES" shall also include the Indenture dated as of October 15, 1989, between MCI and Citibank, N.A., as trustee; Indenture dated as of February 17, 1995, between MCI and Citibank, N.A., as trustee; and Junior Subordinated Indenture dated as of May 29, 1996, between MCI and Wilmington Trust Company, as trustee, in each case as the same have been or may be amended, modified, supplemented, or restated from time to time.

       INTEREST PERIOD is determined in accordance with SECTION 3.9.

       LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       LC means any standby letter of credit issued by Administrative Agent under this Facility A Agreement or under the Existing Agreement pursuant to an LC Agreement.

       LC AGREEMENT means a standby letter of credit application and agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to Administrative Agent for an LC for its own account (and for its benefit or the benefit of any other Restricted Company); provided that this Facility A Agreement shall control any conflict between this Facility A Agreement and any such LC Agreement.

       LC COMMITMENT means an amount (subject to availability, reduction, or cancellation as herein provided) equal to the Dollar-Equivalent of $75,000,000.

       LC EXPOSURE means, at any time and without duplication, the sum of the Dollar-Equivalent of (a) the aggregate undrawn portion of all uncancelled and unexpired LCs plus (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

       LC SUBFACILITY means a subfacility for the issuance of LCs (the LC Exposure in connection with which may never exceed $75,000,000), as described in and subject to the limitations of SECTION 2.2.

       LENDERS means, collectively, on any date of determination, the Facility A Lenders and the Facility B Lenders.

       LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

       LITIGATION means any action by or before any Governmental Authority.

       LOAN PAPERS means (a) this Facility A Agreement, certificates delivered pursuant to this Facility A Agreement, and Exhibits and Schedules hereto, (b) the Facility B Agreement, certificates delivered pursuant to the Facility B Agreement, and exhibits and schedules thereto, (c) all agreements, documents, or instruments in favor of Administrative Agent or Lenders (or Administrative Agent on behalf of Lenders) ever delivered pursuant to this Facility A Agreement or the Facility B Agreement, or otherwise delivered in connection with all or any part of the Obligation, (d) all LCs and LC Agreements, (e) any Financial Hedge between any Restricted Company and any Lender or any Affiliate of any Lender, and (f) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.

       MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of any Restricted Company to perform any of its payment or other material obligations under the Loan Papers or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective Rights under the Loan Papers, (b) material and adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Restricted Companies, in each case considered as a whole, or (c) material and adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Consolidated Companies, in each case considered as a whole. The phrase "could be a Material Adverse Event" (and any similar phrase herein) means that there is a material probability of such Material Adverse Event occurring, and the phrase "could not be a Material Adverse Event" (and any similar phrase herein) means that there is not a material probability of such Material Adverse Event occurring.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       MATERIAL SUBSIDIARY means, for purposes of SECTION 8.3, any Subsidiary of Borrower (or any group of Subsidiaries of Borrower) that individually or collectively own 10% or more of the book value of the consolidated assets of the Restricted Companies determined as of the date of, and with respect to, the Current Financials and the related Compliance Certificate.

       MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

       MCI means MCI Communications Corporation.

       MCI MERGER means the merger of MCI with and into TC Investments Corp., a wholly-owned Subsidiary of Borrower, in accordance with the terms of the MCI Merger Agreement.

       MCI MERGER AGREEMENT means the Agreement and Plan of Merger dated as of November 9, 1997, among Borrower, MCI, and TC Investments Corp. (as amended to date and as hereinafter amended subject to the consent of Administrative Agent to any material amendment thereof, which consent shall not be unreasonably withheld).

       MCI MERGER DATE means the date upon which the MCI Merger closes in accordance with the MCI Merger Agreement.

       MCI REVOLVING FACILITY means the $4,000,000,000 Revolving Credit Facility dated as of April 30, 1997, among MCI and the lenders party thereto, as amended by that certain First Amendment to Revolving Credit Agreement dated as of April 28, 1998.

       MOODY'S means Moody's Investors Service, Inc. or any successor thereto.

       MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Restricted Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

       NATIONSBANK means NationsBank, N.A. (successor in interest by merger to NationsBank of Texas, N.A.), in its individual capacity as a Lender, and its successors and assigns.

       NOTES means, at the time of any determination thereof, all outstanding and unpaid Facility A Notes, Facility A Competitive Bid Notes, and the Swing Line Note.

       NOTICE OF BORROWING is defined in SECTION 2.6(a).

       NOTICE OF CONVERSION is defined in SECTION 3.10.

       NOTICE OF LC is defined in SECTION 2.2(a).

       OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to any Facility A Agent or Facility B Agent, or any Lender by any Restricted Company arising from, by virtue of, or pursuant to any Loan Paper, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       PARTICIPANT is defined in SECTION 11.13(E).

       PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

       PERCENTAGE PART means, at the time of any determination, the proportion which any Swing Line Lender's Swing Line Committed Sum bears to the Swing Line Commitment then in effect.

       PERMITTED SUCCESSOR CORPORATION means any corporation into which Borrower is merged or consolidated, so long as:

              (a) immediately after giving effect to such merger or consolidation, the surviving corporation shall have then-effective ratings (or implied ratings) published by Moody's and S&P applicable to such surviving corporation's senior, unsecured, non-credit-enhanced, long term Debt, equal to or higher than BBB- by S&P, and Baa3 by Moody's;

              (b) such surviving corporation shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume all of Borrower's obligations for the due and punctual payment of the Obligation and the performance or observance of the Loan Papers;

              (c) immediately after giving effect to such merger or consolidation, no Default or Potential Default shall have occurred and be continuing;

              (d) Borrower shall have delivered to Administrative Agent a certificate signed by a Responsible Officer of Borrower and a written opinion of counsel satisfactory to the Administrative Agent (and its counsel), each stating that such merger or consolidation complies with the requirements for a Permitted Successor Corporation and that all conditions precedent herein provided for relating to such merger or consolidation have been satisfied;

              (e) No "Change of Control" (as described in SECTION 8.6) has occurred as a result of such merger or consolidation; and

              (f) on and prior to the closing of any such merger or consolidation, such merger and consolidation shall have been approved and recommended by the Board of Directors of Borrower.

       PERSON means any individual, entity, or Governmental Authority.

       POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

       PRIME RATE means the per annum rate of interest established from time to time by NationsBank, N.A. as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank, N.A. to its customers.

       PRINCIPAL DEBT means, on any date of determination, the sum of the Facility A Principal Debt and the Facility B Principal Debt.






                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       PRO RATA or PRO RATA PART means:

              (a) for each Facility A Lender with respect to any commitment to fund (or to purchase participations pursuant to SECTIONS 2.2 and 2.3, as the case may be), any reductions of commitments, conversions or continuations of Borrowings under Facility A, or any payment or prepayment under Facility A, or any expense reimbursements pursuant to
       SECTION 10.2 -- the Commitment Percentage stated opposite such Facility A Lender's name as set forth on SCHEDULE 2.1 to the Facility A Agreement or the most recently-amended SCHEDULE 2.1, if any (or, if the Facility A Commitments shall have expired or been terminated, then the proportion that the Facility A Principal Debt owed to such Facility A Lender under Facility A or any subfacility thereunder (except the Competitive Bid Subfacility), as applicable, bears to the Facility A Principal Debt owed to all Facility A Lenders under Facility A or any such subfacility thereunder (except the Competitive Bid Subfacility), as applicable;

              (b) for each Facility B Lender with respect to any commitment to fund, any reductions of commitments, conversions or continuations of borrowings under Facility B, or any payment or prepayment under Facility B, or any expense reimbursements pursuant to SECTION 10.2 of the Facility B Agreement -- the proportion that the Facility B Principal Debt owed to such Facility B Lender bears to the Facility B Principal Debt owed to all Facility B Lenders;

              (c) for each Facility A Lender with respect to any principal or interest payments on any Competitive Borrowing -- the proportion that the outstanding principal amount or accrued and unpaid interest (as the case may be) owed to any Facility A Lender participating in such Competitive Borrowing bears to the total principal amount outstanding or accrued and unpaid interest (as the case may be) owed to all Facility A Lenders participating in such Competitive Borrowing;

              (d) for all other purposes with respect to any Lender -- (i) for so long as the Facility A Commitment has not terminated, the proportion that the sum of such Lender's Committed Sum under Facility A plus the Facility B Principal Debt owed to such Lender bears to the sum of the Facility A Commitment plus the Facility B Principal Debt, or (ii) at any time on and after the Facility A Termination Date, the proportion that the sum of (A) the Principal Debt owed to such Lender plus (B) such Lender's proportionate part (whether held directly or through a participation therein and determined after giving effect to any participations) of the LC Exposure bears to the sum of (x) the Principal Debt plus (y) the LC Exposure.

       PUC means any state or local regulatory agency or governmental authority that exercises jurisdiction over the rates or services or the ownership, construction, or operation of network facilities or telecommunications systems or over Persons who own, construct, or operate network facilities or telecommunications systems.

       QUOTED SWING LINE BORROWINGS has the meaning as defined in SECTION
2.3(a).

       QUOTED SWING LINE RATE has the meaning as defined in SECTION 2.3(a).

       RECEIVABLES means all Rights of any Consolidated Company (as a "Seller" under Receivables Documents) to payments (whether constituting accounts, chattel paper, instruments, general intangibles, or otherwise, and including the Right to payment of any interest or finance charges) with respect to dedicated telecommunications services provided by any such Consolidated Company to its customers between designated customer premises.

       RECEIVABLES DOCUMENTS means one or more receivables purchase agreements entered into by one or more Consolidated Companies and each other instrument, agreement, and document entered into by such Consolidated Companies evidencing Accounts Receivable Financings.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       RECEIVABLES PROGRAM ASSETS means (a) all Receivables in which undivided percentage interests are transferred by any Consolidated Company pursuant to the Receivables Documents, (b) all Receivables Related Assets with respect to the Receivables described in CLAUSE (A) of this definition, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

       RECEIVABLES RELATED ASSETS means (a) any Rights arising under the documentation governing or relating to Receivables (including Rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables), (b) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, and (c) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with an Accounts Receivable Financing.

       RECEIVABLES SUBSIDIARY means a special purpose Wholly-owned Subsidiary created in connection with the transactions contemplated by an Accounts Receivable Financing, which Subsidiary engages in no activities, has no material liabilities, or owns no other assets, other than those incidental to such Accounts Receivable Financing.

       REGISTER is defined in SECTION 11.13(c).

       REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

       REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

       RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

       REPORTABLE EVENT shall have the meaning specified in Section 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations other than those events described in sections 2615.11, 2615.15 and 2615.19 of such regulations, including each such provision as it may subsequently be renumbered.

       REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

       RESERVE REQUIREMENT means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

       RESPONSIBLE OFFICER means the chairman, president, chief executive officer, chief financial officer, senior vice president, or treasurer of Borrower, or, for all purposes under the Loan Papers other than SECTION 8.6, any other officer designated from time to time by the Board of Directors of Borrower, which designated officer is acceptable to Administrative Agent.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       RESTRICTED COMPANIES, at any time of determination thereof, means Borrower and the Restricted Subsidiaries.

       RESTRICTED SUBSIDIARIES means each of the Subsidiaries of Borrower (other than the Unrestricted Subsidiaries).

       RIGHTS means rights, remedies, powers, privileges, and benefits.

       RIGHTS OF WAY means the easements, rights of way, and other rights entitling the Restricted Companies to own, use, operate, and maintain the network facilities.

       S&P means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation.

       SCHEDULE means, unless specified otherwise, a schedule attached to this Facility A Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Facility A Loan Papers.

       SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

       SUBSIDIARY of any Person means any entity of which an aggregate of more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by such Person.

       SWING LINE BORROWING means any Borrowing under the Swing Line Subfacility, including Alternate Rate Swing Line Borrowings and Quoted Rate Swing Line Borrowings.

       SWING LINE COMMITMENT means an amount (subject to availability, reduction, or cancellation as herein provided) equal to $175,000,000.

       SWING LINE COMMITTED SUM means, on any date of determination for any Swing Line Lender, the amount stated beside its name on the most-recently amended SCHEDULE 2.3 to the Facility A Agreement (which amount is subject to availability, increase, reduction, or cancellation in accordance with this Facility A Agreement).

       SWING LINE LENDERS means, collectively, NationsBank, those Lenders listed on SCHEDULE 2.3, and any Facility A Lender designated by borrower as a "Swing Line Lender" pursuant to and in accordance with SECTION 2.3(G), and their respective permitted successors and assigns.

       SWING LINE NOTE means a promissory note in substantially the form of EXHIBIT A-3, and all renewals and extensions of all or any part thereof.

       SWING LINE PRINCIPAL DEBT means, on any date of determination, that portion of the Principal Debt outstanding under the Swing Line Subfacility.

       SWING LINE SUBFACILITY means the subfacility under Facility A described in, and subject to the limitations of, SECTION 2.3.

       TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
such Person, its income, or any of its properties, franchises, or assets.

       TOTAL CAPITALIZATION means, on any date of determination, the sum of Total Debt and Consolidated Net Worth.

       TOTAL COMMITMENT means, on any date of determination, the sum of the Facility A Commitment, the Facility B Principal Debt, and the 364-Day Facility Commitment.

       TOTAL DEBT means (without duplication) all Debt of the Restricted Companies; provided that, in determining "Total Debt," Debt arising under the 8.00% Junior Subordinated Deferrable Interest Debentures (the "DEBENTURES") issued by MCI pursuant to Supplemental Indenture No. 1 to the Junior Subordinated Indenture dated as of May 29, 1996, between MCI and Wilmington Trust Company, as Trustee (as the same has been or may be amended, modified, supplemented, or restated, but not increased from time to time) shall not be included, so long as no "Event of Default" under such Debentures or the related Indenture has occurred and is continuing on any date of determination.

       TYPE means any type of Borrowing determined with respect to the interest option applicable thereto.

       UNREFUNDED SWING LINE BORROWINGS has the meaning set forth in SECTION 2.3(d).

       UNRESTRICTED SUBSIDIARIES, at any time of determination thereof, shall mean (a) the Receivables Subsidiary and (b) any Subsidiary of Borrower designated as an "Unrestricted Subsidiary" from time to time in accordance with
SECTION 7.21. UNRESTRICTED SUBSIDIARY, at any time of determination, shall mean any of the Unrestricted Subsidiaries.

       UTILIZATION FEE has the meaning set forth in CLAUSE (B) of the definition of "Applicable Margin" in this SECTION 1.1.

       VOTING STOCK shall mean securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

       WHOLLY-OWNED when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.

       WORLDCOM/BROOKS FIBER LOAN means the loans under that certain $1,250,000,000 364-Day Revolving Credit and Term Loan Agreement dated as of February 19, 1998, among Borrower, NationsBank N.A. (in its capacity as "Administrative Agent" thereunder and as a lender), and the other lenders party thereto (as amended, restated and modified from time to time).

       1.2 Number and Gender of Words; Other References. Unless otherwise specified, in the Loan Papers (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions,
(c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Paper in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including"





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Papers, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Paper or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

       1.3 Accounting Principles. All accounting and financial terms used in the Loan Papers and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period.

SECTION 2     BORROWING PROVISIONS.

       2.1 Commitments. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Facility A Loan Papers, each Facility A Lender severally and not jointly agrees to lend to Borrower such Facility A Lender's Pro Rata Part of one or more Borrowings under this Facility A Agreement not to exceed such Facility A Lender's Committed Sum under this Facility A Agreement, which, subject to the Facility A Loan Papers, Borrower may borrow, repay, and reborrow under this Facility A Agreement; provided that
(i) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Facility A Termination Date; (ii) each such Borrowing shall be in an amount not less than (A) $5,000,000 or a greater integral multiple of $1,000,000 (if a Base Rate Borrowing), (B) $10,000,000 or a greater integral multiple of $1,000,000 (if a Eurodollar Rate Borrowing), (C) $5,000,000 or a greater integral multiple of $1,000,000 (if a Competitive Borrowing), or (D) $1,000,000 or an integral multiple of $250,000 if in excess thereof (if a Swing Line Borrowing); and (iii) on any date of determination, the Facility A Commitment Usage shall never exceed the Facility A Commitment.

       2.2    LC Subfacility.

              (a) Subject to the terms and conditions of this Facility A Agreement and applicable Law, Administrative Agent agrees to issue LCs upon Borrower's application therefor (denominated in Dollars or, upon Borrower's request and subject to this SECTION 2.2, in a Foreign Currency) by delivering to Administrative Agent a properly completed notice (a "NOTICE OF LC," substantially in the form of EXHIBIT B-3) and an LC Agreement with respect thereto no later than 10:00 a.m. Dallas, Texas time three Business Days before such LC is to be issued; provided that (i) on any date of determination and after giving effect to any LC to be issued on such date, the Facility A Commitment Usage (calculated at the then Dollar-Equivalent of that amount) shall never exceed the Facility A Commitment then in effect, (ii) on any date of determination and after giving effect to any LC to be issued on such date, the LC Exposure (calculated at the then Dollar-Equivalent of that amount) shall never exceed the LC Commitment, (iii) at the time of issuance of such LC, no Default or Potential Default shall have occurred and be continuing, and (iv) each LC must expire no later than the earlier of the thirtieth (30th) day prior to the Facility A Termination Date and two years from its issuance; provided that any LC may provide for automatic renewal for successive twelve month periods (but no renewal period may extend beyond the thirtieth (30th) day prior to the Facility A Termination Date) unless Administrative Agent has given prior notice to the applicable beneficiary of its election not to extend such LC.

              (b) Immediately upon the issuance by Administrative Agent of any LC, Administrative Agent





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
       shall be deemed to have sold and transferred to each other Facility A Lender, and each other such Facility A Lender shall be deemed irrevocably and unconditionally to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Facility A Lender's
       Pro Rata Part in such LC (calculated from time to time at the Dollar-Equivalent amount of such LC) and all Rights of Administrative Agent in respect thereof (other than Rights to receive certain fees provided for in SECTION 2.2(c)).

              (c) In order to induce Administrative Agent to issue and maintain LCs and Facility A Lenders to participate therein, Borrower agrees to pay or reimburse Administrative Agent (i) on the date on which any draft is presented under any LC, the Dollar-Equivalent amount (calculated at the then Dollar-Equivalent of such amount) of any draft paid or to be paid by Administrative Agent and (ii) promptly, upon demand, the amount of any fees in addition to the fees described in
       SECTION 4 Administrative Agent customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts, and taking similar action in connection with letters of credit; provided that, (x) if Borrower has not reimbursed Administrative Agent for any drafts paid or to be paid within 24 hours of demand therefor by Administrative Agent, Administrative Agent is hereby irrevocably authorized to fund such reimbursement obligations (calculated at the then Dollar-Equivalent of such amount) as a Borrowing under this Facility A Agreement to the extent of availability under this Facility A Agreement; the proceeds of such Borrowing under this Facility A Agreement shall be advanced directly to Administrative Agent in payment of Borrower's reimbursement obligation with respect to the draft under the LC; and (y) if for any reason, funds are not advanced pursuant to this Facility A Agreement, then Borrower's reimbursement obligation shall continue to be due and payable. Borrower's obligations under this SECTION 2.2(c) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against Administrative Agent or any other Person, and shall be made in accordance with the terms and conditions of this Facility A Agreement under all circumstances, including, without limitation, any of the following circumstances: (A) any lack of validity or enforceability of this Facility A Agreement or any of the Facility A Loan Papers; (B) the existence of any claim, setoff, defense, or other Right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), Administrative Agent, any Facility A Lender, or any other Person, whether in connection with this Facility A Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (C) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (D) the occurrence of any Potential Default or Default. To the extent any funding of a draft has been made by Facility A Lenders pursuant to SECTION 2.2(e) or under this Facility A Agreement, Administrative Agent shall promptly distribute any such payments received from Borrower with respect to such draft to all Facility A Lenders funding such draft according to their ratable share. Interest on any amounts remaining unpaid by Borrower (and unfunded by a Borrowing under this Facility A Agreement) under this clause at any time from and after the date such amounts become payable until paid in full shall be payable by Borrower to Administrative Agent at the Default Rate. In the event any payment by Borrower received by Administrative Agent with respect to an LC and distributed to Facility A Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Facility A Lender which received such distribution shall, upon demand by Administrative Agent, contribute such Facility A Lender's ratable portion of the amount (calculated at the then Dollar-Equivalent of such amount) set aside, avoided, or recovered, together with interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

              (d) If any draft shall be presented for honor under any LC, Administrative Agent shall promptly notify Borrower of the date and amount of such draft (calculated at the then Dollar- Equivalent of such amount); provided that, failure to give any such notice shall not affect the obligations of Borrower hereunder. Administrative Agent shall make payment (calculated at the then Dollar-Equivalent of such amount) upon presentment of a draft for honor unless it appears that presentment on its face does not comply with the terms of such LC, regardless of whether (i) any default or potential default under any other agreement has occurred and (ii) the obligations under any other agreement have been performed by the beneficiary or any other Person (and Administrative Agent shall not be liable for any obligation of any Person thereunder). Administrative Agent and Facility A Lenders shall not be responsible for, and Borrower's reimbursement obligations for honored drafts shall not be affected by, any matter or event whatsoever (including, without limitation, the validity or genuineness of documents or of any endorsements thereof, even if such documents should in fact prove to be in any respect invalid, fraudulent, or forged), or any dispute among any Consolidated Company, the beneficiary of any LC, or any other Person to whom any LC may be transferred, or any claims whatsoever of any Consolidated Company against any beneficiary of any LC or any such transferee; provided that, nothing in this Facility A Agreement shall constitute a waiver of Borrower's Rights to assert any claim based upon the gross negligence or wilful misconduct of Administrative Agent or any Facility A Lender.

              (e) If Borrower fails to reimburse Administrative Agent as provided in SECTION 2.2(c) within 24 hours of the demand therefor by Administrative Agent, Administrative Agent shall promptly notify each Facility A Lender of such failure, of the date and amount of the draft (calculated at the then Dollar-Equivalent of such amount) paid, and of such Facility A Lender's Pro Rata Part thereof. Each Facility A Lender shall promptly and unconditionally make available to Administrative Agent in immediately available funds such Facility A Lender's Pro Rata Part of such unpaid reimbursement obligation (calculated at the then Dollar-Equivalent of such amount), which funds shall be paid to Administrative Agent on or before the close of business on the Business Day on which such notice was given by Administrative Agent (if given prior to 1:00 p.m., Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 1:00 p.m., Dallas, Texas time). All such amounts payable by any such Facility A Lender shall include interest thereon accruing at the Federal Funds Rate from the day the applicable draft is paid by Administrative Agent to (but not including) the date such amount is paid by such Facility A Lender to Administrative Agent. The obligations of Facility A Lenders to make payments to Administrative Agent with respect to LCs shall be irrevocable and not subject to any qualification or exception whatsoever (other than the gross negligence or wilful misconduct of Administrative Agent) and shall be made in accordance with the terms and conditions of this Facility A Agreement under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Facility A Agreement or any of the Facility A Loan Papers; (ii) the existence of any claim, setoff, defense, or other Right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), Administrative Agent, any Facility A Lender, or any other Person, whether in connection with this Facility A Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (iii) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (iv) the occurrence of any Potential Default or Default.

              (f) Borrower acknowledges that each LC will be deemed issued upon delivery to its beneficiary or Borrower. If Borrower requests any LC be delivered to Borrower rather than the beneficiary, and Borrower subsequently cancels such LC, Borrower agrees to return it to Administrative





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       Agent together with Borrower's written certification that it has never been delivered to such beneficiary. If any LC is delivered to its beneficiary pursuant to Borrower's instructions, no cancellation thereof by Borrower shall be effective without written consent of such beneficiary to Administrative Agent and return of such LC to Administrative Agent. Borrower hereby agrees that if Administrative Agent becomes involved in any dispute as a result of Borrower's cancellation of any LC, it shall indemnify Administrative Agent and Facility A Lenders for all losses, costs, damages, expenses, and reasonable attorneys' fees suffered or incurred by Administrative Agent and Facility A Lenders as a direct result thereof.

              (g) Administrative Agent agrees with each Facility A Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit, and Administrative Agent's sole liability to each Facility A Lender with respect to such LCs (other than liability arising from the gross negligence or willful misconduct of Administrative Agent) shall be to distribute promptly to each Facility A Lender who has acquired a participating interest therein such Facility A Lender's ratable portion of any payments made to Administrative Agent by Borrower pursuant to SECTION 2.2(c). Each Facility A Lender and Borrower agree that, in paying any draw under any LC, Administrative Agent shall not have any responsibility to obtain any document (other than any documents required by the respective LC) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person delivering any such document. Administrative Agent, Facility A Lenders, and their respective Representatives shall not be liable to any other Facility A Lender or any Consolidated Company for the use which may be made of any LC or for any acts or omissions of any beneficiary thereof in connection therewith. Any action, inaction, error, delay, or omission taken or suffered by Administrative Agent or any of its Representatives under or in connection with any LC, the draws, drafts, or documents relating thereto, or the transmission, dispatch, or delivery of any message or advice related thereto, if in good faith and in conformity with such Laws as Administrative Agent or any of its Representatives may deem applicable and in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits, as in effect on the date of issue of such LC by the International Chamber of Commerce, shall be binding upon the Consolidated Companies and Facility A Lenders and shall not place Administrative Agent or any of its Representatives under any resulting liability to any Consolidated Company or any Facility A Lender. Any action taken or omitted to be taken by Administrative Agent under or in connection with any LC if taken or omitted in the absence of gross negligence or wilful misconduct shall not create for Administrative Agent any resulting liability to any Facility A Lender or any Consolidated Company.

              (h) On the Facility A Termination Date or upon any demand by Administrative Agent upon the occurrence and during continuance of a Default, Borrower shall provide to Administrative Agent, for the benefit of Facility A Lenders, (i) cash collateral in an amount equal to the LC Exposure existing on such date (calculated at the then Dollar-Equivalent of such amount) and (ii) such additional cash collateral as Administrative Agent may from time to time require to adjust for fluctuations in exchange rates, so that the cash collateral amount shall at all times equal or exceed the LC Exposure (calculated at the then Dollar-Equivalent of such amount).

              (i) IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS FACILITY A AGREEMENT, BORROWER HEREBY AGREES TO PROTECT, INDEMNIFY, PAY (CALCULATED AT THE THEN DOLLAR-EQUIVALENT OF SUCH AMOUNT) AND SAVE ADMINISTRATIVE AGENT AND EACH FACILITY A LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES, AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES, INCLUDING ALLOCATED COST OF INTERNAL COUNSEL), WHICH ADMINISTRATIVE AGENT, OR ANY FACILITY A LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LC, OR (B) THE FAILURE OF ADMINISTRATIVE AGENT





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION, WHETHER RIGHTFUL OR WRONGFUL, OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY; PROVIDED THAT, BORROWER SHALL HAVE NO LIABILITY TO INDEMNIFY ADMINISTRATIVE AGENT OR ANY FACILITY A LENDER IN RESPECT OF ANY LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF
       SUCH PARTY OR ANY REPRESENTATIVES OF SUCH PARTY.   THE PROVISIONS OF AND
       UNDERTAKINGS AND INDEMNIFICATIONS SET FORTH IN THIS SECTION 2.2(I) SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS FACILITY A AGREEMENT.

              (j) Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not in any manner incorporated herein. The fees and other amounts payable with respect to each LC shall be as provided in this Facility A Agreement, drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Facility A Agreement and any LC Agreement, the terms of this Facility A Agreement shall be controlling.

       2.3    Swing Line Subfacility.

              (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Swing Line Lender agrees, severally and not jointly, on and after the Closing Date and until the earlier of the Business Day immediately preceding the Facility A Termination Date or the termination of the Swing Line Committed Sum of such Swing Line Lender, (i) to make available to Borrower requested Swing Line Borrowings ("QUOTED SWING LINE BORROWINGS") on the basis of quoted interest rates (each, a "QUOTED SWING LINE RATE") furnished by such Swing Line Lender from time to time in its discretion to Borrower (through Administrative Agent) and accepted by Borrower in its discretion and (ii) to lend to Borrower such Swing Line Lender's Percentage Part of any requested Swing Line Borrowing ("ALTERNATE RATE SWING LINE BORROWINGS"), bearing interest at a rate equal to the Alternate Rate; provided that, (A) the aggregate Swing Line Principal Debt outstanding on any date of determination shall not exceed the Swing Line Commitment; (B) on any date of determination, the Facility A Commitment Usage shall never exceed the Facility A Commitment; (C) at the time of such Swing Line Borrowing, no Default or Potential Default shall have occurred and be continuing; (D) no Swing Line Borrowing may be made on any date on which a Borrowing under Facility A pursuant to SECTION 2.1 is being made; (E) no additional Swing Line Borrowing shall be made at any time after any Facility A Lender has refused, notwithstanding the requirements of SECTIONS 2.3(c) and (d), to either fund a Borrowing under Facility A or to purchase a participation in the Swing Line Principal Debt as required in such Sections (such unavailability of the Swing Line Subfacility shall continue until such funding or purchase shall occur or until the Swing Line Principal Debt has been repaid); and (F) at any time after Facility A Lenders are deemed to have purchased a participation in any Unrefunded Swing Line Borrowing pursuant to SECTION 2.3(d), such Unrefunded Swing Line Borrowings shall bear interest at the Default Rate. On any date of determination, (i) as a result of Quoted Swing Line Borrowings, the Swing Line Principal Debt owed to any Swing Line Lender may exceed such Swing Line Lender's Swing Line Committed Sum and (ii) as a result of Swing Line Borrowings, the Facility A Principal Debt owed to any Swing Line Lender may exceed its Facility A Commitment. Each Quoted Swing Line Borrowing shall be made only by the Swing Line Lender furnishing the relevant Quoted Swing Line Rate. Each Alternate Rate Swing Line Borrowing shall be made by all Swing Line Lenders ratably in accordance with their respective Percentage Parts. Swing Line Borrowings shall be made in a minimum aggregate principal amount of $1,000,000 or an integral multiple of $250,000 if in excess thereof (or an aggregate principal amount equal to the remaining balance of the available Swing Line Commitment). Each Swing Line Lender shall make the portion of each Swing Line Borrowing to be made by it available to Borrower by means of a credit to the general deposit account of Borrower with Administrative Agent or by a wire transfer, at the expense of Borrower, to an account designated in writing by Borrower, in each case by 2:30 p.m, Dallas, Texas time, on the date such Swing Line Borrowing is requested to be made pursuant to SECTION 2.3(b) below, in immediately available funds. Borrower may borrow, prepay, and reborrow Swing Line Borrowings on





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
       or after the Closing Date and prior to the Facility A Termination Date (or such earlier date on which the Swing Line Commitment shall terminate in accordance herewith) on the terms and subject to the conditions and limitations set forth herein.

              (b) Borrowings under the Swing Line Subfacility shall be subject to those terms and conditions applicable to Borrowings as set forth in SECTIONS 5.2(c), (d), (e), and (f). Borrower shall give Administrative Agent telephonic, written, or telecopy notice substantially in the form of EXHIBIT B-7 (provided that, in the case of telephonic notice, such notice shall be promptly confirmed by telecopy) no later than 1:30 p.m., Dallas, Texas time (or, in the case of a proposed Quoted Swing Line Borrowing, 11:00 a.m., Dallas, Texas time), on the day of a proposed Swing Line Borrowing. Such notice shall be delivered on a Business Day, shall be irrevocable (subject, in the case of Quoted Swing Line Borrowings, to receipt by Borrower of Quoted Swing Line Rates acceptable to it) and shall refer to this Facility A Agreement and shall specify the requested Borrowing Date (which shall be a Business Day) and the amount of such requested Swing Line Borrowing. Administrative Agent shall promptly advise the Swing Line Lenders of any notice received from Borrower pursuant to this SECTION 2.3(b). In the event that Borrower accepts a Quoted Swing Line Rate in respect of a requested Quoted Swing Line Borrowing, Borrower shall notify Administrative Agent (which shall in turn notify the relevant Swing Line Lender) of such acceptance no later than 1:30 p.m., Dallas, Texas time, on the relevant Borrowing Date.

              (c) Upon the occurrence of a Default or in the event that any Swing Line Borrowing shall be outstanding for more than five Business Days, Administrative Agent shall, on behalf of Borrower (which hereby irrevocably directs and authorizes Administrative Agent to act on its behalf), request a Base Rate Borrowing from the Facility A Lenders, including the Swing Line Lenders (and each Facility A Lender shall fund its Pro Rata Part of), in an amount sufficient to repay the Swing Line Principal Debt outstanding under such Swing Line Borrowing; provided that, such Borrowings under Facility A shall be made notwithstanding Borrower's noncompliance with SECTION 5.2. Each Facility A Lender will remit its Pro Rata Part of such Borrowing to Administrative Agent for the account of the Swing Line Lenders at the office of Administrative Agent prior to 12:00 Noon, Dallas, Texas time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Borrowings under Facility A shall be immediately applied to repay such Swing Line Borrowing.

              (d) If, for any reason, Borrowings under Facility A may not be (as determined by Administrative Agent in its sole discretion), or are not, made pursuant to SECTION 2.3(c) to repay any Swing Line Borrowing as required by such Section, then, effective on the date such Borrowing under Facility A would otherwise have been made, each Lender severally, unconditionally, and irrevocably agrees that it shall be deemed to have purchased an undivided participating interest in such Swing Line Borrowings ("UNREFUNDED SWING LINE BORROWINGS") to the extent of such Facility A Lender's Pro Rata part thereof. Each Facility A Lender shall fund a Borrowing under Facility A or a participation in the Unrefunded Swing Line Borrowings no later than the close of business on the date notice of such funding requirement is given by Administrative Agent if such notice was given prior to 12:00 noon, Dallas, Texas time, on any Business Day, or if made at any other time, on the next Business Day following the date of such notice. All such amounts payable by any Facility A Lender under this SECTION 2.3(d) shall include interest thereon from the date on which such payment is payable by such Facility A Lender to, but not including, the date such amount is paid by such Facility A Lender to Administrative Agent, at the Federal Funds Rate.
       If such Facility A Lender does not promptly pay such amount upon Administrative Agent's demand therefor, and until such time as such Facility A Lender makes the required payment, each Swing Line Lender shall be deemed to continue to have outstanding its ratable portion of the Swing Line Principal Debt in the amount of such unpaid obligation. Each payment by Borrower of all or any part of any Swing





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       Line Borrowings shall be paid to Administrative Agent for the benefit of the applicable Swing Line Lender (in the case of a Quoted Swing Line Borrowing) or (in the case of Alternate Rate Swing Line Borrowings) for the benefit of the Swing Line Lenders and those Facility A Lenders who hold funded participations in such Unrefunded Swing Line Borrowings under this SECTION 2.3(d); provided that, with respect to any such participation, all interest on the Swing Line Principal Debt to which such participation relates, accruing prior to the date of funding such participation, shall be payable solely to Administrative Agent for the account of the Swing Line Lenders (and all Facility A Lenders holding funded participations in any Unrefunded Swing Line Borrowing prior to such date). Any Lender holding a participation in any Unrefunded Swing Line Borrowing may exercise any and all Rights of banker's lien, setoff, or counterclaim with respect to any and all moneys owing by Borrower to such Facility A Lender by reason thereof as fully as if such Facility A Lender had extended such Borrowing under Facility A directly to Borrower in the amount of such participation.

              (e) Whenever, at any time after any Swing Line Lender has received from any Facility A Lender such Facility A Lender's participating interest in any Swing Line Borrowing, such Swing Line Lender receives any payment on account thereof, such Swing Line Lender will promptly distribute to such Facility A Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Facility A Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by such Swing Line Lender is required to be returned, such Facility A Lender will return to such Swing Line Lender any portion thereof previously distributed by such Swing Line Lender to it.

              (f) Notwithstanding anything to the contrary in this Facility A Agreement, each Facility A Lender's obligation to fund the Facility A Borrowings referred to in SECTION 2.3(c) and to purchase and fund participating interests pursuant to SECTION 2.3(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, or other right which such Facility A Lender or Borrower may have against any Swing Line Lender, Borrower, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Potential Default or a Default or the failure to satisfy any of the conditions specified in
       SECTION 5; (iii) any adverse change in the condition (financial or otherwise) of Borrower or any of its Subsidiaries; (iv) any breach of this Facility A Agreement by Borrower or any Facility A Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

              (g) Upon written or telecopy notice to the Swing Line Lenders and to Administrative Agent, Borrower may at any time terminate, or from time to time reduce in part or increase (with the approval of the relevant Swing Line Lender), the Swing Line Committed Sum of any Swing Line Lender, so long as the Swing Line Commitment is not increased. At any time when there shall be fewer than seven Swing Line Lenders, Borrower may appoint from among the Facility A Lenders a new Swing Line Lender, subject to the prior consent of such new Swing Line Lender and prior notice to Administrative Agent, so long as at no time shall there be more than seven Swing Line Lenders. Notwithstanding anything to the contrary in this Facility A Agreement, (i) if any Alternate Rate Swing Line Borrowings shall be outstanding at the time of any termination, reduction, increase, or appointment pursuant to the preceding two sentences, Borrower shall on the date thereof prepay or borrow Alternate Rate Swing Line Borrowings to the extent necessary to ensure that at all times the outstanding Alternate Rate Swing Line Borrowings held by the Swing Line Lenders shall be ratable according to the respective Swing Line Committed Sums of the Swing Line Lenders and (ii) in no event may the aggregate Swing Line Committed Sums of the Swing Line Lenders exceed the Swing Line Commitment then in effect. On the date of any termination or reduction of Swing Line Committed





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       Sums pursuant to this SECTION 2.3(g), Borrower shall pay or prepay so much of the Swing Line Principal Debt as shall be necessary in order that, after giving effect to such termination or reduction, (i) the aggregate outstanding principal amount of the Alternate Rate Swing Line Borrowings of any Swing Line Lender will not exceed the Swing Line Committed Sum of such Swing Line Lender and (ii) the aggregate outstanding principal amount of all Swing Line Borrowings will not exceed the Swing Line Commitment then in effect.

              (h) Borrower may prepay any Swing Line Borrowing in whole or in part at any time without premium or penalty; provided that, Borrower shall have given the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) of such prepayment not later than 9:30 a.m., Dallas, Texas time, on the Business Day designated by Borrower for such prepayment; and provided further that, each partial prepayment shall be in a minimum principal amount of $1,000,000 or an integral multiple of $250,000 if in excess thereof. Each notice of prepayment under this SECTION 2.3(h) shall specify the prepayment date and the principal amount of each Swing Line Borrowing (or portion thereof) to be prepaid, shall be irrevocable, and shall commit Borrower to prepay such Swing Line Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All accrued interest on Swing Line Borrowings is payable quarterly in arrears. Each payment of principal of or interest on Alternate Rate Swing Line Borrowings shall be allocated, as between the Swing Line Lenders, ratably in accordance with their respective Swing Line Committed Sums.

       2.4    Competitive Bid Subfacility.

              (a) In addition to Borrowings under Facility A otherwise provided for herein, but subject to the terms and conditions of the Facility A Loan Papers, Borrower may, as set forth in this SECTION 2.4, request Facility A Lenders to make offers to make Competitive Borrowings under Facility A. Facility A Lenders may, but shall have no obligation to, make any such offers, and Borrower may, but shall have no obligation to, accept any such offers. Any Competitive Borrowings made available to Borrower hereunder shall be subject, however, to the conditions that on any date of determination: (i) the aggregate principal outstanding under all Competitive Borrowings under Facility A made by all Facility A Lenders shall not exceed the Facility A Commitment then in effect; (ii) on any date of determination, the Facility A Commitment Usage shall not exceed the Facility A Commitment; and (iii) each Borrowing under the Competitive Bid Subfacility in respect of Facility A must occur on a Business Day and prior to the Business Day immediately preceding the Facility A Termination Date.

              (b) In order to request Competitive Bids, Borrower shall deliver a Competitive Bid Request to Administrative Agent (i) not later than 10:00 a.m. Dallas, Texas time on the fourth Business Day preceding the Borrowing Date for any requested Competitive Borrowing that will be comprised of Eurodollar Rate Borrowings, or (ii) not later than 10:00 a.m. Dallas, Texas time one Business Day before the Borrowing Date for any requested Competitive Borrowing that will be comprised of Fixed Rate Borrowings. A Competitive Bid Request that does not conform substantially to the format of EXHIBIT B-4 may be rejected by Administrative Agent, and Administrative Agent shall promptly notify Borrower of such rejection. Each Competitive Bid Request shall refer to this Facility A Agreement and shall specify (i) whether the Competitive Borrowing then being requested will be comprised of Eurodollar Rate Borrowings or Fixed Rate Borrowings, (ii) the Borrowing Date of such Competitive Borrowing (which shall be a Business Day) and the aggregate principal amount thereof (which shall not be less than $5,000,000 or a greater integral multiple of $1,000,000), and (iii) the Interest Period with respect thereto (which may not be more than six months and which may not extend beyond the Facility A Termination Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, Administrative Agent shall notify





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       Facility A Lenders of the Competitive Bid Request on a form substantially similar to EXHIBIT B-5 hereto, pursuant to which the Facility A Lenders are invited to bid, subject to the terms and conditions of this Facility A Agreement, to make Competitive Borrowings pursuant to such Competitive Bid Request. Notwithstanding the foregoing, Administrative Agent shall have no obligation to invite any Facility A Lender to make a Competitive Bid pursuant to this SECTION 2.4 until such Facility A Lender has delivered a completed Administrative Questionnaire to Administrative Agent.

              (c) Each Facility A Lender may make one or more Competitive Bids to Borrower responsive to each respective Competitive Bid Request. Each Competitive Bid by a Facility A Lender must be received by Administrative Agent substantially in the form of EXHIBIT B-6, (i) no later than 11:00 a.m. Dallas, Texas time on the third Business Day preceding the Borrowing Date for any requested Competitive Borrowing that will be comprised of Eurodollar Rate Borrowings, or (ii) prior to 10:00 a.m. Dallas, Texas time on the Borrowing Date for any requested Competitive Borrowing that will be comprised of Fixed Rate Borrowings. Competitive Bids that do not conform substantially to the format of EXHIBIT B-6 may be rejected by Administrative Agent after conferring with, and upon the instruction of, Borrower, and Administrative Agent shall notify the appropriate Facility A Lender of such rejection as soon as practicable. Each Competitive Bid shall refer to this Facility A Agreement and shall (x) specify the principal amount (which shall be in a minimum principal amount of $5,000,000 or a greater integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by Borrower and may exceed such Facility A Lender's Committed Sum under Facility A, subject to the limitations set forth in SECTION 2.4(A) hereof) of the Competitive Borrowing such Facility A Lender is willing to make to Borrower, (y) specify the Competitive Bid Rate at which such Facility A Lender is prepared to make its Competitive Borrowing, and (z) confirm the Interest Period with respect thereto specified by Borrower in its Competitive Bid Request. A Competitive Bid submitted by a Facility A Lender pursuant to this
       SECTION 2.4(C) shall be irrevocable.

              (d) Administrative Agent shall promptly notify Borrower of all Competitive Bids made and the Competitive Bid Rate and the principal amount of each Competitive Borrowing in respect of which a Competitive Bid was made and the identity of the Facility A Lender that made each bid.

              (e)    Borrower may, subject only to the provisions of this
       SECTION 2.4(e), accept or reject any or all of the Competitive Bids for Facility A referred to in SECTION 2.4(c); provided, however, that the aggregate amount of the Competitive Bids so accepted by Borrower may not exceed the principal amount of the Competitive Borrowing requested by Borrower (subject to the further limitations of SECTION 2.4(a) hereof). Borrower shall notify Administrative Agent whether and to what extent it has decided to accept or reject any or all of the bids referred to in
       SECTION 2.4(c), (i) not later than 10:45 a.m. Dallas, Texas time three Business Days before the Borrowing Date specified for a proposed Competitive Borrowing that is deemed a Eurodollar Rate Borrowing or (ii) not later than 11:00 a.m., Dallas, Texas time on the day specified for a proposed Competitive Borrowing that is deemed a Fixed Rate Borrowing; provided, however, that (w) the failure by Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in SECTION 2.4(c), (x) Borrower shall not accept a bid under Facility A in the same or lower principal amount made at a particular Competitive Bid Rate if Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (y) if Borrower shall accept bids made at a particular Competitive Bid Rate but shall be restricted by other conditions hereof from borrowing the principal amount of the Competitive Borrowing in respect of which bids at such Competitive Bid Rate have been made, then Borrower shall accept a ratable portion of each bid made at such Competitive Bid Rate based as nearly as possible on the respective principal amounts of the Competitive Borrowing for which such bids were made, and (z) no bid shall be accepted for a Competitive Borrowing under Facility A unless the aggregate principal amount to





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
       be funded pursuant to all accepted bids under this Facility A shall be in a minimum amount of $5,000,000 or a greater integral multiple of $1,000,000 for each respective Facility A Lender whose bid is accepted. Notwithstanding the foregoing, if it is necessary for Borrower to accept a ratable allocation of the bids for Facility A made in response to a Competitive Bid Request (whether pursuant to the events specified in CLAUSE (y) above or otherwise) and the available principal amount of the Competitive Borrowing to be allocated among the Facility A Lenders submitting Competitive Bids is not sufficient to enable Competitive Borrowings to be allocated to each such Facility A Lender in a minimum principal amount of $5,000,000 or a greater integral multiple of $1,000,000, then Borrower shall select the Facility A Lenders to be allocated such Competitive Borrowings and shall round allocations up or down to the next higher or lower multiple of $500,000 as it shall deem appropriate. A notice given by Borrower pursuant to this SECTION 2.4(e) shall be irrevocable.

              (f) Administrative Agent shall promptly notify each bidding Facility A Lender whether or not its Competitive Bid has been accepted (which notice to those Facility A Lenders whose Competitive Bids have been accepted will be given within one hour from the time such bid was accepted by Borrower and shall further indicate in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to advance the Competitive Borrowing in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, Administrative Agent shall notify each bidding Facility A Lender of the aggregate principal amount of all Competitive Bids under Facility A accepted for and the range of Competitive Bid Rates submitted in connection with that Competitive Borrowing.

              (g) If Administrative Agent shall at any time elect to submit a Competitive Bid in its capacity as a Facility A Lender, it shall submit such bid directly to Borrower one-half hour earlier than the latest time at which the other Facility A Lenders are required to submit their bids to Administrative Agent pursuant to SECTION 2.4(c).

              (h) Each Competitive Borrowing shall be due and payable on the last day of the applicable Interest Period; provided that if Borrower fails to repay any Competitive Borrowing on such day, Borrower shall be deemed to have given a Notice of Borrowing requesting the Facility A Lenders to make a Base Rate Borrowing under Facility A in the amount of such Competitive Borrowing, subject to satisfaction of the conditions specified in SECTIONS 2.1 and 5.2; provided that failure to repay such Competitive Borrowing on the last day of the applicable Interest Period shall not constitute a failure to satisfy such conditions.

       2.5 Termination of Commitments. Without premium or penalty, and upon giving not less than three (3) Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate in whole or in part the unused portion of the Facility A Commitment; provided that: (a) each partial termination shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000; (b) the amount of the Facility A Commitment may not be reduced below the Facility A Commitment Usage; and (c) each reduction shall be allocated Pro Rata among the Facility A Lenders in accordance with their respective Pro Rata Parts. Promptly after receipt of such notice of termination or reduction, Administrative Agent shall notify each Facility A Lender of the proposed cancellation or reduction. Such termination or partial reduction of the Facility A Commitment shall be effective on the Business Day specified in Borrower's notice (which date must be at least three
(3) Business Days after Borrower's delivery of such notice). In the event that the Facility A Commitment is reduced to zero at a time when there shall be no outstanding LCs or Facility A Principal Debt, this Facility A Agreement shall be terminated to the extent specified in SECTION 11.14, and all commitment fees and other fees then earned and unpaid hereunder and all other amounts of the Obligation relating to Facility A then due and owing shall be immediately due and payable,





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
without notice or demand by Administrative Agent or any Facility A Lender. The Swing Line Commitment and the LC Commitment shall each be automatically and permanently reduced from time to time in accordance with Borrower's instructions on the date of each reduction in the Facility A Commitment such that the Swing Line Commitment and the LC Commitment do not exceed the Facility A Commitment after giving effect to such reduction of the Facility A
Commitment. Each reduction in the Swing Line Commitment will be allocated among the Swing Line Lenders in accordance with their respective Percentage Parts.

       2.6 Borrowing Procedure. The following procedures apply to Borrowings under Facility A (other than Competitive Borrowings, Swing Line Borrowings, and Borrowings pursuant to SECTIONS 2.2(c) and 2.3(d)):

              (a) Each Borrowing shall be made on Borrower's notice (a "NOTICE OF BORROWING," substantially in the form of EXHIBIT B-1) to Administrative Agent requesting that Facility A Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, and (iii) must be received by Administrative Agent no later than 10:00 a.m. Dallas, Texas time on the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or on the Business Day immediately preceding the Borrowing Date for any Base Rate Borrowing. Administrative Agent shall timely notify each Facility A Lender with respect to each Notice of Borrowing relating to Facility A.

              (b) Each Facility A Lender shall remit its Pro Rata Part of each requested Borrowing to Administrative Agent's principal office in Dallas, Texas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. Dallas, Texas time on the Borrowing Date therefor. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Determining Lenders) make such funds available to Borrower by causing such funds to be deposited to Borrower's account as designated to Administrative Agent by Borrower. Notwithstanding the foregoing, unless Administrative Agent shall have been notified by a Facility A Lender prior to a Borrowing Date that such Facility A Lender does not intend to make available to Administrative Agent such Facility A Lender's Pro Rata Part of the applicable Borrowing, Administrative Agent may assume that such Facility A Lender has made such proceeds available to Administrative Agent on such date, as required herein, and Administrative Agent may (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Determining Lenders), in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount in accordance with the foregoing terms, but, if such corresponding amount is not in fact made available to Administrative Agent by such Facility A Lender on such Borrowing Date, Administrative Agent shall be entitled to recover such corresponding amount on demand (i) from such Facility A Lender, together with interest at the Federal Funds Rate during the period commencing on the date such corresponding amount was made available to Borrower and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from such Facility A Lender, or (ii) if such Facility A Lender fails to pay such corresponding amount forthwith upon such demand, then from Borrower, together with interest at a rate per annum equal to the applicable rate for such Borrowing during the period commencing on such Borrowing Date and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from Borrower. No Facility A Lender shall be responsible for the failure of any other Facility A Lender to make its Pro Rata Part of any Borrowing.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

SECTION 3     TERMS OF PAYMENT.

       3.1    Loan Accounts, Notes, and Payments.

              (a) The Facility A Principal Debt owed to each Facility A Lender shall be evidenced by one or more loan accounts or records maintained by such Facility A Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent (including, without limitation, the Register) and each Facility A Lender shall be conclusive evidence absent manifest error of the amount of the Borrowings made by Borrower from each Facility A Lender under Facility A (and subfacilities thereunder) and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower under the Loan Papers to pay any amount owing with respect to the Obligation.

              (b) Upon the request of any Facility A Lender made through the Administrative Agent, the Facility A Principal Debt owed to such Facility A Lender may be evidenced by one or more of the following Notes (as the case may be): (i) a Facility A Note (with respect to Facility A Principal Debt other than under the Swing Line Subfacility or the Competitive Bid Subfacility); (ii) a Facility A Competitive Bid Note (with respect to Principal Debt arising and outstanding under the Competitive Bid Subfacility under Facility A); and (iii) a Swing Line Note (with respect to Facility A Principal Debt arising under the Swing Line Subfacility).

              (c) All payments of principal, interest, and other amounts to be made by Borrower under this Facility A Agreement and the other Facility A Loan Papers shall be made to Administrative Agent at its principal office in Dallas, Texas in Dollars and in funds which are or will be available for immediate use by Administrative Agent by 12:00 noon Dallas, Texas time on the day due, without setoff, deduction, or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Facility A Agreement or any other Loan Paper shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable and as the case may be. Payments made after 12:00 noon, Dallas, Texas, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Facility A Lender any payment of principal, interest, or other amount to which such Facility A Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided such payment is received by Administrative Agent prior to 12:00 noon Dallas, Texas time, and otherwise before 12:00 noon Dallas, Texas time on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to Facility A Lenders when due as set forth in the preceding sentence, such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to Facility A Lenders.

       3.2    Interest and Principal Payments.

              (a) Interest on each Eurodollar Rate Borrowing or on each Fixed Rate Borrowing shall be due and payable as it accrues on the last day of its respective Interest Period and on the Facility A Termination Date, as applicable; provided that if any Interest Period is a period greater than three (3) months, then accrued interest shall also be due and payable on the date three (3) months after the commencement of such Interest Period. Interest on each Base Rate Borrowing shall be due and payable as it accrues on each March 31, June 30, September 30, and December 31, and on the Facility A Termination Date.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

              (b) The Facility A Commitment shall be permanently canceled and reduced to $0 on the Facility A Termination Date, and Borrower shall pay on such Facility A Termination Date all outstanding Facility A Principal Debt, together with all accrued and unpaid interest and fees.

              (c) On any date of determination, if the Facility A Commitment Usage exceeds the Facility A Commitment then in effect (whether as a result of fluctuations in exchange rates or otherwise), or if the Swing Line Principal Debt exceeds the Swing Line Commitment then in effect, then Borrower shall make a mandatory prepayment of the Facility A Principal Debt in at least the amount of such excess, together with (i) all accrued and unpaid interest on the principal amount so prepaid and
       (ii) any Consequential Loss arising as a result thereof.

              (d) After giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Facility A Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by Administrative Agent by 12:00 noon Dallas, Texas time on (A) the third Business Day preceding the date of prepayment of a Eurodollar Rate Borrowing, and (B) one Business Day preceding the date of prepayment of a Base Rate Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 thereof (if a Eurodollar Rate Borrowing or a Base Rate Borrowing), or $250,000 or an integral multiple thereof (if a Swing Line Borrowing); (iii) all accrued interest on the Obligation must also be paid in full, to the date of such prepayment; (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor; and (v) notwithstanding the provisions of this SECTION 3.2(d), prepayments of any Swing Line Borrowing shall be made in accordance with SECTION 2.3(h). Each notice of prepayment shall specify the prepayment date, the facility or the subfacility hereunder being prepaid, the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein. Notwithstanding the foregoing, Borrower shall not voluntarily prepay any Competitive Borrowing prior to the last day of the Interest Period therefor.

       3.3 Interest Options. Except where specifically otherwise provided, Borrowings shall bear interest at a rate per annum equal to the lesser of (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Facility A Agreement), the Base Rate plus the Applicable Margin for Base Rate Borrowings, the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings, any Competitive Bid Rate, the Quoted Swing Line Rate, or the Alternate Rate, as the case may be, and (b) the Maximum Rate.
Each change in the Base Rate, the Maximum Rate, the Quoted Swing Line Rate, or the Alternate Rate, subject to the terms of this Facility A Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

       3.4 Quotation of Rates. It is hereby acknowledged that a Responsible Officer or other appropriately designated employee of Borrower may call Administrative Agent on or before the date on which a Notice of Borrowing is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Facility A Lenders nor affect the rate of interest which thereafter is actually in effect when the Notice of Borrowing is given.

       3.5 Default Rate. At the option of Determining Lenders and to the extent permitted by Law, all past-due Principal Debt and accrued interest thereon shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment; provided that the Default Rate shall automatically apply in the case of SECTIONS 2.2(c) and 2.3(a) where the Default Rate is specified.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       3.6 Interest Recapture. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Facility A Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Facility A Principal Debt.

       3.7    Interest Calculations.

              (a) All payments of interest shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of a Eurodollar Rate Borrowing, a Fixed Rate Borrowing, Base Rate Borrowings calculated with reference to the Federal Funds Rate or Swing Line Borrowings accruing interest at the Quoted Swing Line Rate or the Alternate Rate (unless such calculation would result in the interest on the Borrowings exceeding the Maximum Rate in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing calculated with reference to Prime Rate. All interest rate determinations and calculations by Administrative Agent shall be conclusive and binding absent manifest error.

              (b) The provisions of this Facility A Agreement relating to calculation of the Base Rate, the Adjusted Eurodollar Rate, the Quoted Swing Line Rate, the Alternate Rate, and Competitive Bid Rates are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate.

       3.8 Maximum Rate. Regardless of any provision contained in any Loan Paper, no Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if Facility A Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Facility A Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Facility A Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest,
(c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; provided that, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Facility A Lenders shall refund such excess, and, in such event, Facility A Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

       3.9 Interest Periods. When Borrower requests any Eurodollar Rate Borrowing or a Fixed Rate Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option, one, two, three, or six months or, if available to all Facility A Lenders, nine or twelve





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
months (in respect of any Eurodollar Rate Borrowing) and any period of up to six (6) months (with respect to any Fixed Rate Borrowing); provided, however, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Facility A Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt; and (d) no more than an aggregate of twenty (20) Interest Periods (including, without limitation, Interest Periods under Facility B) shall be in effect at one time.

       3.10 Conversions. Borrower may (a) convert a Eurodollar Rate Borrowing on the last day of an Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and
(c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving notice (a "NOTICE OF CONVERSION," substantially in the form of EXHIBIT B-2) of such intent no later than 10:00 a.m. Dallas, Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 10:00 a.m. Dallas, Texas time one Business Day prior to the last day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); provided that the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $10,000,000 or a greater integral multiple of $1,000,000. Administrative Agent shall timely notify each Facility A Lender with respect to each Notice of Conversion. Absent Borrower's Notice of Conversion or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be either made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate.

       3.11   Order of Application.

              (a) So long as no Default or Potential Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied in the order and manner as Borrower may direct; provided that, each such payment or prepayment (other than payments of fees payable solely to Administrative Agent, Facility B Administrative Agent, or a specific Lender) shall be allocated to each Lender in the proportion that the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders under the Facility (or Subfacility thereunder) in respect of which such payment was made.

              (b) If a Default or Potential Default has occurred and is continuing (or if Borrower fails to give directions as permitted under SECTION 3.11(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied in the following order:

                     (i) to the ratable payment of all fees and reasonable expenses for which Facility A Agents, Facility B Agents, or Lenders have not been paid or reimbursed in accordance with the





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

              Loan Papers; (as used in this SECTION 3.11(b)(I), a "ratable payment" for any Lender, Facility A Agent, or Facility B Agent shall be, on any date of determination, that proportion which the portion of the total fees and indemnities owed to such Lender, Facility A Agent, or Facility B Agent bears to the total aggregate fees and indemnities owed to all Lenders, Facility A Agents, and Facility B Agents on such date of determination);

                     (ii) to the Pro Rata payment of all accrued and unpaid interest on the Principal Debt;

                     (iii) to the ratable payment of the Swing Line Principal Debt which is due and payable and which remains unfunded by any Borrowing under Facility A; provided that, such payments shall be allocated among the Swing Line Lenders and the Facility A Lenders which have funded their participation in the Swing Line Principal Debt;

                     (iv) to the ratable payment of any reimbursement obligation with respect to any LC issued pursuant to Facility A which is due and payable and which remains unfunded by any Borrowing under Facility A; provided that, such payments shall be allocated ratably among NationsBank and the Facility A Lenders which have funded their participation in such LC;

                     (v) to the Pro Rata payment of the remaining Principal Debt in such order as Determining Lenders may elect (provided that, Determining Lenders will apply such proceeds in an order that will minimize any Consequential Loss);

                     (vi) as a deposit with Administrative Agent, for the benefit of Facility A Lenders, as security for, and to provide for the payment of, any reimbursement obligations, if any, thereafter arising with respect to any issued and outstanding LCs issued pursuant to Facility A; and

                     (vii) to the payment of the remaining Obligation in the order and manner Determining Lenders deem appropriate.

Subject to the provisions of SECTION 10 and provided that Administrative Agent shall in any event not be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Determining Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall (i) promptly distribute such amounts to each Facility A Lender in accordance with the Facility A Agreement and the related Facility A Loan Papers, and (ii) promptly distribute all payments allocable to Facility B or the Facility B Lenders to the Facility B Administrative Agent for distribution in accordance with Facility B and the related Facility B Loan Papers.

       3.12 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.13) which is in excess of its ratable share of any such payment, such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this section may to the fullest extent permitted by Law, exercise all of its Rights of payment





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

(including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

       3.13 Offset. Upon the occurrence and during the continuance of a Default, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.12) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which Borrower may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation owed to such Lender.

       3.14 Booking Borrowings. To the extent permitted by Law, any Facility A Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that no Affiliate shall be entitled to receive any greater payment under
SECTION 3.15 than the transferor Facility A Lender would have been entitled to receive with respect to such Borrowings.

       3.15   Increased Cost and Reduced Return.

              (a) If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Facility A Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                     (i) shall subject such Facility A Lender (or its Applicable Lending Office) to any Tax with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Facility A Lender (or its Applicable Lending Office) under the Facility A Loan Papers in respect of any Eurodollar Rate Borrowings (other than with respect to Taxes imposed on the overall net income of such Facility A Lender by any jurisdiction and other than liabilities, interest, and penalties incurred as a result of the gross negligence or wilful misconduct of such Facility A Lender);

                     (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Facility A Lender (or its Applicable Lending Office), including the commitment of such Facility A Lender hereunder; or

                     (iii) shall impose on such Facility A Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting the Facility A Loan Papers or any of such extensions of credit or liabilities or commitments;

       and the result of any of the foregoing is to increase the actual cost to such Facility A Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Facility A Lender (or its Applicable Lending Office) under the Facility A Loan Papers with respect to any Eurodollar Rate Borrowing, then Borrower shall pay to such Facility A Lender on demand such amount or amounts as will compensate such Facility A Lender for such increased cost or reduction as provided in SECTION 3.15(c) below. If any Facility A Lender requests compensation by Borrower under this SECTION 3.15(a), Borrower may, by notice





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
       to such Facility A Lender (with a copy to Administrative Agent), suspend the obligation of such Facility A Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 3.18 shall be applicable); provided, that such suspension shall not affect the Right of such Facility A Lender to receive the compensation so requested.

              (b) If, after the date hereof, any Facility A Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return by an amount deemed by it to be material on the capital of such Facility A Lender or any corporation controlling such Facility A Lender as a consequence of such Facility A Lender's obligations hereunder to a level below that which such Facility A Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Facility A Lender such additional amount or amounts as will compensate such Facility A Lender for such reduction.

              (c) Each Facility A Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Facility A Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Facility A Lender, be otherwise disadvantageous to it. Any Facility A Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth in reasonable detail the additional amount or amounts to be paid hereunder which shall be presumed correct in the absence of manifest error. In determining such amount, such Facility A Lender may use any reasonable averaging and attribution methods.

       3.16 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

              (a) Administrative Agent determines (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

              (b) Determining Lenders determine (which determination shall be conclusive absent manifest error) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Facility A Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Facility A Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Facility A Agreement.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       3.17 Illegality. Notwithstanding any other provision of this Facility A Agreement, in the event that it becomes unlawful for any Facility A Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Facility A Lender shall promptly notify Borrower thereof and such Facility A Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Facility A Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of SECTION 3.18 shall be applicable); provided that, such Facility A Lender will use best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate any illegality, if such change, in the reasonable judgment of such Facility A Lender, is not otherwise disadvantageous to such Facility A Lender.

       3.18 Treatment of Affected Loans. If the obligation of any Facility A Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to SECTIONS 3.15, 3.16, or 3.17 hereof, such Facility A Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by SECTION 3.17 hereof, on such earlier date as such Facility A Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Facility A Lender gives notice as provided below that the circumstances specified in SECTIONS 3.15, 3.16, or 3.17 hereof that gave rise to such conversion no longer exist:

              (a) to the extent that such Facility A Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Facility A Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

              (b) all Borrowings that would otherwise be made or continued by such Facility A Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Facility A Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Facility A Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 3.15, 3.16, or 3.17 hereof that gave rise to the conversion of such Facility A Lender's Eurodollar Rate Borrowings pursuant to this SECTION 3.18 no longer exist (which such Facility A Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Facility A Lenders are outstanding, such Facility A Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by the Facility A Lenders and by such Facility A Lender are held Pro Rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

       3.19   Compensation; Replacement of Facility A Lenders.

              (a) Upon the request of any Facility A Lender, Borrower shall pay to such Facility A Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Facility A Lender) to compensate it for any Consequential Loss; provided that, in each case, the Person claiming such Consequential Loss has furnished Borrower with a reasonably detailed statement of such loss, which statement shall be conclusive in the absence of manifest error.

              (b)    If any Facility A Lender requests compensation under
       SECTION 3.15 or if Borrower is





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
       required to pay additional amounts to or for the account of any Facility A Lender pursuant to SECTION 3.20 (collectively, "ADDITIONAL AMOUNTS"), then Borrower may, at its sole expense and effort, upon written notice to such Facility A Lender and Administrative Agent, require such Facility A Lender to assign and delegate, without recourse, all its interests, Rights, and obligations under this Facility A Agreement and the other Facility A Loan Papers (other than any outstanding Competitive Borrowings held by such Facility A Lender) to an Eligible Assignee that shall assume such obligations; provided that, (i) Borrower shall have received the prior written consent of Administrative Agent to any such assignment; (ii) such Facility A Lender shall have received payment from Borrower of any Additional Amounts owed to such Facility A Lender by Borrower for periods prior to the replacement of such Facility A Lender and any actual costs incurred as a result of such replacement of a Facility A Lender; (iii) such assignment will result in reduction or elimination of the Additional Amounts; and (iv) such assignment and acceptance shall be made in accordance with, and subject to the requirements and restrictions contained in, SECTION 11.13(b). A
       Facility A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Facility A Lender or otherwise, the circumstances entitling such Borrowing to require such assignment and delegation cease to apply.

       3.20   Taxes.

              (a) Any and all payments by Borrower to or for the account of any Facility A Lender or Administrative Agent hereunder or under any other Loan Paper shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Facility A Lender and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by any jurisdiction and other liabilities, interest, and penalties incurred as a result of the gross negligence or wilful misconduct of such Facility A Lender or Administrative Agent (all such Non-Excluded Taxes referred to as "NON-EXCLUDED TAXES"). If Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable under this Facility A Agreement or any other Facility A Loan Paper to any Facility A Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.20) such Facility A Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to Administrative Agent, at its address listed in SCHEDULE 2.1, the original or a certified copy of a receipt evidencing payment thereof.

              (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property Taxes which arise from any payment made under this Facility A Agreement or any other Facility A Loan Paper or from the execution or delivery of, or otherwise with respect to, this Facility A Agreement or any other Facility A Loan Paper (hereinafter referred to as "OTHER TAXES").

              (c) BORROWER AGREES TO INDEMNIFY EACH FACILITY A LENDER AND ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF NON-EXCLUDED TAXES THAT SHOULD HAVE BEEN WITHHELD BY BORROWER AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY NON-EXCLUDED TAXES THAT SHOULD HAVE BEEN WITHHELD BY BORROWER OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 3.20) PAID BY SUCH FACILITY A LENDER OR ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST, AND EXPENSES OTHER THAN THOSE INCURRED AS A RESULT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH FACILITY A LENDER OR ADMINISTRATIVE AGENT) ARISING THEREFROM OR WITH RESPECT THERETO.

              (d) Each Facility A Lender organized under the Laws of a jurisdiction outside the United





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       States, on or prior to the date of its execution and delivery of this Facility A Agreement in the case of each Facility A Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Facility A Lender in the case of each other Facility A Lender, and from time to time thereafter, including, without limitation, upon the expiration or obsolescence of any previously delivered form or upon the written request of Borrower or Administrative Agent (but only so long as such Facility A Lender remains lawfully able to do so) shall provide Borrower and Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Facility A Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Facility A Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Facility A Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Facility A Agreement or any of the other Facility A Loan Papers.

              (e) For any period with respect to which a Facility A Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to SECTION 3.20(d) (unless such failure is due to a change in Law, occurring subsequent to the date on which a form originally was required to be provided), such Facility A Lender shall not be entitled to indemnification under this SECTION 3.20 with respect to Taxes imposed by the United States; provided, however, that should a Facility A Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Facility A Lender shall reasonably request to assist such Facility A Lender to recover such Taxes.

              (f) If Borrower is required to pay additional amounts to or for the account of any Facility A Lender pursuant to this SECTION 3.20, then such Facility A Lender will use best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Facility A Lender, is not otherwise disadvantageous to such Facility A Lender.

              (g) Within thirty (30) days after the date of any payment of Non-Excluded Taxes or Other Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

              (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 3.20 shall survive the termination of the Commitment and the payment in full of the Obligation.

SECTION 4     FEES.

       4.1 Treatment of Fees. Except as otherwise provided by Law, the fees described in this SECTION 4: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Facility A Agreement, (c) shall be payable in accordance with SECTION 3.1, (d) shall be non- refundable,
(e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day, but excluding the last day) elapsed, but computed as if each calendar year





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

       4.2 Fees of Administrative Agent and Arranger. Borrower shall pay to Administrative Agent or Arranger, as the case may be, solely for their respective accounts, the fees described in that certain separate letter agreement dated as of June 30, 1998 (as thereafter amended or modified from time to time), among Borrower, Administrative Agent, and Arranger, which payments shall be made on the dates specified, and in amounts calculated in accordance with, such letter agreement.

       4.3 Standby LC Fees. Borrower shall pay to Administrative Agent, for the ratable benefit of Facility A Lenders, in accordance with their respective Pro Rata Parts, a fee for each LC, payable in installments in arrears, so long as such LC remains outstanding. Such installments shall be paid for the period from and including the date of issuance of the applicable LC to but excluding the next quarterly payment date (as hereinafter specified), and thereafter for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such LC. Such installments shall be paid on each March 31, June 30, September 30, and December 31. Each such installment shall be in an amount equal to the product of (a) (i) the Applicable Margin for Eurodollar Rate Borrowings (inclusive of any Utilization Fee, if any) in effect on the date of payment of such fee (and applied on a per annum basis), multiplied by (b) the face amount (on a Dollar-Equivalent basis) of such LC, and pro rated (in accordance with SECTION 4.1(f)) for the period for which such installment is due.

       4.4 Facility A Commitment Fees. Following the Closing Date, Borrower shall pay to Administrative Agent, for the ratable account of Facility A Lenders, a commitment fee, payable in installments in arrears, on each March 31, June 30, September 30, and December 31 and on the Facility A Termination Date, commencing September 30, 1998. Each installment shall be in an amount equal to the Applicable Margin designated in SECTION 1.1 for commitment fees multiplied by the amount by which (i) the average daily Facility A Commitment exceeds (ii) the average daily Facility A Commitment Usage, in each case during the period from and including the last payment date to and excluding the payment date for such installment; provided that each such installment shall be calculated in accordance with SECTION 4.1(f). Solely for the purposes of this
SECTION 4.4, (i) determinations of the average daily Facility A Commitment Usage shall exclude the Facility A Principal Debt of all Competitive Borrowings and Swing Line Borrowings; and (ii) "ratable" shall mean, for any period of calculation, with respect to any Facility A Lender, that proportion which (x) the average daily unused Facility A Committed Sum of such Facility A Lender during such period bears to (y) the amount of the average daily unused Facility A Commitment during such period.

SECTION 5     CONDITIONS PRECEDENT.

       5.1 Conditions Precedent to Closing. This Facility A Agreement shall not become effective unless and until (a) Administrative Agent has received all of the agreements, documents, instruments, and other items described on
SCHEDULE 5.1, (b) there has been no change in the consolidated financial condition of the Consolidated Companies from that shown in the respective Current Financials of such companies which could be a Material Adverse Event; and (c) Determining Lenders have indicated their consent to this amendment and restatement of the Existing Agreement by execution and delivery of a counterpart signature page to this Facility A Agreement; upon satisfaction of such conditions of closing, the Facility A Loan Papers shall be deemed effective and binding upon Borrower, Facility A Agents, and all Facility A Lenders, whether or not such Facility A Lender (other than Determining Lenders) has executed this Facility A Agreement.

       5.2 Conditions Precedent to Each Borrowing. In addition to the conditions stated in SECTION 5.1





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

(except SECTION 5.1(b)), Facility A Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing (including any Competitive Borrowing), and Administrative Agent will not be obligated to issue any LC, as the case may be, unless on the date of such Borrowing or issuance (and after giving effect thereto), as the case may be:

              (a) Administrative Agent shall have timely received therefor a Notice of Borrowing, a Notice of LC (together with the applicable LC Agreement), or Notice of Competitive Borrowing as the case may be;

              (b) Administrative Agent shall have received, as applicable, the LC fees provided for in SECTION 4.3 and 4.4 hereof or any fees then payable as provided for in SECTION 4.2, if applicable;

              (c) all of the representations and warranties of any Consolidated Company set forth in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Papers);

              (d) no Default or Potential Default shall have occurred and be continuing;

              (e) the funding of such Borrowings and issuance of such LC, as the case may be, is permitted by Law; and

              (f) all matters related to such Borrowing must be satisfactory to Determining Lenders and their respective counsel in their reasonable determination, and upon the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Papers which are necessary to enable Borrower to qualify for such Borrowing.

Each Notice of Borrowing and LC Agreement delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that the statements in CLAUSES (c), (d), and (e) above are true and correct in all respects. Each condition precedent in this Facility A Agreement is material to the transactions contemplated in this Facility A Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Determining Lenders, Lenders may fund any Borrowing, and Administrative Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Determining Lenders specifically waive each such item in writing.

SECTION 6 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Administrative Agent and Facility A Lenders as follows:

       6.1 Purpose of Credit Facility. Borrower will use all proceeds of Borrowings for general corporate purposes of the Restricted Companies, including, without limitation, liquidity support for commercial paper. No Restricted Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended). "Margin Stock" (as defined in Regulation U) constitutes less than 25% of those assets of the Restricted Companies which are subject to any limitation on sale, pledge, or other similar restrictions hereunder.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

       6.2 Existence, Good Standing, Authority, and Authorizations. Each Restricted Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization. Except where failure could not be a Material Adverse Event, each Restricted Company (a) is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same, and (b) possesses all requisite authority, power, licenses, approvals, permits, Authorizations, and franchises to use its assets and conduct its business as is now being, or is contemplated herein to be, conducted, except where failure could not be a Material Adverse Event. No Authorization is required to authorize, or is required in connection with, the execution, delivery, legality, validity, binding effect, performance, or enforceability of the Loan Papers (including any change of control occurring as a result thereof) consummated on or prior to the date this representation or warranty (or reconfirmation thereof) is made under the Loan Papers, except those Authorizations the failure of which to be obtained or made could not be a Material Adverse Event. The Restricted Companies have obtained all Authorizations of the FCC and any applicable PUC necessary to conduct their businesses, and all such Authorizations are in full force and effect, without conditions, except such conditions as are generally applicable to holders of such Authorizations. There are no violations of any such Authorizations which could, individually or collectively, be a Material Adverse Event, nor are there any proceedings pending or, to the knowledge of Borrower, threatened against the Restricted Companies to revoke or limit any such Authorization which could, individually or collectively, be a Material Adverse Event, and Borrower has no knowledge that any such Authorizations will not be renewed in the ordinary course, except for any nonrenewals that could not be a Material Adverse Event.

       6.3 Authorization and Contravention. The execution, delivery, and performance by Borrower of each Loan Paper and its obligations thereunder (a) are within the corporate power of Borrower, (b) will have been duly authorized by all necessary corporate action on the part of Borrower when such Loan Paper is executed and delivered, (c) require no action by or in respect of, consent of, or filing with, any Governmental Authority, which action, consent, or filing has not been taken or made on or prior to the Closing Date, (d) will not violate any provision of the charter or bylaws of Borrower, (e) will not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) will not violate any material written or oral agreements, contracts, commitments, or understandings to which it is a party, other than such violations which could not be a Material Adverse Event, or (g) will not result in the creation or imposition of any Lien on any asset of any Consolidated Company that is material in relation to the Consolidated Companies taken as a whole. On and as of the MCI Merger Date, no action by, or in respect of, consent of, or filing with, any Governmental Authority or other Person is required in connection with the MCI Merger which has not been obtained or performed on or prior to the MCI Merger Date or the failure of which to be obtained or performed would not be a Material Adverse Event.

       6.4 Binding Effect. Upon execution and delivery by all parties thereto, each Loan Paper will constitute a legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

       6.5 Financial Statements. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Consolidated Companies as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments). There were no material liabilities, direct or indirect, fixed or contingent, of the Consolidated Companies as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected.

       6.6 Litigation, Claims, Investigations. No Restricted Company is subject to, or aware of the threat





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
of, any Litigation which is reasonably likely to be determined adversely to any Restricted Company, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no judgments, decrees, or orders of any Governmental Authority outstanding against any Restricted Company that could be a Material Adverse Event.

       6.7 Taxes. All Tax returns of each Consolidated Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not be a Material Adverse Event, and all Taxes imposed upon each Consolidated Company which are due and payable have been paid prior to delinquency, other than Taxes for which the criteria for Liens permitted under SECTION 7.13(F) have been satisfied or for which nonpayment thereof could not constitute a Material Adverse Event.

       6.8 Environmental Matters. No Consolidated Company (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Consolidated Company that could be a Material Adverse Event, (b) knows of any violation by any Consolidated Company of any Environmental Law, except for such violations that could not be a Material Adverse Event, or (c) knows that any Consolidated Company is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not be a Material Adverse Event; provided, however, that each Consolidated Company (x) to the best of its knowledge, has in full force and effect all environmental permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

       6.9 ERISA Compliance. (a) No Employee Plan has incurred an accumulated funding deficiency, as defined in section 302 of ERISA and section 412 of the Code, (b) neither Borrower nor any ERISA Affiliate has incurred material liability which is currently due and remains unpaid under Title IV of ERISA to the PBGC or to an Employee Plan in connection with any such Employee Plan, (c) neither Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) Borrower has not engaged in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code) which would be a Material Adverse Event, and (e) no Reportable Event has occurred which is likely to result in the termination of an Employee Plan. The present value of all benefit liabilities within the meaning of Title IV of ERISA under each Employee Plan (based on those actuarial assumptions used to fund such Employee Plan) did not, as of the last annual valuation date for the 1997 plan year of such Plan, exceed the value of the assets of such Employee Plan, and the total present values of all benefit liabilities within the meaning of Title IV of ERISA of all Employee Plans (based on the actuarial assumptions used to fund each such Plan) did not, as of the respective annual valuation dates for the 1997 plan year of each such Plan, exceed the value of the assets of all such plans.

       6.10 Properties; Liens. Each Restricted Company has good and marketable title to (or, in the case of Rights of Way, the right to use) all its property reflected on the Current Financials, except for (a) property that is obsolete, (b) property that has been disposed of in the ordinary course of business, (c) property with title defects or failures in title which would not be a Material Adverse Event, or (d) as otherwise permitted by the Loan Papers. Except for Liens permitted in SECTION 7.13, there is no Lien on any property of any Restricted Company, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien on such property.

       6.11 Government Regulations. No Restricted Company is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of





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                                       43
any PUC or public service commission) which regulates the incurrence of Debt.

       6.12 No Default. No event has occurred and is continuing or would result from the incurring of obligations by Borrower under this Facility A Agreement or any other Loan Paper which constitutes a Default or a Potential Default. No Restricted Subsidiary is in default under or with respect to any material written or oral agreements, contracts, commitments, or understandings to which any Restricted Company is party (including without limitation, the Existing Agreement) which could, individually or together with all such defaults, be a Material Adverse Event.

       6.13 Senior Indebtedness. All of the Obligation constitutes "senior indebtedness" or "senior debt" (or ranks at least pari passu with other senior and unsubordinated indebtedness) under the terms of the Indentures to which Borrower is a party or any other unsecured senior Debt or secured or unsecured subordinated Debt of Borrower.

       6.14 Year 2000 Compliance. Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented in all material respects that plan in accordance with that timetable.

SECTION 7 COVENANTS. Borrower covenants and agrees (and agrees to cause each other Restricted Company and Consolidated Company to the extent any covenant is applicable to such Restricted Company or Consolidated Company) to perform, observe, and comply with each of the following covenants, from the Closing Date and so long thereafter as Facility A Lenders are committed to fund Borrowings and Administrative Agent is committed to issue LCs under this Facility A Agreement and thereafter until the payment in full of the Facility A Principal Debt (and termination of outstanding LCs, if any) and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, unless Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Determining Lenders:

       7.1 Use of Proceeds. Borrower shall use the proceeds of Borrowings only for the purposes represented herein.

       7.2 Books and Records. The Consolidated Companies shall maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP (with such exceptions as may be noted in the Current Financials provided to Administrative Agent).

       7.3 Items to be Furnished. Borrower shall cause the following to be furnished to Administrative Agent for delivery to Facility A Lenders:

              (a) Promptly after preparation, and no later than 110 days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations calculated for the Consolidated Companies (or in lieu thereof the Form 10-K of the Consolidated Companies filed with the Securities and Exchange Commission for such fiscal year), accompanied by:

                     (i)    the unqualified opinion of a firm of
              nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards,





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                                       44
              that such Financial Statements (calculated with respect to the Consolidated Companies) were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Consolidated Companies;

                     (ii) a certificate from such accounting firm to Administrative Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained such knowledge, the nature and period of existence thereof; and

                     (iii) a Compliance Certificate with respect to such Financial Statements.

              (b) Promptly after preparation, and no later than 65 days after the last day of each fiscal quarter of Borrower (other than the fourth fiscal quarter of each fiscal year), Financial Statements showing the consolidated financial condition and results of operations calculated for the Consolidated Companies (or in lieu thereof the Form 10-Q of the Consolidated Companies filed with the Securities and Exchange Commission for such fiscal quarter), accompanied by a Compliance Certificate with respect to such Financial Statements.

              (c) Notice, promptly after Borrower knows or has reason to know of (i) the existence and status of any Litigation which could be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $100,000,000, or any warrant of attachment, sequestration or similar proceeding against a Consolidated Company's assets having a value (individually or collectively) of $100,000,000; (ii) any other Litigation affecting the Restricted Companies which Borrower would be required to report to the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended, within four Business Days after reporting the same to the Securities and Exchange Commission; (iii) a Default or Potential Default, specifying the nature thereof and what action Borrower or any other Consolidated Company has taken, is taking, or proposes to take with respect thereto; (iv) the receipt by any Consolidated Company of any notice from any Governmental Authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FCC or any applicable PUC, or any other Authorization which any Consolidated Company is required to hold in order to operate its business in compliance with all applicable Laws, other than such expirations, terminations, suspensions, or modifications which individually or in the aggregate would not constitute a Material Adverse Event; (v) a default or event of default under any material agreement of any Restricted Company which could be a Material Adverse Event; (vi) the receipt by any Consolidated Company of notice of any violation or alleged violation of any Environmental Law, which violation or alleged violation could individually or collectively with other such violations or allegations, constitute a Material Adverse Event; or (vii) (A) the occurrence of a Reportable Event that, alone or together with any other Reportable Event, could reasonably be expected to result in liability of Borrower to the PBGC in an aggregate amount exceeding $100,000,000; (B) any expressed statement in writing on the part of the PBGC of its intention to terminate any Employee Plan or Plans; (C) Borrower's or an ERISA Affiliate's becoming obligated to file with the PBGC a notice of failure to make a required installment or other payment with respect to an Employee Plan; or (D) the receipt by Borrower or an ERISA Affiliate from the sponsor of a Multiemployer Plan of either a notice concerning the imposition of withdrawal liability in an aggregate amount exceeding $100,000,000 or of the impending termination or reorganization of such Multiemployer Plan.

              (d) Promptly after the filing thereof, a true, correct, and complete copy of each material report and registration statement filed with the Securities and Exchange Commission, including, without





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
       limitation, each Form 10-K, Form 10-Q, and Form 8-K filed by or on behalf of Borrower or any Consolidated Company with the Securities and Exchange Commission.

              (e) Promptly upon request therefor by Administrative Agent or Lenders holding, in the aggregate, at least 25% of the sum of the Facility A Commitment and the Facility B Principal Debt (through Administrative Agent), such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Consolidated Companies, and such opinions, certifications and documents, in addition to those mentioned in this Facility A Agreement, as reasonably requested.

       7.4 Inspections. On and after the occurrence of any Potential Default or Default, the Consolidated Companies shall allow Administrative Agent or any Facility A Lender (or their respective Representatives) to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances with the Consolidated Companies' other creditors, directors, officers, employees, other representatives, and independent accountants, from time to time, during reasonable business hours, as often as may be desired, and all at the expense of Borrower.

       7.5 Taxes. Each Consolidated Company (a) shall promptly pay when due any and all Taxes other than Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any lien securing same have been and continue to be stayed, and (b) shall not, directly or indirectly, use any portion of the proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

       7.6 Payment of Obligations. Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Papers. Each Restricted Company shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations [other than the Obligation arising under the Loan Papers] are being contested in good faith by appropriate proceedings).

       7.7 Maintenance of Existence, Assets, and Business. Except as otherwise permitted by SECTION 7.20, each Restricted Company shall at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could be a Material Adverse Event; (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof, except where the failure to do so would not be a Material Adverse Event; and
(d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations issued by the FCC or any applicable PUC which may at any time and from time to time be necessary for the Consolidated Companies to operate their businesses in compliance with applicable Law, where the failure to so renew, extend, or continue in effect could be a Material Adverse Event.

       7.8 Insurance. Each Consolidated Company shall, at its cost and expense, maintain insurance with financially sound and reputable insurers, in such amounts, and covering such risks, as shall be ordinary and customary for similar companies in the industry, except where the failure to so maintain would not be a Material Adverse Event.





                                                           AMENDED AND RESTATED
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                                       46

       7.9 Preservation and Protection of Rights. Each Consolidated Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Determining Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Paper.

       7.10 Employee Benefit Plans. Borrower shall not directly or indirectly, engage in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), and Borrower and its ERISA Affiliates shall not, directly or indirectly, (a) incur any "accumulated funding deficiency" as such term is defined in section 302 of ERISA with respect to any Employee Plan, (b) permit any Employee Plan to be subject to involuntary termination proceedings pursuant to Title IV of ERISA, or (c) fully or partially withdraw from any Multiemployer Plan, if such prohibited transaction, accumulated funding deficiency, termination proceeding, or withdrawal would result in liability on the part of Borrower in excess of $100,000,000.

       7.11 Environmental Laws. Each Consolidated Company shall (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where the failure to so comply or correct would not be a Material Adverse Event; (b) shall promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Consolidated Company or at any facility operated by any Consolidated Company to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment, except where the failure to do so would not be a Material Adverse Event; and (c) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to each Consolidated Company arising under applicable Environmental Laws or as a result of environmentally-related injuries to Persons or property.

       7.12 Debt. No Restricted Company shall, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, other than:

              (a)    The Obligation;

              (b)    Existing Debt;

              (c) Debt incurred by any Restricted Company under the 364-Day Facility;

              (d) Debt incurred by any Restricted Company under any Financial Hedge with any Lender or an Affiliate of any Lender;

              (e) Debt between Restricted Companies, so long as any such inter-company Debt owed by Borrower to any other Restricted Company is unsecured; or Debt of any Restricted Company to the Receivables Subsidiary; and

              (f) Debt of any Restricted Company not otherwise permitted by this SECTION 7.12, so long as (i) no Default or Potential Default exists on the date any such Debt is created, incurred, or assumed or arises after giving effect to such Debt incurrence; and (ii) if such Debt is secured, on the date any such secured Debt is created, incurred, or assumed, the principal amount of such secured Debt when aggregated with the principal amount of all other secured Debt of the Restricted Companies incurred in accordance with this SECTION 7.12(F) does not exceed 10% of the book value of the consolidated assets of the Restricted Companies determined as of the date of, and with respect to, the Current Financials and the related Compliance Certificate.





                                                           AMENDED AND RESTATED
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
Notwithstanding anything in this SECTION 7.12 to the contrary, the aggregate principal amount of all Debt of the Restricted Subsidiaries may not exceed, on any date of determination, the sum of (i) 10% of the book value of the consolidated assets of the Restricted Companies, determined as of the date of the most-recently delivered consolidated Financial Statements of Borrower and the related Compliance Certificate, plus (ii) the principal amount of all Existing Debt of MCI and its Subsidiaries on and after the MCI Merger Date.

       7.13 Liens. No Restricted Company will, directly or indirectly, create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except:

              (a) Liens securing Debt permitted to be incurred or outstanding under SECTION 7.12(b) and SECTION 7.12(f), so long as (i) with respect to Liens securing Existing Debt, such Liens are limited to the assets securing such Existing Debt on the Closing Date (in the case of Existing Debt described in PART A of SCHEDULE 7.12) or on the MCI Merger Date (in the case of Existing Debt described in PART B of
       SCHEDULE 7.12), (ii) no Default or Potential Default exists on the date any such Lien is granted or created, (iii) the aggregate amount of all Debt secured by such Liens does not exceed the aggregate amount of secured Debt permitted by SECTIONS 7.12(b) and 7.12(f)(ii); and (iv) the aggregate amount of Debt of Restricted Subsidiaries secured by such Liens does not exceed the amount of Restricted Subsidiary Debt permitted under SECTION 7.12;

              (b) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs, and reasonable and customary reserves established in connection with the sale of Receivables permitted under SECTION 7.19(d);

              (c) Good-faith pledges or deposits made to secure performance of bids, tenders, insurance, or other contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of the Restricted Companies;

              (d) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

              (e) If no Lien has been agreed to or filed in any jurisdiction, (i) claims and Liens for Taxes not yet due and payable,
       (ii) mechanic's Liens and materialmen's Liens for services or materials and similar Liens incident to construction and maintenance of real property, in each case for which payment is not yet due and payable,
       (iii) landlord Liens for rental not yet due and payable, and (iv) Liens of warehousemen and carriers and similar Liens securing obligations that are not yet due and payable;

              (f) The following, so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (i) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA); (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or





                                                           AMENDED AND RESTATED
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                                       48
       real property or other legal process prior to adjudication of a dispute of the merits; (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and (iv) adverse judgments on appeal;

              (g) Liens on the Receivables Program Assets created pursuant to any Receivables Documents evidencing Accounts Receivable Financing permitted by SECTION 7.19(d); and

              (h) Any attachment or judgment Lien not constituting a Default or Potential Default.

       7.14 Transactions with Affiliates. Except for those transactions listed on SCHEDULE 7.14, no Restricted Company shall enter into any material transaction with any of its Affiliates (excluding transactions among or between Restricted Companies), other than (i) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Restricted Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate and (ii) sales and contributions of Receivables Program Assets from Borrower or certain Restricted Subsidiaries to the Receivables Subsidiary pursuant to an Accounts Receivable Financing permitted by SECTION 7.19(d); provided, that, for the purposes hereof, determinations of materiality shall be made in the good faith judgment of Borrower with respect to the Restricted Companies taken as a whole.

       7.15 Compliance with Laws and Documents. No Restricted Company shall violate the provisions of any Laws applicable to it, including, without limitation, all rules and regulations promulgated by the FCC or any applicable PUC, or any material written or oral agreement, contract, commitment, or understanding to which it is a party, if such violation alone, or when aggregated with all other such violations, could be a Material Adverse Event; no Consolidated Company shall violate the provisions of its charter or bylaws, or modify, repeal, replace, or amend any provision of its charter or bylaws, if such action could adversely affect the Rights of Facility A Lenders.

       7.16 Assignment. Without the express written consent of all Lenders, Borrower shall not assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

       7.17 Permitted Distributions. Borrower may not, directly or indirectly, declare, make, or pay any Distributions if any Default or Potential Default exists or will exist after giving effect to any such Distribution. Any Distribution permitted hereunder is permitted only to the extent such Distribution is made in accordance with applicable Law and constitutes a valid, non-voidable transaction.

       7.18 Restrictions on Subsidiaries. No Restricted Subsidiary shall, directly or indirectly, enter into or permit to exist any material arrangement or agreement (other than the Loan Papers) which directly or indirectly prohibits any such Restricted Subsidiary from (a) declaring, making, or paying, directly or indirectly, any Distribution to Borrower or any other Restricted Subsidiary, (b) paying any Debt owed to Borrower or any other Restricted Subsidiary, (c) making loans, advances, or investments to Borrower or any other Restricted Subsidiary, or (d) transferring any of its property or assets to Borrower or any other Restricted Subsidiary.

       7.19 Sale of Assets. No Restricted Company shall, directly or indirectly, sell, assign, transfer, or otherwise dispose of any of its assets except: (a) disposition of obsolete or worn-out property or real property no longer used or useful in its business; (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection; (c) sales of inventory in the ordinary course of business; (d) the sale, assignment, transfer, or other disposition of undivided percentage interests in the Receivables Program Assets pursuant to any Accounts Receivables Financing, so long as the aggregate Accounts





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Receivable Financing Amount payable from the Receivables Program Assets to the purchasers under all such Accounts Receivable Financings does not exceed $2,000,000,000 on any date of determination; (e) asset sales between Restricted Companies; and (f) if no Default or Potential Default then exists or arises as a result thereof, additional sales or disposition of other assets, if after giving effect to such sales or disposition, the aggregate book value of assets sold on and after the Closing Date does not exceed 20% of the book value of the consolidated assets of the Restricted Companies determined as of the date of, and with respect to, the Current Financials and the related Compliance Certificate.

       7.20 Mergers and Dissolutions; Sale of Capital Stock. No Restricted Company will, directly or indirectly, merge or consolidate with any other Person, other than (a) mergers or consolidations by Borrower with another Person; (b) mergers or consolidations by any Restricted Subsidiary with another Person, if a Restricted Subsidiary is the surviving or resulting entity; (c) mergers or consolidations among Restricted Companies; (d) as previously approved by Determining Lenders; and (e) mergers or consolidations between Restricted Companies and Unrestricted Subsidiaries; provided that, under this
SECTION 7.20, unless previously approved by Determining Lenders, (i) in any merger or consolidation involving Borrower, Borrower or a Permitted Successor Corporation must be the surviving or resulting entity, (ii) in any merger or consolidation involving a wholly-owned Restricted Subsidiary, a wholly-owned Subsidiary must be the surviving or resulting entity; and, (iii) in any merger or consolidation involving any other Restricted Company (including any acquisition effected as a merger), a Restricted Subsidiary must be the surviving or resulting entity. No Restricted Company shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than (x) liquidations, wind ups, or dissolutions incident to mergers or consolidations permitted under this SECTION 7.20, or (y) liquidations, wind ups, or dissolutions of a Restricted Subsidiary if no Default or Potential Default exists or would result therefrom and its proportionate share of assets (if any) are transferred to a Restricted Company.

       7.21 Designation of Unrestricted Companies. So long as no Default or Potential Default exists or arises as a result thereof, Borrower may from time to time designate a Subsidiary as an Unrestricted Subsidiary or designate an Unrestricted Subsidiary as a Restricted Subsidiary; provided that, Borrower shall (a) provide Administrative Agent written notification of such designation, and (b) deliver to Administrative Agent a Compliance Certificate demonstrating pro-forma compliance with SECTIONS 7.12 and 7.22 immediately prior to and after giving effect to such designation.

       7.22 Financial Covenant. As calculated on a consolidated basis for the Restricted Companies, Borrower shall never permit the ratio of Total Debt to Total Capitalization, on any date of determination, to exceed 0.68 to 1.00.

       7.23 Year 2000 Compliance. Borrower will promptly notify the Administrative Agent in the event Borrower discovers or determines that any computer application that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure is not reasonably expected to be a Material Adverse Event.

       7.24   Repayment of Certain Existing Debt.  On or before the thirtieth
(30th) day following the Closing Date, Borrower shall repay in full and cancel its commitment under the WorldCom/Brooks Fiber Loan. On the MCI Merger Date, Borrower shall cause all Debt under the MCI Revolving Facility to be repaid in full and the commitment thereunder cancelled. On the date of the Debt repayment and commitment reduction required in this SECTION 7.24 in connection with the WorldCom/Brooks Fiber Loan, Borrower shall provide Administrative Agent with written confirmation and evidence that all such Debt repayments and commitment terminations have been effected in accordance with the requirements of this SECTION 7.24. Within five (5) Business Days after the MCI Merger Date, Borrower shall provide Administrative Agent with written confirmation that all such Debt repayments and





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
commitment terminations have been effected in connection with the MCI Revolving Facility.

SECTION 8 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

       8.1 Payment of Obligation. The failure or refusal of (a) Borrower to pay (i) Principal Debt within three days after the same becomes due in accordance with the Loan Papers; (ii) interest, fees, or any other part of the Obligation within five days after the same becomes due and payable in accordance with the Loan Papers; or (iii) the indemnifications and reimbursements provided for in SECTIONS 3.15, 3.19, and 3.20 within ten days after demand therefor as required by such Sections; or (b) any Restricted Company to punctually and properly perform, observe, and comply with SECTION
9.12 or with any other provision in the Loan Papers setting forth indemnification or reimbursement obligations (other than pursuant to SECTIONS 3.15, 3.19, and 3.20) of the Restricted Companies, and such failure or refusal continues for 15 days.

       8.2 Covenants. The failure or refusal of Borrower (and, if applicable, any other Consolidated Company) to punctually and properly perform, observe, and comply with: (a) any covenant, agreement, or condition contained in SECTIONS 7.1, 7.12, 7.13 (other than by reason of attachment or involuntary
Lien), 7.16, 7.17, 7.19 through 7.21, and 7.24; (b) any covenant, agreement, or condition contained in SECTION 7.13 (if by reason of an attachment or involuntary Lien), 7.18, 7.22, and 7.23, which failure or refusal continues for 15 days; or (c) any other covenant, agreement, or condition contained in any Loan Paper (other than the covenants to pay the Obligation set forth in SECTION
8.1 and the covenants in CLAUSES (a) and (b) hereof), which failure or refusal continues for 30 days.

       8.3 Debtor Relief. Borrower or any Material Subsidiary (a) shall not be Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Papers (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

       8.4 Judgments and Attachments. Any Restricted Company fails, within 60 days after entry, to pay, bond, or otherwise discharge any one or more judgments or orders for the payment of money (not paid or fully covered by insurance) in excess of $100,000,000 (individually or collectively) or the equivalent thereof in another currency or currencies, or any warrant of attachment, sequestration, or similar proceeding against any Restricted Company's assets having a value (individually or collectively) of $100,000,000 or the equivalent thereof in another currency or currencies, which is not either (a) stayed on appeals; (b) being diligently contested in good faith by appropriate proceedings with adequate reserves having been set aside on the books of such Restricted Company in accordance with GAAP, or (c) dismissed by a court of competent jurisdiction.

       8.5 Misrepresentation. Any representation or warranty made by any Consolidated Company contained in any Loan Paper shall at any time prove to have been incorrect in any material respect when made.

       8.6 Change of Control. (a) A Responsible Officer or Officers become the "beneficial owner" (as defined in Rule 13(d)(3) under the 1934 Act and herein so called) of 50% or more of the Voting Stock of Borrower; (b) any Special Shareholder or Special Shareholders become beneficial owners of 50% or more of the Voting Stock of Borrower; or (c) any other Person or two or more Persons (acting within the meaning of Rule 13(d)(3) under the 1934 Act), other than Persons described in CLAUSE (a) hereof, become the beneficial owner of 20% or more of the Voting Stock of Borrower. As used herein, "Special Shareholders" shall mean (i) any Person or two or more Persons (acting





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
within the meaning of Rule 13(d)(3) under the 1934 Act) who were on December 4, 1992 (or prior to any change in beneficial ownership were) beneficial owners of 20% or more of the Voting Stock of LDDS Communications, Inc., a Tennessee corporation and the predecessor of Borrower, or immediately prior to the merger between LDDS Communications, Inc., a Tennessee corporation, and Advanced Telecommunications Corporation, a Delaware corporation, were beneficial owners of 20% or more of the Voting Stock of either such company, and (ii) Metromedia Company, a Delaware general partnership.

       8.7 Default Under Other Agreements. (a) Any default exists under any agreement to which a Restricted Company is a party, the effect of which is to cause, or to permit any Person to cause, an amount of Debt of such Restricted Company in excess (individually or collectively) of $100,000,000 (or the equivalent thereof in another currency or currencies) to become due and payable by any Restricted Company (whether by acceleration or by its terms); or (b) any default exists under any material written or oral agreement, contract, commitment, or understanding to which a Restricted Company is a party, the effect of which would be a Material Adverse Event, unless, in the case of this CLAUSE (B), and so long as, such default is being contested by such Restricted Company in good faith by appropriate proceedings, and adequate reserves in respect thereof have been established on the books of such Restricted Company to the extent required by GAAP.

       8.8 Employee Benefit Plans. (a) A Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Employee Plan or Plans that is expected to result in liability of Borrower to the PBGC or to a Plan in an aggregate amount exceeding $100,000,000 and, within 30 days after the reporting of any such Reportable Event to Administrative Agent or after the receipt by Administrative Agent of a statement required pursuant to SECTION 7.3(d) hereof, Administrative Agent shall have notified Borrower in writing that (i) Determining Lenders have made a reasonable determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are grounds under Title IV of ERISA for the termination of such Employee Plan or Plans by the PBGC, or the appointment by the appropriate United States district court of a trustee to administer such Employee Plan or Plans or the imposition of a Lien pursuant to section 412(n) of the Code in favor of an Employee Plan and (ii) as a result thereof a Default exists hereunder; or (b) Borrower or any ERISA Affiliate has provided to any affected party a 60-day notice of intent to terminate an Employee Plan pursuant to a distress termination in accordance with section 4041(c) of ERISA if the liability expected to be incurred as a result of such termination will exceed $100,000,000; or (c) a trustee shall be appointed by a United States district court to administer any such Employee Plan; or (d) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Employee Plan; or (e)(i) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability (within the meaning of section 4201 of ERISA) to such Multiemployer Plan, (ii) Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner and
(iii) the amount of such withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $100,000,000; or (f) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $100,000,000.

       8.9 Default Under 364-Day Facility. The occurrence and continuance of a "Default" under the 364-Day Facility C Revolving Credit and Term Loan Agreement of even date herewith among Borrower, NationsBank, N.A., or





                                                           AMENDED AND RESTATED
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
Administrative Agent thereunder, and other financial institutions party thereto (as the same may be amended, modified, restated, or supplemented from time to time).

       8.10 Validity and Enforceability of Loan Papers. Any Loan Paper shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Restricted Company party thereto or any Restricted Company shall deny in writing that it has any or any further liability or obligations under any Loan Paper to which it is a party.

SECTION 9     RIGHTS AND REMEDIES.

       9.1    Remedies Upon Default.

              (a) If a Default exists under SECTION 8.3(c) or 8.3(d), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation under Facility A shall automatically become due and payable without any action or notice of any kind whatsoever and Borrower shall be required to provide cash collateral in an amount equal to the LC Exposure then existing in accordance with SECTION 2.2(h).

              (b) If any Default exists, Administrative Agent may (and, subject to the terms of SECTION 10, shall upon the request of Determining Lenders) or Determining Lenders may, do any one or more of the following: (i) if the maturity of the Obligation under Facility A has not already been accelerated under SECTION 9.1(a), declare the entire unpaid balance of the Obligation under Facility A, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Facility A Lender to, and each Facility A Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of Borrower in and to every account and other property of Borrower which are in the possession of Administrative Agent or any Facility A Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, Borrower being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); (v) if the maturity of the Obligation under Facility A has not already been accelerated under SECTION 9.1(a), demand Borrower to provide cash collateral in an amount equal to the LC Exposure then existing in accordance with SECTION 2.2(h); and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Administrative Agent or any Facility A Lender in any of the Loan Papers.

       9.2 Company Waivers. To the extent permitted by Law, Borrower hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Obligation (or any part thereof), shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

       9.3 Performance by Administrative Agent. If any covenant, duty, or agreement of any Consolidated Company is not performed in accordance with the terms of the Loan Papers, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Determining





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Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Consolidated Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Consolidated Companies, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Consolidated Company.

       9.4 Delegation of Duties and Rights. Facility A Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective Representatives.

       9.5 Not in Control. Nothing in any Loan Paper shall, or shall be deemed to (a) give Administrative Agent, any Agent, or any Facility A Lender the Right to exercise control over the assets (including real property), affairs, or management of any Consolidated Company, (b) preclude or interfere with compliance by any Consolidated Company with any Law, or (c) require any act or omission by any Consolidated Company that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Paper is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that Administrative Agent, any Agent, or any Facility A Lender acquiesces in any non-compliance by any Consolidated Company with any Law or document, or that Administrative Agent, any Agent, or any Facility A Lender does not expect the Consolidated Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. Neither the Administrative Agent nor any Facility A Lender has any fiduciary relationship with or fiduciary duty to Borrower or any Consolidated Company arising out of or in connection with the Loan Papers, and the relationship between the Administrative Agent and Facility A Lenders, on the one hand, and Borrower, on the other hand, in connection with the Loan Papers is solely that of debtor and creditor. The power of Facility A Agents and Lenders under the Loan Papers is limited to the Rights provided in the Loan Papers, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by Facility A Agents and Lenders in their respective good faith business judgment.

       9.6 Course of Dealing. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Determining Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Determining Lenders, or Lenders in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

       9.7 Cumulative Rights. All Rights available to Administrative Agent and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

       9.8 Application of Proceeds. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.11.

       9.9 Certain Proceedings. Borrower will promptly execute and deliver, or cause the execution and





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delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Facility A Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because Borrower agrees that Administrative Agent's and Facility A Lenders' remedies at Law for failure of Borrower to comply with the provisions of this paragraph would be inadequate and that such failure would not be adequately compensable in damages, Borrower agrees that the covenants of this paragraph may be specifically enforced.

       9.10 Limitation of Rights. Notwithstanding any other provision of this Facility A Agreement or any other Loan Paper, any action taken or proposed to be taken by Administrative Agent or any other Facility A Agent or any Lender under any Loan Paper which would affect the operational, voting, or other control of any Consolidated Company, shall be pursuant to Section 310(d) of the Communications Act of 1934 (as amended), any applicable state Law, and the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

       9.11 Expenditures by Lenders. Borrower shall promptly pay within fifteen (15) Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination and administration of the Loan Papers and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Facility A Lenders, and Administrative Agent incurred by Administrative Agent, or any Facility A Lender in connection with the enforcement of the obligations of any Restricted Company arising under the Loan Papers (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid by Borrower.

       9.12 INDEMNIFICATION. BORROWER, FOR ITSELF AND ON BEHALF OF THE OTHER RESTRICTED COMPANIES, INDEMNIFIES, PROTECTS, AND HOLDS ADMINISTRATIVE AGENT, EACH OTHER FACILITY A AGENT, AND EACH LENDER AND THEIR RESPECTIVE AFFILIATES, PARENTS, AND SUBSIDIARIES, AND EACH OF THE FOREGOING PARTIES' RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL REASONABLE AND NECESSARY COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND LEGAL EXPENSES INCLUDING ALLOCATED COST OF INTERNAL COUNSEL, AND AMOUNTS PAID IN SETTLEMENT WHETHER OR NOT SUIT IS BROUGHT), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER, AND AMOUNTS PAID IN SETTLEMENT (THE "INDEMNIFIED LIABILITIES") WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (A) THE DIRECT OR INDIRECT RESULT OF THE VIOLATION BY ANY CONSOLIDATED COMPANY OF ANY ENVIRONMENTAL LAW, AS WELL AS ANY AMENDMENT AND SUPPLEMENT THERETO AND ANY STATE COUNTERPART THEREOF; (B) ANY CONSOLIDATED COMPANY'S GENERATION, MANUFACTURE, PRODUCTION, STORAGE, TRANSPORTATION, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE IN CONNECTION WITH ITS PROPERTIES OF A HAZARDOUS SUBSTANCE (INCLUDING, WITHOUT LIMITATION, (I) ALL DAMAGES ARISING FROM ANY SUCH USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE, OR (II) THE COSTS OF ANY REQUIRED OR NECESSARY ENVIRONMENTAL INVESTIGATION, MONITORING, REPAIR, CLEANUP, OR DETOXIFICATION AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL, OR OTHER PLANS); OR (C) THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN OR THE USE OF PROCEEDS OF ANY BORROWING, TO THE EXTENT THAT ANY OF THE INDEMNIFIED LIABILITIES RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIM MADE OR ACTION, SUIT, OR PROCEEDING COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN BY THE INDEMNIFIED PARTIES; (PROVIDED THAT, NONE OF THE RESTRICTED COMPANIES SHALL HAVE ANY OBLIGATION HEREUNDER TO ANY INDEMNIFIED PARTY WITH RESPECT TO ANY INDEMNIFIED LIABILITY ARISING FROM (I) THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR ANY ASSOCIATED PERSON OF SUCH INDEMNIFIED PARTY, OR (II) LEGAL PROCEEDINGS COMMENCED AGAINST ANY INDEMNIFIED PARTY BY ANY SECURITY HOLDER OR CREDITOR THEREOF ARISING OUT OF AND BASED UPON RIGHTS AFFORDED TO SUCH PERSON SOLELY IN SUCH CAPACITY). AS USED IN





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THIS PARAGRAPH, THE TERM "ASSOCIATED PERSON" MEANS, WITH RESPECT TO ANY PERSON,
THE AFFILIATES, PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS OF SUCH PERSON, OR OF ANOTHER PERSON OF WHICH SUCH PERSON IS ALSO AN ASSOCIATED PERSON. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS FACILITY A AGREEMENT. AN INDEMNIFIED PARTY WILL PROMPTLY NOTIFY THE RESTRICTED COMPANIES UPON RECEIPT OF WRITTEN NOTICE OF ANY CLAIM, ACTION, SUIT, OR PROCEEDING MADE, COMMENCED, OR THREATENED THAT COULD GIVE RISE TO AN INDEMNIFIED LIABILITY AND AFFORD THE RESTRICTED COMPANIES FIRST RIGHT TO DEFEND OR RESOLVE THE SAME (WITH COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY); PROVIDED THAT, ANY FAILURE BY SUCH INDEMNIFIED PARTY TO GIVE SUCH
NOTICE SHALL NOT RELIEVE THE RESTRICTED COMPANIES FROM THEIR OBLIGATIONS TO INDEMNIFY THE INDEMNIFIED PARTY TO THE EXTENT SUCH FAILURE DOES NOT PREJUDICE THE ABILITY OF THE RESTRICTED COMPANIES TO DEFEND OR RESOLVE ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING. THE RESTRICTED COMPANIES SHALL NOT SETTLE ANY
SUCH CLAIM OR ACTION WITHOUT THE CONSENT OF SUCH INDEMNIFIED PARTY, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD OR DELAYED. IF THE RESTRICTED COMPANIES ASSUME ANY DEFENSE, THEY SHALL KEEP THE APPLICABLE INDEMNIFIED
PARTIES FULLY ADVISED OF THE STATUS OF, AND SHALL CONSULT WITH THOSE
INDEMNIFIED PARTIES BEFORE TAKING ANY MATERIAL POSITION IN RESPECT OF, THAT PROCEEDING. IF (I) COUNSEL FOR ANY INDEMNIFIED PARTY DETERMINES IN GOOD FAITH THAT THERE IS A CONFLICT WHICH REQUIRES SEPARATE REPRESENTATION FOR THE RESTRICTED COMPANIES AND SUCH INDEMNIFIED PARTY OR FOR SUCH INDEMNIFIED PARTY AND ANY OTHER INDEMNIFIED PARTY OR (II) THE RESTRICTED COMPANIES FAIL TO ASSUME OR PROCEED IN A TIMELY AND REASONABLE MANNER WITH THE DEFENSE OF SUCH ACTION OR FAIL TO EMPLOY COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY IN ANY SUCH ACTION, THEN IN EITHER SUCH EVENT THE INDEMNIFIED PARTY SHALL BE ENTITLED TO SELECT COUNSEL OF ITS OWN CHOICE TO REPRESENT THE INDEMNIFIED PARTY, AND THE RESTRICTED COMPANIES SHALL NO LONGER BE ENTITLED TO ASSUME THE DEFENSE THEREOF ON BEHALF OF SUCH INDEMNIFIED PARTY, AND SUCH INDEMNIFIED PARTY SHALL CONTINUE TO BE ENTITLED TO INDEMNIFICATION (INCLUDING, WITHOUT LIMITATION, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL INCLUDING ALLOCATED COST OF INTERNAL COUNSEL) TO THE EXTENT PROVIDED IN THIS INDEMNIFICATION PROVISION. NOTHING HEREIN SHALL PRECLUDE ANY INDEMNIFIED PARTY, AT ITS OWN EXPENSE, FROM RETAINING ADDITIONAL COUNSEL TO REPRESENT SUCH PARTY IN ANY ACTION WITH RESPECT TO WHICH INDEMNITY MAY BE SOUGHT FROM THE RESTRICTED COMPANIES HEREUNDER. NO INDEMNIFIED PARTY SHALL SETTLE ANY SUCH CLAIM OR ACTION WITHOUT THE CONSENT OF THE RESTRICTED COMPANIES, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD OR DELAYED.

SECTION 10    AGREEMENT AMONG LENDERS.

       10.1   Administrative Agent.

              (a) Each Facility A Lender (including any Facility A Lender in its capacity as an issuer of a Financial Hedge or as a Swing Line Lender) hereby appoints NationsBank (and NationsBank hereby accepts such appointment) as its nominee and agent, in its name and on its behalf:
       (i) to act as nominee for and on behalf of such Facility A Lender in and under all Facility A Loan Papers; (ii) to arrange the means whereby the funds of Facility A Lenders are to be made available to Borrower under the Facility A Loan Papers; (iii) to take such action as may be requested by any Facility A Lender under the Facility A Loan Papers (when such Facility A Lender is entitled to make such request under the Facility A Loan Papers and after such requesting Facility A Lender has obtained the concurrence of such other Facility A Lenders as may be required under the Facility A Loan Papers); (iv) to receive all documents and items to be furnished to Facility A Lenders under the Facility A Loan Papers; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Facility A Lenders; (vi) to timely distribute, and Administrative Agent agrees to so distribute, to each Facility A Lender all material information, requests, documents, and items received from Borrower under the Facility A Loan Papers; (vii) to promptly distribute to each Facility A Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Facility A Loan Papers;
       (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Facility A Lenders; and (ix) to execute, on behalf of Facility A Lenders, such releases or other documents or instruments as are permitted by the Facility A Loan Papers or as directed by Facility A Lenders from time to time; provided, however, Administrative Agent shall not be required to





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       take any action which exposes Administrative Agent to personal liability or which is contrary to the Facility A Loan Papers or applicable Law.

              (b) Administrative Agent may resign at any time as Administrative Agent under the Facility A Loan Papers by giving written notice thereof to Facility A Lenders and may be removed as Administrative Agent under the Facility A Loan Papers at any time with cause by Determining Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Determining Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Determining Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Determining Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Facility A Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Facility A Loan Papers by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Facility A Loan Papers (provided, however, that when used in connection with LCs issued and outstanding prior to the appointment of the successor Administrative Agent, "Administrative Agent" shall continue to refer solely to the bank that issued the outstanding LC; provided further that any LCs issued or renewed after the appointment of any successor Administrative Agent shall be issued by such successor Administrative Agent), and each Facility A Lender shall execute such documents as any Facility A Lender may reasonably request to reflect such change in and under the Facility A Loan Papers. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Facility A Loan Papers, the provisions of this SECTION 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Facility A Loan Papers.

              (c) Administrative Agent, in its capacity as a Facility A Lender, shall have the same Rights under the Facility A Loan Papers as any other Facility A Lender and may exercise the same as though it were not acting as Administrative Agent; the term "Facility A Lender" shall, unless the context otherwise indicates, include Administrative Agent; and any resignation, or removal of by Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Facility A Lender. Each Facility A Lender and Borrower agree that Administrative Agent is not a fiduciary for Facility A Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Facility A Lenders, that Administrative Agent has no duties or responsibilities to Facility A Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Facility A Lender has all Rights of any other Lender.

              (d) Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Facility A Loan Papers. Without limiting the Rights of Facility A Lenders specifically set forth in the Facility A Loan Papers, Administrative Agent and its Affiliates shall not be responsible to account to Facility A Lenders for such other activities, and no Facility A Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Facility A Loan Papers, any





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       present or future offset exercised by Administrative Agent and its
       Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower arising under the Facility A Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of Borrower arising under the Facility A Loan Papers, then each Facility A Lender shall be entitled to share in such application ratably.

              (e) Each Facility A Lender acknowledges that, and consents to, NationsBank's also serving as the Facility B Administrative Agent and the "Administrative Agent" under the 364-Day Facility.

       10.2 Expenses. Upon demand by Administrative Agent, each Facility A Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Administrative Agent in connection with any of the Facility A Loan Papers if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that each Facility A Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

       10.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Papers, nothing in the Loan Papers shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Papers is concerned, or to relieve any Lender from absorbing its Pro Rata Part of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Papers).

       10.4 Delegation of Duties; Reliance. Administrative Agent may perform any of its duties or exercise any of its Rights under the Facility A Loan Papers by or through its Representatives. Administrative Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Facility A Lender as the owner and holder of the Facility A Principal Debt owed to such Facility A Lender for all purposes until, subject to SECTION 11.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Facility A Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Facility A Principal Debt owed to such Facility A Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default unless a responsible officer of Administrative Agent, who handles matters associated with the Facility A Loan Papers and transactions thereunder, has actual knowledge thereof or Administrative Agent has been notified thereof by a Facility A Lender or Borrower, and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.





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       10.5   Limitation of Liability.

              (a) None of the Facility A Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction; and none of the Facility A Agents or any of their respective Representatives has a fiduciary relationship with any Facility A Lender by virtue of the Loan Papers (provided that nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Facility A Lender).

              (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, no Facility A Agent shall be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If any Facility A Agent requests instructions from Facility A Lenders or Determining Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Facility A Loan Paper, or Loan Paper, such Facility A Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall any Facility A Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Facility A Lender shall have any right of action against any Facility A Agent as a result of such Agent's acting or refraining from acting hereunder in accordance with the instructions of Determining Lenders.

              (c) Facility A Agents shall not be responsible in any manner to any Facility A Lender or any Participant for, and each Facility A Lender represents and warrants that it has not relied upon Facility A Agents in respect of, (i) the creditworthiness of any Restricted Company and the risks involved to such Facility A Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Paper, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any Restricted Company. Each Facility A Lender agrees to indemnify each Facility A Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Papers or any action taken or omitted by them under the Loan Papers, to the extent any Facility A Agent and its respective Representatives are not reimbursed for such amounts by any Restricted Company (provided that, no Facility A Agent and its respective Representatives shall have the right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction).

       10.6 Default; Collateral. Upon the occurrence and continuance of a Default, Facility A Lenders agree to promptly confer in order that Determining Lenders or Facility A Lenders, as the case may be, may agree upon a





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course of action for the enforcement of the Rights of Facility A Lenders; and
Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Determining Lenders. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Facility A Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Facility A Lender. If Administrative Agent acquires any security for the Obligation or any guaranty of the Obligation upon or in lieu of foreclosure, the same shall be held for the ratable benefit of all Lenders in proportion to the Principal Debt respectively owed to each Lender.

       10.7 Limitation of Liability. To the extent permitted by Law, (a) no Facility A Agent (acting in its respective agent capacities) shall incur any liability to any other Lender, Facility A Agent, or Participant, except for acts or omissions resulting from its own fraud, gross negligence or wilful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction, and (b) no Facility A Agent, nor any Lender or Participant shall incur any liability to any other Person for any act or omission of any other Lender or any other Participant.

       10.8 Relationship of Lenders. Nothing herein shall be construed as creating a partnership or joint venture among Facility A Agents and Facility A Lenders or among Lenders.

       10.9 Benefits of Agreement. Except for the representations and covenants in SECTION 10.1(c) in favor of Borrower, none of the provisions of this SECTION 10 shall inure to the benefit of any Restricted Company or any other Person other than Facility A Lenders and Facility A Agents; consequently, neither any Restricted Company nor any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Facility A Lender or Facility A Agent to comply with such provisions.

       10.10 Co-Syndication Agents. None of the Facility A Lenders identified in this Facility A Agreement as a "Co-Syndication Agent" shall have any rights, powers, obligations, liabilities, responsibilities, or duties under this Facility A Agreement, other than those applicable to all Facility A Lenders as such. Without limiting the foregoing, none of the Facility A Lenders so identified as a "Co-Syndication Agent" shall have or be deemed to have any fiduciary relationship with any Facility A Lender.

SECTION 11    MISCELLANEOUS.

       11.1 Headings. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

       11.2 Nonbusiness Days. In any case where any payment or action is due under any Loan Paper on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if in the case of any such payment in respect of a Eurodollar Rate Borrowing the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

       11.3 Communications. Unless specifically otherwise provided, whenever any Facility A Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have





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been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; provided, that any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Administrative Agent and each other Facility A Agent and each Facility A Lender is set forth on SCHEDULE 2.1, and for Borrower and each Restricted Company is the address set forth by Borrower's signature on the signature page of this Facility A Agreement. A copy of each communication to Administrative Agent shall also be sent to Haynes and Boone, L.L.P., 901 Main Street, Dallas, Texas 75202, Fax: 214/651-5940,
Attn: Karen S. Nelson; a copy of each communication to any Consolidated Company shall also be sent to WorldCom, Inc., 10777 Sunset Office Drive, St. Louis, MO 63127, Attn: Bruce Borghardt.

       11.4 Form and Number of Documents. Each agreement, document, instrument, or other writing to be furnished under any provision of this Facility A Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

       11.5 Exceptions to Covenants. No Restricted Company shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Paper if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

       11.6 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Facility A Loan Papers shall survive all closings under the Facility A Loan Papers and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent, any Agent, or any Facility A Lender shall survive termination of this Facility A Agreement and payment in full of the Obligation.

       11.7 Governing Law. THE FACILITY A LOAN PAPERS HAVE BEEN ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS THEREOF) OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THE FACILITY A LOAN PAPERS AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE FACILITY A LOAN PAPERS.

       11.8 Invalid Provisions. If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Facility A Lenders, and each Restricted Company party to such Loan Paper agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

       11.9 Entirety. THE RIGHTS AND OBLIGATIONS OF THE RESTRICTED COMPANIES, FACILITY A LENDERS, AND ADMINISTRATIVE AGENT SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS FACILITY A AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY ANY RESTRICTED COMPANY, ANY FACILITY A LENDER, ADMINISTRATIVE AGENT, AND/OR FACILITY B ADMINISTRATIVE AGENT (TOGETHER WITH ALL FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE RESTRICTED COMPANIES, FACILITY A LENDERS, ADMINISTRATIVE AGENT, AND/OR FACILITY B ADMINISTRATIVE





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AGENT, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR
SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

       11.10 Jurisdiction; Venue; Service of Process; Jury Trial. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF BORROWER, FOR EACH OF ITS SUBSIDIARIES), HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE FACILITY A LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW,
(B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE FACILITY A LOAN PAPERS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN NEW YORK, NEW YORK IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF, IF REQUESTED, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE FACILITY A LOAN PAPERS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY FACILITY A LOAN PAPER OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower (for itself and on behalf of each of its Subsidiaries) and each other party to this Facility A Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Facility A Agreement, and each will continue to rely on each of such waivers in related future dealings. Borrower (for itself and on behalf of each of its Subsidiaries) and each other party to this Facility A Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 11.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER FACILITY A LOAN PAPER. In the event of Litigation, this Facility A Agreement may be filed as a written consent to a trial by the court.

       11.11  Amendments, Consents, Conflicts, and Waivers.

              (a) Except as otherwise specifically provided, (i) this Facility A Agreement may only be amended, modified or waived by an instrument in writing executed jointly by Borrower and Determining Lenders, and, in the case of any matter affecting Administrative Agent (except removal of Administrative Agent as provided in SECTION 10), by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Papers (other than Financial Hedges) may only be the subject of an amendment, modification, or waiver if Borrower and Determining Lenders, and, in the case of any matter affecting Administrative Agent (except as set forth above), Administrative Agent, have approved same.

              (b) Any amendment to or consent or waiver under this Facility A Agreement or any Facility A Loan Paper which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Facility A Lender, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) extends the due date or decreases the amount of any scheduled payment (other than mandatory prepayments) of the Obligation arising under the Facility A Loan Papers beyond the date specified in the Facility A Loan Papers; (ii) reduces the





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       interest rate or decreases the amount of interest, fees, or other sums payable to Administrative Agent or Facility A Lenders hereunder (except such reductions as are contemplated by this Facility A Agreement); (iii) changes the definition of "APPLICABLE MARGIN" (other than changes having the effect of increasing such Applicable Margin)," "DETERMINING LENDERS," "FACILITY A COMMITMENT," "PRO RATA," or "PRO RATA PART," or
       (iv) except as otherwise permitted by any Loan Paper, waives compliance with, amends, or releases (in whole or in part) any guaranty (if any) or releases (in whole or in part) any collateral, if any, for the Obligation; or (v) changes this CLAUSE (B) or any other matter specifically requiring the consent of all Facility A Lenders hereunder. No amendment or waiver with respect to the definition of "FACILITY A TERMINATION DATE" may be made without the consent of all Facility A Lenders. Without the consent of such Lender, no Facility A Lender's "COMMITTED SUM" under Facility A may be increased.

              (c) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

              (d) No course of dealing nor any failure or delay by Administrative Agent, any Facility A Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Facility A Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Determining Lenders (or by all Facility A Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

       11.12 Multiple Counterparts. This Facility A Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Facility A Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Facility A Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Facility A Lender, and Administrative Agent. This Facility A Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Facility A Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

       11.13  Successors and Assigns; Assignments and Participations.

              (a) This Facility A Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) assignments by Borrower are subject to the restrictions of SECTION 7.16, and (ii) except as permitted under this Section, no Facility A Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

              (b) Each Facility A Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Facility A Agreement and the other Facility A Loan Papers (including, without limitation, all or a portion of its Borrowings, its Notes [to the extent such Facility A Principal Debt owed to such Facility A Lender is evidenced by Notes]); provided, however, that:

                     (i)    each such assignment shall be to an Eligible
              Assignee;

                     (ii) except in the case of an assignment to another Facility A Lender or an





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
              assignment of all of a Facility A Lender's Rights and obligations under this Facility A Agreement and the other Facility A Loan Papers, any such partial assignment (when aggregated with the amounts of any concurrent assignments under Facility B and/or the 364-Day Facility by the assigning Lender to the same assignee) shall be in an amount at least equal to $10,000,000, but in no event shall an assigned interest in any of Facility A, Facility
              B, or the 364-Day Facility be less than $1,000,000 (except in the case of an assignment of all of such Facility A Lenders' interest in any such facility);

                     (iii) each such assignment by a Facility A Lender shall be of a constant, and not varying, percentage of all of its Rights and obligations under this Facility A Agreement and the Notes (to the extent the Facility A Principal Debt owed to the assigning Facility A Lender is evidenced by any Notes);

                     (iv) each such assignment shall exclude Competitive Borrowings, unless the assigning Facility A Lender is selling all of its Rights and obligations under the Facility A Loan Papers;

                     (v) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance Agreement in the form of EXHIBIT E hereto, together with any Notes subject to such assignment (to the extent the Facility A Principal Debt owed to the assigning Facility A Lender is evidenced by any Notes) and a processing fee of $3,500;

                     (vi) no Swing Line Lender may assign any portion of its obligations under the Swing Line Subfacility and its related portion of the Revolving Commitment, unless such assignment is being made in connection with the sale of all such Swing Line Lender's Rights and interests under the Facility A Loan Papers.

       Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Facility A Lender under the Facility A Loan Papers and the assigning Facility A Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under the Facility A Loan Papers. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such assignment and acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with
       SECTION 3.20(D).

              (c) The Administrative Agent shall maintain at its address referred to in SECTION 11.3 a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Facility A Lenders and the Facility A Commitment, and principal amount of the Borrowings owing to, each Facility A Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Facility A Lenders may treat each Person whose name is recorded in the Register as a Facility A Lender hereunder for all purposes of the Facility A Loan Papers. The Register shall be available for inspection by Borrower or any Facility A Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
       with this SECTION 11.13, SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and respective Facility A Committed Sums of the assignor and assignee.

              (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes subject to such assignment (to the extent the Facility A Principal Debt owed to the assigning Facility A Lender is evidenced by any Notes) and payment of the processing fee, the Administrative Agent shall, if such assignment and acceptance has been completed and is in substantially the form of EXHIBIT E hereto, (i) accept such Assignment and Acceptance Agreement,
       (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

              (e) Each Facility A Lender may sell participations to one or more Persons (each a "PARTICIPANT") in all or a portion of its Rights, obligations, or Rights and obligations under this Facility A Agreement and related Facility A Loan Papers (including all or a portion of its Committed Sum or its portion of Borrowings advanced under Facility A); provided, however, that (i) such Facility A Lender's obligations under this Facility A Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the Participant shall be entitled to the benefit of the yield protection provisions contained in SECTIONS 3.15, 3.19, and 3.20 (so long as Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Facility A Lender under such Sections as though no participations have been made) and the right of set-off contained in SECTION 3.13; (iv) Borrower shall continue to deal solely and directly with such Facility A Lender in connection with such Facility A Lender's Rights and obligations under this Facility A Agreement and the other Facility A Loan Papers and such Facility A Lender shall retain the sole Right to enforce the obligations of Borrower relating to Borrowings under Facility A and its Notes (to the extent the Facility A Principal Debt owed to such Facility A Lender is evidenced by Notes) and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on the Facility A Principal Debt, extending any scheduled principal payment date or date fixed for the payment of interest on the Facility A Principal Debt, or extending such Facility A Lender's Committed Sum); and (v) such Facility A Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Except in the case of the sale of a participating interest to another Facility A Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Facility A Lender (which consent will not be unreasonably withheld) has been obtained.

              (f) Notwithstanding any other provision set forth in this Facility A Agreement, any Facility A Lender may at any time assign and pledge all or any portion of its Borrowings and its Notes (to the extent the Facility A Principal Debt owed to such Facility A Lender is evidenced by any Notes) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Facility A Lender from its obligations hereunder.





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

              (g) Any Facility A Lender may furnish any information concerning the Consolidated Companies in the possession of such Facility A Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants), subject, however, to the provisions of SECTION 11.15 hereof.

       11.14 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Restricted Company's obligations under the Loan Papers shall remain in full force and effect until termination of the Facility A Commitment and payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, (and termination of all outstanding LCs with any Facility A Lender, if any, unless such Facility A Lender shall otherwise consent) except that SECTIONS 3.15, 3.19, 3.20, SECTION 9, and SECTION 11, and any other provisions under the Loan Papers expressly intended to survive by the terms hereof or by the terms of the applicable Loan Papers, shall survive such termination. If at any time any payment of the principal of or interest on any Note, any promissory note issued pursuant to Facility B, or any other amount payable by Borrower under any Loan Paper is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, the obligations of each Restricted Company under the Loan Papers with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

       11.15 Confidentiality. All information furnished by or on behalf of any Restricted Company in connection with or pursuant to this Facility A Agreement or any of the Loan Papers (including but not limited to in connection with or pursuant to the negotiation, preparation or requirements hereof or thereof), which information has been identified as confidential by any Restricted Company, shall be held by Administrative Agent, each other Facility A Agent, each Facility A Lender, and each Participant (collectively, the "LENDER PARTIES") in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, and no Lender Party shall disclose any of such information to any other Person; provided that any Facility A Lender, Facility A Agent, or Participant may make disclosure (a) to its attorneys or accountants, provided that such Facility A Lender or Participant shall direct such attorneys or accountants to maintain such information in confidence in accordance with the provisions of this SECTION 11.15, and shall be responsible if such attorneys fail to do so, (b) to any affiliate of any Lender Party or as reasonably required by any prospective bona fide assignee or Participant in connection with the contemplated transfer of any interest in the Obligation or participation, so long as any such contemplated assignee or Participant has agreed in writing (with a copy to Borrower) to be bound by the provisions of this SECTION 11.15, (c) as required or requested by any Governmental Authority or representative thereof or as required pursuant to any Law or legal process, provided that, unless prohibited by Law or court order, such Facility A Lender or Participant shall give prior notice to Borrower of such disclosure as far in advance thereof as is practicable (other than disclosure in connection with an examination of the financial condition of such Person by a Governmental Authority), (d) in connection with proceedings to enforce the obligation of any Restricted Company under the Loan Papers, or (e) of any such information that has become generally available to the public other than through a breach of this SECTION 11.15 (or of any agreement or obligation to be bound by this SECTION 11.15) by any Lender Party, any affiliate of any Lender Party, any prospective assignee or Participant, or their respective attorneys.

       11.16 Restatement of Existing Agreement. The parties hereto agree that, on the Closing Date, after all conditions precedent set forth in SECTION
5.1 have been satisfied or waived: (a) the Obligation (as defined herein) represents, among other things, the amendment, extension, consolidation, and modification of the "Obligation" (as defined in the Existing Agreement); (b) this Facility A Agreement is intended to, and does hereby, restate, consolidate, renew, extend, amend, modify, supersede, and replace the Existing Agreement in its entirety; (c) the Notes, if any, executed pursuant to this Facility A Agreement amend, renew, extend, modify, replace, substitute for, and supersede in their entirety (but do not extinguish, the Debt arising under) the





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT
promissory notes issued pursuant to the Existing Agreement, if any, which existing promissory notes shall be returned to Administrative Agent promptly after the Closing Date, marked "cancelled and replaced," and, thereafter, delivered by Administrative Agent to Borrower; and (d) the entering into and performance of their respective obligations under this Facility A Agreement and the transactions evidenced hereby do not constitute a novation.

       EXECUTED on the respective dates shown on the signature pages hereto, but effective as of the Closing Date.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]





                                                           AMENDED AND RESTATED
                                           FACILITY A REVOLVING CREDIT AGREEMENT

                                  SCHEDULE 2.1

                FACILITY A LENDERS AND FACILITY A COMMITTED SUMS

=====================================================================================================================
                    NAME AND ADDRESS OF LENDERS                            FACILITY A        COMMITMENT PERCENTAGE
                                                                         COMMITTED SUMS
=====================================================================================================================
NationsBank, N.A., successor in interest by merger to NationsBank       $154,337,500.00       4.115666666666667%
of Texas, N.A.
Communications Finance Division
Attn: David C. Williams
901 Main Street, 64th Floor
Dallas, TX  75202
---------------------------------------------------------------------------------------------------------------------
ABN AMRO Bank, N.V.                                                      $37,500,000.00       1.000000000000000%
Attn: Jerry Snider
One Ravinia Dr.
Suite 1200
Atlanta, GA  30346
---------------------------------------------------------------------------------------------------------------------
AmSouth Bank                                                             $18,750,000.00       0.500000000000000%
Attn:  Tracy Sheehy
1900 5th Avenue North
Birmingham, AL 35288
The Asahi Bank, Ltd.                                                     $18,750,000.00       0.500000000000000%
Attn: Marvin M. Lazar
Officer
One World Trade Center, Suite 6011
New York, NY 10048
---------------------------------------------------------------------------------------------------------------------
Banco Espirito Santo                                                     $7,500,000.00        0.200000000000000%
E Comercial de Lisboa, Nassau Branch
Attn:  Cristina N. Ferreira
Vice President
320 Park Avenue, 29th Floor
New York, NY  10022
---------------------------------------------------------------------------------------------------------------------
Bank Hapoalim B.M.                                                       $18,750,000.00       0.500000000000000%
Attn:  Ellen Frank
Vice President
1515 Market Street, Suite 200
Philadelphia PA  19102
---------------------------------------------------------------------------------------------------------------------
Bank of America National Trust and Savings Association                  $115,125,000.00       3.070000000000000%
Attn: Fred Thorne, Vice President
555 California Street, 41st Floor (SFCP #9048)
San Francisco, CA 94104
Bank of Montreal                                                        $115,125,000.00       3.070000000000000%
Attn: Ola Anderssen
Director, Communications/Media
430 Park Avenue
New York, NY 10022
---------------------------------------------------------------------------------------------------------------------
The Bank of New York                                                    $115,125,000.00       3.070000000000000%
Attn: Vincent L. Pacilio, Sr. Vice President
One Wall Street, 16th Floor
New York, NY 10286
---------------------------------------------------------------------------------------------------------------------





                                                       FACILITY A - SCHEDULE 2.1

=====================================================================================================================
                    NAME AND ADDRESS OF LENDERS                            FACILITY A        COMMITMENT PERCENTAGE
                                                                         COMMITTED SUMS
=====================================================================================================================
The Bank of Nova Scotia                                                 $126,375,000.00       3.370000000000000%
Attn: Paul Gonin, Relationship Manager
Houston Representative Office
1100 Louisiana St., Suite 3000
Houston, TX 77002
---------------------------------------------------------------------------------------------------------------------
Bank of Tokyo-Mitsubishi Trust Company                                  $115,125,000.00       3.070000000000000%
Attn: Emile ElNems, Vice President
1251 Avenue of the Americas, 12th Floor
New York, NY 10020-1104
---------------------------------------------------------------------------------------------------------------------
Banque Nationale de Paris                                                $82,125,000.00       2.190000000000000%
Attn: Nuala Marley
499 Park Ave, 2nd Floor
New York, NY 10022
Barclays Bank PLC                                                       $115,125,000.00       3.070000000000000%
Attn:  J.K. Downey, Director
388 Market Street, Suite 1700
San Francisco, CA 94111
---------------------------------------------------------------------------------------------------------------------
Bayerische Landesbank Girozentrale, Cayman Islands Branch                $56,250,000.00       1.500000000000000%
Attn: Jim Boyle, Account Manager
560 Lexington Ave., 17th Floor
New York, NY 10022
---------------------------------------------------------------------------------------------------------------------
BW Bank Ireland plc                                                      $7,500,000.00        0.200000000000000%
Attn: Sinead O'Hara, Manager Corporate Banking
2, Harbour Master Place
IFSC
Dublin 1
Republic of Ireland
---------------------------------------------------------------------------------------------------------------------
Caisse Nationale de Credit Agricole                                      $18,750,000.00       0.500000000000000%
Attn: Kenneth C. Coulter
600 Travis Street, Suite 2340
Houston, TX 77002
Canadian Imperial Bank of Commerce                                       $77,625,000.00       2.070000000000000%
Attn: Erik Piecuch
c/o CIBC Oppenheimer
425 Lexington Avenue
New York, NY 10017
---------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank                                                $115,125,000.00       3.070000000000000%
Attn: John J. Huber
Managing Director, Global Media and Telecommunications Group
270 Park Avenue, 37th Floor
New York, NY 10017
---------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                                                          $115,125,000.00       3.070000000000000%
Attn: Eric Huttner, Vice President
c/o Citicorp Securities, Inc.
399 Park Avenue, 8th Floor (Zone 5)
New York, NY 10043
---------------------------------------------------------------------------------------------------------------------
Compagnie Financiere de CIC et de l'Union Europeene                      $37,500,000.00       1.000000000000000%
Attn:  Marcus Edward, Vice President
520 Madison Ave. 37th Floor
New York, NY  10022
---------------------------------------------------------------------------------------------------------------------





                                        2
                                                       FACILITY A - SCHEDULE 2.1

=====================================================================================================================
                    NAME AND ADDRESS OF LENDERS                            FACILITY A        COMMITMENT PERCENTAGE
                                                                         COMMITTED SUMS
=====================================================================================================================
Credit Lyonnais New York Branch                                         $115,125,000.00       3.070000000000000%
Attn: John Judge, Vice President
1301 Avenue of the Americas
New York, NY  10019
---------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston                                               $75,000,000.00       2.000000000000000%
Attn: Todd Morgan, Director
11 Madison Avenue, 20th Floor
New York, NY 10010
---------------------------------------------------------------------------------------------------------------------
Crestar Bank                                                             $23,437,500.00       0.625000000000000%
Attn:  J. Eric Millham, Vice President
919 East Main St., 22nd Floor
Richmond, VA  23219
The Dai-Ichi Kangyo Bank, Limited                                        $56,250,000.00       1.500000000000000%
Attn:  Guenter Kittel, Vice President
Account Officer
Marquis Two Tower, Suite 2400
285 Peachtree Center Ave, N.E.
Atlanta, GA  30303
---------------------------------------------------------------------------------------------------------------------
DG BANK                                                                  $18,750,000.00       0.500000000000000%
Deutsche Genossenschaftsbank Cayman Island Branch
Attn: Jim Yeager
303 Peachtree Street, N.E.
Atlanta, GA 30308
---------------------------------------------------------------------------------------------------------------------
Dresdner Bank AG, New York and Grand Cayman Branch                       $37,500,000.00       1.000000000000000%
Attn: Constance Loosemore
75 Wall Street
New York, NY  10005
---------------------------------------------------------------------------------------------------------------------
The First National Bank of Chicago                                       $93,375,000.00       2.490000000000000%
Attn: Ronna Bury-Prince, Vice President
One First National Plaza, Suite 0629
Chicago, IL  60670
First Union National Bank, individually and as successor in             $186,375,000.00       4.970000000000000%
interest to Signet Bank and Corestates Bank N.A.
Attn: Mark Cook, Senior Vice President
301 South College Street, DC5
Charlotte, NC 28288-0735
---------------------------------------------------------------------------------------------------------------------
Fleet National Bank                                                     $115,125,000.00       3.070000000000000%
Attn: Sue Anderson
Vice President
1 Federal St. MA/OF/DO3D
Boston, MA 02109
---------------------------------------------------------------------------------------------------------------------
Fuji Bank, Limited                                                       $22,500,000.00       0.600000000000000%
Attn: Clarence Mahovlich, Vice President
Vice President
Marquis One Tower, Suite 2100
245 Peachtree Center Ave., N.E.
Atlanta, GA  30303-1208
---------------------------------------------------------------------------------------------------------------------
Gulf International Bank B.S.C.                                           $18,750,000.00       0.500000000000000%
Attn:  Mireille Khalidi, Assistant Vice President
380 Madison Ave.- 21st Floor
New York, NY  10017
---------------------------------------------------------------------------------------------------------------------





                                        3
                                                       FACILITY A - SCHEDULE 2.1

=====================================================================================================================
                    NAME AND ADDRESS OF LENDERS                            FACILITY A        COMMITMENT PERCENTAGE
                                                                         COMMITTED SUMS
=====================================================================================================================
The Industrial Bank of Japan, Limited, Atlanta Agency                   $105,125,000.00       2.803333333333333%
Attn: James Masters
Vice President
One Ninety One Peachtree Tower, Suite 3600
191 Peachtree Street, N.E.
Atlanta, GA  30303-1757
---------------------------------------------------------------------------------------------------------------------
KBC Bank, N.V.                                                           $18,750,000.00       0.500000000000000%
Attn: Christine Park, Vice President
125 West  55th St
New York, NY  10019
---------------------------------------------------------------------------------------------------------------------
The Long-Term Credit Bank of Japan, Limited, New York Branch             $89,625,000.00       2.390000000000000%
Attn:  Robert Nelson, Vice President
Texas Commerce Tower
2200 Ross Avenue, Suite 4700 West
Dallas, TX  75201
Mellon Bank, N.A.                                                        $75,000,000.00       2.000000000000000%
Attn: Henry Beukema, Vice President
One Mellon Bank Center, Room 4440
500 Grant St.
Pittsburgh, PA 15258
---------------------------------------------------------------------------------------------------------------------
Mercantile Bank National Association                                     $18,750,000.00       0.500000000000000%
Attn: Michael Homeyer
7th & Washington, 12th Floor
St. Louis, MO  63101
---------------------------------------------------------------------------------------------------------------------
Merita Bank Plc                                                          $18,750,000.00       0.500000000000000%
Attn: Andrew J. Bagusa, Assistant Vice President
437 Madison Ave., 21st Floor
New York, NY 10022
---------------------------------------------------------------------------------------------------------------------
The Mitsubishi Trust and Banking Corporation, Chicago Branch             $30,000,000.00       0.800000000000000%
Attn:  Vicki L. Kamm
Assistant Vice President
311 S. Wacker Dr., Suite 6300
Chicago, IL  60606
Morgan Guaranty Trust Company of New York                               $152,625,000.00       4.070000000000000%
Attn: George Stapleton
Vice President
60 Wall Street, 3rd Floor
New York, NY 10260-0060
---------------------------------------------------------------------------------------------------------------------
NATEXIS Banque BFCE                                                      $22,500,000.00       0.600000000000000%
Attn:  Mark Harrington
Vice President
333 Clay Street, Suite 4340
Houston, TX 77002
---------------------------------------------------------------------------------------------------------------------
National Bank of Kuwait, S.A.K., Grand Cayman Island Branch              $24,975,000.00       0.666000000000000%
Attn:  Vineeta Salvi
Senior Credit Analyst
299 Park Ave.
New York, NY 10171
---------------------------------------------------------------------------------------------------------------------





                                        4
                                                       FACILITY A - SCHEDULE 2.1

=====================================================================================================================
                    NAME AND ADDRESS OF LENDERS                            FACILITY A        COMMITMENT PERCENTAGE
                                                                         COMMITTED SUMS
=====================================================================================================================
Norddeutsche Landesbank Girozentrale, New York Branch and/or Cayman      $18,750,000.00       0.500000000000000%
Islands Branch
Attn: Stephanie Finnen, Vice President
1270 Avenue of the Americas, 14th Floor
New York, NY  10020
---------------------------------------------------------------------------------------------------------------------
Paribas, Los Angeles Agency                                              $74,625,000.00       1.990000000000000%
Attn: Darlynn Ernst Kitcher, Assistant Vice President
2029 Century Park East, Suite 3900
Los Angeles, CA  90067
---------------------------------------------------------------------------------------------------------------------
PNC Bank, National Association                                           $37,500,000.00       1.000000000000000%
Attn:  Daniel Hopkins, Communications Director
Communications Division  MS F2-F070-21-1
1600 Market Street, 21st Floor
Philadelphia, PA 19103
Republic National Bank of New York                                       $15,000,000.00       0.400000000000000%
Attn: Theodore Koerner
452 Fifth Avenue, Tower 25
New York, NY 10018
---------------------------------------------------------------------------------------------------------------------
Royal Bank of Canada                                                    $160,125,000.00       4.270000000000000%
Attn: Tom Byrne, Senior Manager
One Liberty Plaza
New York, NY  10006
---------------------------------------------------------------------------------------------------------------------
The Royal Bank of Scotland plc                                           $30,000,000.00       0.800000000000000%
Attn: Karen Stefanic, Vice President
Wall Street Plaza, 26th Floor
88 Pine Street
New York, NY 10005
---------------------------------------------------------------------------------------------------------------------
The Sakura Bank, Limited                                                 $56,250,000.00       1.500000000000000%
Attn:  Shelley Yu/Takehiro Matsumoto
Vice President and Manager
277 Park Ave, 45th Floor
New York, NY 10172-0098
The Sanwa Bank, Limited                                                  $37,500,000.00       1.000000000000000%
Attn: John T. Feeney, Vice President
55 E. 52nd Street
New York, NY 10055
---------------------------------------------------------------------------------------------------------------------
Societe Generale                                                         $37,500,000.00       1.000000000000000%
Attn: John Sadik-Khan
Vice President
1221 Avenue of Americas
New York, NY  10020
---------------------------------------------------------------------------------------------------------------------
The Sumitomo Bank, Limited                                               $37,500,000.00       1.000000000000000%
Attn:  William S. Rogers
Assistant Vice President
700 Louisiana, Suite 1750
Houston, TX  77002
---------------------------------------------------------------------------------------------------------------------
Sumitomo Bank of California                                              $11,250,000.00       0.300000000000000%
Attn:  Shuji Ito
Vice President
320 California Street, 6th Floor
San Francisco, CA 94104
---------------------------------------------------------------------------------------------------------------------





                                        5
                                                       FACILITY A - SCHEDULE 2.1

=====================================================================================================================
                    NAME AND ADDRESS OF LENDERS                            FACILITY A        COMMITMENT PERCENTAGE
                                                                         COMMITTED SUMS
=====================================================================================================================
The Sumitomo Trust & Banking Corp., Ltd., New York Branch                $26,250,000.00       0.700000000000000%
Attn:  Glenda B. Francis
Assistant Vice President
527 Madison Ave., 6th Floor - Corporate Finance
New York, NY 10022
---------------------------------------------------------------------------------------------------------------------
Summit Bank                                                              $18,750,000.00       0.500000000000000%
Attn: Robert D. Mace, Asst. Vice President
Three Valley Square
512 Township Line Road, Suite 280
Blue Bell, PA 19422-2718
---------------------------------------------------------------------------------------------------------------------
SunTrust Bank, South Florida, N.A.                                       $26,250,000.00       0.700000000000000%
Attn:  Steve Apodaca
515 E. Las Olas Boulevard, 7th Floor
Ft. Lauderdale, FL 33301
The Tokai Bank, Ltd., Atlanta Agency                                     $37,500,000.00       1.000000000000000%
Attn: Chris Mallet
Assistant Vice President
Marquis Two Tower, Suite 2802
285 Peachtree Center Ave, NE
Atlanta, GA  30303
---------------------------------------------------------------------------------------------------------------------
Toronto Dominion (Texas), Inc.                                           $77,625,000.00       2.070000000000000%
Attn: Randy Bingham, Manager, Investment Banking/Communications
31 West 52nd Street
New York, NY 10019
---------------------------------------------------------------------------------------------------------------------
The Toyo Trust & Banking Co., Ltd., New York Branch                      $26,250,000.00       0.700000000000000%
Attn:  Howard Tulley Mott
Vice President
666 Fifth Ave., 33rd Floor
New York,  NY 10103
---------------------------------------------------------------------------------------------------------------------
UBS AG New York Branch, successor in interest to Union Bank of           $93,375,000.00       2.490000000000000%
Switzerland, New York Branch
Attn:  Robert H. Riley III, Executive Director
299 Park Ave, 35th Floor
New York, NY 10171
Wachovia Bank, N.A.                                                     $123,375,000.00       3.290000000000000%
Attn: Karin E. Reel, Vice President
191 Peachtree St., N.E., 29th Floor
Atlanta, GA 30303-1757
---------------------------------------------------------------------------------------------------------------------
Westdeutsche Landesbank Girozentrale, New York Branch                    $18,750,000.00       0.500000000000000%
Attn: Walter T. Duffy III
1211 Avenue of the Americas
New York, NY 10036
=====================================================================================================================
                               Totals                                  $3,750,000,000.00            100.00%
---------------------------------------------------------------------------------------------------------------------





                                        6
                                                       FACILITY A - SCHEDULE 2.1

                                  SCHEDULE 2.3

                SWING LINE LENDERS AND SWING LINE COMMITTED SUMS


==================================================================================
        NAME AND ADDRESS OF SWING LINE LENDERS                      SWING LINE
                                                                  COMMITTED SUMS
==================================================================================
NationsBank, N.A.                                                 $25,000,000.00
Communications Finance Division
Attn: David C. Williams
901 Main Street, 64th Floor
Dallas, Texas  75202
----------------------------------------------------------------------------------
Bank of America NT & SA                                           $25,000,000.00
Attn: Fred Thorne
Vice President
555 California Street, 41st Floor, SFCP9048
San Francisco, CA 94104
----------------------------------------------------------------------------------
Barclays Bank PLC                                                 $25,000,000.00
Attn: James Downey
Director
388 Market Street, Suite 1700
San Francisco, CA 94111
The Chase Manhattan Bank                                          $25,000,000.00
Attn: John J. Huber, III
Managing Director, Media and Telecommunications Group
270 Park Avenue, 37th Floor
New York, NY 10017
----------------------------------------------------------------------------------
Citibank, N.A.                                                    $25,000,000.00
Attn: Eric Huttner
Vice President
c/o Citicorp Securities, Inc.
399 Park Avenue, 8th Floor (Zone 5)
New York, NY 10043
----------------------------------------------------------------------------------
Morgan Guaranty Trust Company of New York                         $25,000,000.00
Attn: George Stapleton
Vice President
60 Wall Street, 22nd Floor
New York, NY 10260-0060
Royal Bank of Canada                                              $25,000,000.00
Attn: Tom Byrne
Sr. Manager
Financial Square - 24th Floor
New York, New York 10005-3531
----------------------------------------------------------------------------------
                        Totals                                    $175,000,000.00

==================================================================================





                                                       FACILITY A - SCHEDULE 2.3

                                  SCHEDULE 5.1

                        CONDITIONS PRECEDENT TO CLOSING

               (as used herein, the term "CURRENT DATE" means any
             date not more than 60 days prior to the Closing Date)

   The Facility A Agreement shall not become effective unless Administrative Agent has received all of the following (unless otherwise indicated, all documents shall be dated as of August 6, 1998, and all terms used with their initial letters capitalized are used herein with their meanings as defined in the Facility A Agreement):

1. The Agreement. The Facility A Agreement (together with all Schedules and Exhibits thereto) executed by Borrower, each Determing Lender under the Existing Agreement, and Administrative Agent.

2. Notes. With respect to any Facility A Lender requesting Notes pursuant to SECTION 3.1(B), an Amended and Restated Facility A Note and an Amended and Restated Facility A Competitive Bid Note in the forms of EXHIBIT A-1 and EXHIBIT A-2, respectively, one payable to each such requesting Facility A Lender.

3. Articles of Incorporation. A copy of the Second Amended and Restated Articles of Incorporation of Borrower, accompanied by a certificate that such copy is correct and complete, dated the Closing Date, executed by the President or a Vice President and the Secretary or Assistant Secretary of Borrower.

4. Bylaws. A copy of the Bylaws of Borrower and all amendments thereto, accompanied by a certificate that such copy is correct and complete, dated the Closing Date and executed by the President or Vice President and the Secretary or Assistant Secretary of Borrower.

5. Good Standing and Authority. Certificates of the Georgia Secretary of State, dated a Current Date, to the effect that Borrower is in good standing (to the extent such information is available) and is duly qualified to transact business in such jurisdiction.

6. Incumbency. Certificates of incumbency dated as of the Closing Date with respect to all officers and "authorized representatives" of Borrower who will be authorized to execute or attest any of the Facility A Loan Papers on behalf of Borrower, executed by the President, a Vice President, the Secretary or an Assistant Secretary of Borrower.

7. Resolutions. Copies of resolutions duly adopted by the Board of Directors of Borrower approving this Facility A Agreement and the other Loan Papers and authorizing the transactions contemplated in such Facility A Loan Papers, accompanied by a certificate of the Secretary or an Assistant Secretary of Borrower dated as of the Closing Date certifying that such copy is a true and correct copy of resolutions duly adopted at a meeting of (which may be held by conference telephone or similar communications equipment by means of which all Persons participating in a meeting can hear each other if permitted by applicable Law and, if required by such Law, by its Bylaws), or by the unanimous written consent of (if permitted by applicable Law and, if required by such Law, by its Bylaws), the Board of Directors of Borrower, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect (except as any such resolution may be modified by any such other resolution), and are in full force and effect as of the Closing Date.

8. Opinions of Counsel to the Companies. The opinions of counsel to the Companies, addressed to Administrative Agent and Facility A Lenders, substantially in the form of EXHIBIT F-1 and the opinion of New York counsel to the Restricted Companies, substantially in the form of EXHIBIT F-2.





                                                       FACILITY A - SCHEDULE 5.1

9. Payment of Closing Fees and Expenses. Payment of all fees payable on or prior to the Closing Date to Administrative Agent as provided for in SECTION 4 of the Facility A Agreement, together with reimbursements to Administrative Agent for all reasonable fees and expenses incurred in connection with the negotiation, preparation, and closing of the transactions evidenced by the Facility A Loan Papers (including, without limitation, attorneys' fees and expenses).

10. Current Financials. True and correct copies of the Current Financials have been delivered to Administrative Agent.

11. Facility B. Evidence that all Facility B Loan Papers have been executed and delivered, and that the amendment and restatement of Facility B has been effected upon approval of "Determining Lenders" thereunder.

12. Other Documents. Such other agreements, documents, instruments, opinions, certificates, and evidences as Administrative Agent may reasonably request. Administrative Agent shall, upon request of Borrower, confirm to Borrower that it has received all such items so requested.





                                        2
                                                       FACILITY A - SCHEDULE 5.1

                                  SCHEDULE 7.12

                                  EXISTING DEBT

                            SCHEDULE 7.12: PART A: I
                                  EXISTING DEBT


     INDEBTEDNESS             INDEBTEDNESS               USE OF                 MATURITY          BALANCE OWED
      INCURRED BY                OWED TO                PROCEEDS                  DATE               AS OF
                                                                                                  JUNE 30, 1998
-----------------------  ----------------------- ----------------------- ---------------------   ---------------
BLT Technologies           Silicon Valley Bank       Equipment             10/31/00              $      955,547

Borrower                   NationsBank (A)           General               06/30/02              $3,161,250,000
                                                                           Commitment            $3,750,000,000

Borrower                   NationsBank (B)           General               06/30/02              $1,250,000,000
                                                                           Commitment            $1,250,000,000

Borrower                   NationsBank (C)           General               08/05/99              $            0
                                                                           $7,000,000,000 ment

Borrower                   NationsBank (Brooks)      General               02/18/99              $1,165,000,000
                                                                           Commitment            $1,250,000,000

ANS (Note 1)               Various Lessors           Equipment             Various               $  127,487,124

Brooks Fiber               Various Lessors           Equipment             08/98 - 02/00         $      108,649

MFS Comm Co                AT&T Capital              Equipment             12/30/03              $   20,899,338

MFS Comm Co                Chase Equip Leasing       Equipment             06/22/04              $    6,499,005

UUNET                      Various Lessors           Equipment             10/98 - 03/00         $      207,923

UUNET                      Various Lessors           Equipment             09/98 - 04/00         $    2,217,544

Fibernet, Inc.             AT&T Capital              Equipment             03/31/99              $    1,198,426

ITC Teleservices           Telecomm Fin              Equipment             03/99 - 06/99         $      127,161

Borrower                   First Union               Working Cap           02/24/99              $            0
                                                                           Commitment            $   15,000,000

Note 1: ANS operating leases may be converted to capital leases in third quarter.

                                   PART A: II


Debt issued pursuant to the Indentures referenced in Section 1 of the Agreement and to which a Restricted Company is a party.





                                                      FACILITY A - SCHEDULE 7.12

                                 SCHEDULE 7.14

                          TRANSACTIONS WITH AFFILIATES


1. WorldCom, Inc. ("WORLDCOM" or "COMPANY") leases approximately 139,700 square feet of space for its East Rutherford, New Jersey headquarters, of which approximately 31,000 square feet is used by Metromedia Company ("METROMEDIA"). The Metromedia portion of the rent is approximately $692,000 per year. The entire lease is for a 15-year period, with various partial termination options. In addition, Metromedia guaranteed all of WorldCom's obligations under the lease for the East Rutherford, New Jersey headquarters. WorldCom also subleased or leased from certain of its affiliates certain additional office space in Secaucus, New Jersey; New York, New York; and Columbia, Maryland. The Company is currently evaluating these properties and leases to determine what action it will take thereunder.

2. Pursuant to the terms of separate leases of microwave transmission facilities, the Company as successor to Metromedia Communications Corporation ("MCC") is obligated to make the following estimated minimum payments to Metromedia over the remaining terms of the leases, one of which expires in 1997 and the others expire in 2001: $18,353,000 (1996), $11,367,000 (1997), and
$14,547,000 (in the aggregate for the years from 1998 through 2001). In addition, at the end of the term of each of the leases, the Company may purchase the equipment covered by such lease at a price to be determined at such date in accordance with the provisions of each lease.

3. Indemnity Agreements - IDB WorldCom, Inc. entered into an indemnity agreement with certain of its Affiliates. The agreements indemnify such persons against certain liabilities arising out of their service in their capacities as directors and/or officers and prevent IDB from modifying its indemnification policy in a way that is adverse to any person who is a party to one of the agreements.

4. On August 23, 1995, Metromedia converted its Series 1 Preferred Stock into 21,876,976 shares of Common Stock and exercised warrants to acquire 3,106,976 shares of Common Stock and sold its position of 30,849,976 shares of Common Stock in a public offering. In connection with the preferred stock conversion, the Company made a non- recurring payment of $15.0 million to Metromedia, representing a discount to the minimal nominal dividend that would have been payable on the Series 1 Preferred Stock prior to the September 15, 1996 optional call date of approximately $26.6 million (which amount included an annual dividend requirement of $24.5 million plus accrued dividends to such call date). The Company did not receive any proceeds from the sale of the shares, but did receive approximately $33.7 million in proceeds from the concurrent exercise of such warrants. In May 1995, Metromedia exercised its right to purchase approximately 3.1 million shares of Common Stock for $30.7 million under purchase warrants. Metromedia is a Delaware general partnership, of which the sole partners are a trust affiliated with Mr. Kluge and Mr. Subotnick. Ms. Kessell and Messrs. Kluge and Subotnick are officers of Metromedia.





                                                      FACILITY A - SCHEDULE 7.14

                                  EXHIBIT A-1

                  FORM OF AMENDED AND RESTATED FACILITY A NOTE

$_____________                                                   August 6, 1998

       FOR VALUE RECEIVED, the undersigned, WORLDCOM, INC., a Georgia corporation ("BORROWER"), hereby promises to pay to the order of _______________ ____ ("FACILITY A LENDER"), at the offices of NATIONSBANK, N.A. (as successor in interest by merger to NationsBank of Texas, N.A.), as Administrative Agent under the Credit Agreement (as hereinafter described), on the Facility A Termination Date, the lesser of (i) ________________________ ($___________) and (ii) the aggregate Facility A Principal Debt (other than under the Competitive Bid Subfacility or the Swing Line Subfacility) disbursed by Facility A Lender to Borrower and outstanding and unpaid on the Facility A Termination Date (together with accrued and unpaid interest thereon).

       This note has been executed and delivered under, and is subject to the terms of, the Amended and Restated Facility A Revolving Credit Agreement, dated as of August 6, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Facility A Lender, other lenders named therein, Administrative Agent, and the other Agents, and is one of the "Facility A Notes" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.

       This Amended and Restated Facility A Note is an amendment, restatement, renewal, and modification (but not a novation) of, the Facility A Note (as the same may have been amended and replaced to the date hereof, the "FORMER NOTE"), which Former Note was executed and delivered by Borrower, and payable to the order of Facility A Lender pursuant to the Existing Agreement. This Amended and Restated Facility A Note is being issued in substitution of, and supersedes and replaces, the Former Note.

       THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS THEREOF) OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND FACILITY A LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.


                                           WORLDCOM, INC.


                                           By
                                             -----------------------------------
                                           (Name)
                                                 -------------------------------
                                           (Title)
                                                  ------------------------------



                                                        FACILITY A - EXHIBIT A-1

                                  EXHIBIT A-2

          FORM OF AMENDED AND RESTATED FACILITY A COMPETITIVE BID NOTE

                                 August 6, 1998

       FOR VALUE RECEIVED, the undersigned, WORLDCOM, INC., a Georgia corporation ("BORROWER"), hereby promises to pay to the order of _______________ ____ ("FACILITY A LENDER"), at the offices of NATIONSBANK, N.A. (as successor in interest by merger to NationsBank of Texas, N.A.), as Administrative Agent under the Credit Agreement (as hereinafter described):

              (1) on the last day of the Interest Period for any Competitive Borrowing disbursed by Facility A Lender to Borrower under Facility A, which Interest Period ends prior to the Facility A Termination Date, the aggregate principal amount of such Competitive Borrowing outstanding and unpaid on such last day of such Interest Period (together with accrued and unpaid interest thereon), and

              (2) on the Facility A Termination Date, the aggregate principal amount of all Competitive Borrowings disbursed by Facility A Lender to Borrower under Facility A and outstanding and unpaid on the Facility A Termination Date (together with accrued and unpaid interest thereon).

       This note has been executed and delivered under, and is subject to the terms of, the Amended and Restated Facility A Revolving Credit Agreement, dated as of August 6, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Facility A Lender, other lenders named therein, Administrative Agent, and the other Agents, and is one of the "Facility A Competitive Bid Notes" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to
SECTION 3.8 of the Credit Agreement for usury savings provisions.

       This Amended and Restated Competitive Bid Note is an amendment, restatement, renewal, extension, and modification of (but not a novation of), and substitution for, the Facility A Competitive Bid Note (as the same may have been amended and replaced to the date hereof, the "FORMER NOTE"), which Former Note was executed and delivered by Borrower, and payable to the order of Facility A Lender pursuant to the Existing Agreement. This Amended and Restated Competitive Bid Note is being issued in substitution of, and supersedes and replaces, the Former Note.

       THE LAWS (OTHER THAN CONFLICT OF LAWS PROVISIONS THEREOF) OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND FACILITY A LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.


                                           WORLDCOM, INC.

                                           By
                                             -----------------------------------
                                           (Name)
                                                 -------------------------------
                                           (Title)
                                                  ------------------------------





                                                        FACILITY A - EXHIBIT A-2

                                  EXHIBIT A-3

                  FORM OF AMENDED AND RESTATED SWING LINE NOTE


$                                                                 August 6, 1998
 ---------------------


       FOR VALUE RECEIVED, the undersigned, WORLDCOM, INC., a Georgia corporation ("BORROWER"), hereby promises to pay to the order of _____________ ("SWING LINE LENDER") at the offices of NationsBank, N.A. (as successor in interest to NationsBank of Texas, N.A.), as Administrative Agent under the Credit Agreement (as hereinafter described), on the Facility A Termination Date, the aggregate principal amount of Borrowings under the Swing Line Subfacility disbursed by Swing Line Lender to Borrower and outstanding and unpaid on the Facility A Termination Date and on such other dates as provided in the Credit Agreement (as hereinafter described) (together with accrued and unpaid interest thereon).

       This note has been executed and delivered under, and is subject to the terms of, the Amended and Restated Facility A Revolving Credit Agreement, dated as of August 6, 1998 (as amended, modified, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), among Borrower, Swing Line Lender, other lenders named therein, Administrative Agent, and the other Agents, and is one of the "Swing Line Notes" referred to therein. Unless defined herein, capitalized terms used herein that are defined in the Credit Agreement have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, terms, and conditions of Swing Line Borrowings hereunder, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. Without limiting the immediately preceding sentence, reference is made to SECTION 3.8 of the Credit Agreement for usury savings provisions.

       [This Amended and Restated Swing Line Note is an amendment, restatement, renewal, extension, and modification (but not a novation) of the Swing Line Note (as the same may have been amended and replaced to the date hereof, the "FORMER NOTE"), which Former Note was executed and delivered pursuant to the Existing Agreement. This Amended and Restated Swing Line Note is being issued in substitution of, and supersedes and replaces, the Former Note.] (1)

       THE LAWS (OTHER THAN CONFLICT OF LAWS PROVISIONS THEREOF) OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF BORROWER AND THE LENDER AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF.


                                           WORLDCOM, INC.

                                           By
                                             -----------------------------------
                                           (Name)
                                                 -------------------------------
                                           (Title)
                                                  ------------------------------

-----------------------------------

(1) Provision to be included in Amended and Restated Swing Line Note payable to NationsBank, N.A.





                                                        FACILITY A - EXHIBIT A-3

                                  EXHIBIT B-1

                          FORM OF NOTICE OF BORROWING
           (OTHER THAN COMPETITIVE BORROWING OR SWING LINE BORROWING)

                         Date:  ______________ __, ____

NATIONSBANK, N.A.,
       as Administrative Agent under Facility A
NationsBank Plaza, 13th Floor
901 Main Street
Dallas, TX   75202
Attn:  Mickey McLean
       Fax:  (214) 508-2515

       Reference is made to (i) the Amended and Restated Facility A Revolving Credit Agreement, dated as of August 6, 1998 (as amended, modified, supplemented, or restated from time to time, the "FACILITY A AGREEMENT"), among the undersigned, the Facility A Lenders, Administrative Agent, and the other Facility A Agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Facility A Agreement. The undersigned hereby gives you notice pursuant to the Facility A Agreement that it requests a Borrowing (other than a Competitive Borrowing or Swing Line Borrowing) under Facility A, and in that connection sets forth below the terms on which such Borrowing is requested to be made:


 (A)    Borrowing Date (1)                                           (A)
                                                                            ------------------------

 (B)    Amount of Borrowing (2)                                      (B)
                                                                            ------------------------

 (C)    Type of Borrowing (3)                                        (C)
                                                                            ------------------------
 (D)    For a Eurodollar Rate Borrowing, the Interest Period and     (D)
        the last day thereof (4)                                            ------------------------

       On the date the rate is set, please confirm the interest rate below and return by facsimile transmission to ______________________________________.

       Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the Borrowing Date specified herein after giving effect to such Borrowing:

              (a) this Borrowing will not cause the Facility A Commitment Usage to exceed the Facility A Commitment;

              (b) all of the representations and warranties of any Borrower set forth in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date, or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Papers);

              (c) no Default or Potential Default has occurred and is continuing; and

              (d)    the funding of such Borrowing is permitted by Law.


                                           Very truly yours,

                                           WORLDCOM, INC.

                                           By
                                             -----------------------------------
                                           (Name)
                                                 -------------------------------
                                           (Title)
                                                  ------------------------------




                                                        FACILITY A - EXHIBIT B-1

Facility A Rate:

Confirmed by:
             ----------------------



-----------------------------------

(1) Must be a Business Day occurring prior to the Facility A Termination Date and be at least (i) three Business Days following receipt by Administrative Agent of this Notice of Borrowing for any Eurodollar Rate Borrowing, and (ii) one Business Day following receipt by Administrative Agent of this Notice of Borrowing for any Base Rate Borrowing.

(2) Not less than $5,000,000 or an integral multiple of $1,000,000 (if a Base Rate Borrowing); not less than $10,000,000 or a greater integral multiple of $1,000,000 (if a Eurodollar Rate Borrowing).

(3)    Eurodollar Rate Borrowing or Base Rate Borrowing.

(4) Eurodollar Rate Borrowing -- 1, 2, 3, or 6 months, or, if available to all Facility A Lenders, 9 or 12 months. In no event may the Interest Period end after the Facility A Termination Date.





                                        1            FACILITY A - EXHIBIT B-1

                                  EXHIBIT B-2

                          FORM OF NOTICE OF CONVERSION

                         Date:  ______________ __, ____

NATIONSBANK, N.A.,
       as Facility A Administrative Agent and
       Facility B Administrative Agent for the
       Facility A Lenders and Facility B Lenders
       as defined in the Credit Agreements referred to below
NationsBank Plaza, 13th Floor
901 Main Street
Dallas, TX   75202
Attn:  Mickey McLean
       Fax:  (214) 508-2515

       Reference is made to (i) the Amended and Restated Facility A Revolving Credit Agreement, dated as of August 6, 1998 (as amended, modified, supplemented, or restated from time to time, the "FACILITY A AGREEMENT"), among the undersigned, the Facility A Lenders, the Administrative Agent for the Facility A Lenders, and the other Facility A Agents under the Facility A Agreement and (ii) the Amended and Restated Facility B Term Loan Agreement, dated as of August 6, 1998 (as amended, modified, supplemented, or restated from time to time, the "FACILITY B AGREEMENT"), among the undersigned, the Facility B Lenders, the Administrative Agent for the Facility B Lenders, and the other Facility B Agents under the Facility B Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Facility A Agreement or the Facility B Agreement (as applicable). The undersigned hereby gives you notice pursuant to SECTION 3.10 of the applicable Facility that it elects to convert a Borrowing (other than a Competitive Borrowing or Swing Line Borrowing) under the applicable Credit Agreement from one Type to another Type or elects a new Interest Period for a Eurodollar Rate Borrowing, and in that connection sets forth below the terms on which such election is requested to be made:



                                                                            FACILITY A         FACILITY B
 (A)    Borrowing under Facility A or Facility B?                    (A)
                                                                            --------------   ----------------
 (B)    Date of conversion or last day of applicable Interest
        Period (1)                                                   (B)
                                                                            --------------   ----------------
 (C)    Type and principal amount of existing Borrowing being
        converted or continued (2)                                   (C)
                                                                            --------------   ----------------
 (D)    New Type of Borrowing selected (or Type of Borrowing
        continued) (3)                                               (D)
                                                                            --------------   ----------------
 (E)    For conversion to, or continuation of, a Eurodollar Rate
        Borrowing, Interest Period selected and the last day
        thereof (4)                                                  (E)
                                                                            --------------   ----------------





                                                        FACILITY A - EXHIBIT B-2

       On the date the rate is set, please confirm the interest rate below and return by facsimile transmission to ______________________________________.


                                           Very truly yours,

                                           WORLDCOM, INC.

                                           By
                                             -----------------------------------
                                           (Name
                                                --------------------------------
                                           (Title)
                                                  ------------------------------


Facility A Rate:
                ------------

Facility B Rate:
                ------------

Confirmed by:
             ---------------


-----------------------------------


(1) Must be a Business Day at least (i) three Business Days following receipt by Facility A Administrative Agent or Facility B Administrative Agent (as applicable) of this Notice of Conversion from a Base Rate Borrowing to a Eurodollar Rate Borrowing or a continuation of a Eurodollar Rate Borrowing for an additional Interest Period, and (ii) one Business Day following receipt by Facility A Administrative Agent or Facility B Administrative Agent (as applicable) of this Notice of Conversion for a conversion from a Eurodollar Rate Borrowing to a Base Rate Borrowing.

(2) Not less than $5,000,000 or an integral multiple of $1,000,000 (if a Base Rate Borrowing); not less than $10,000,000 or a greater integral multiple of $1,000,000 (if a Eurodollar Rate Borrowing).

(3)    Eurodollar Rate Borrowing or Base Rate Borrowing.

(4) Eurodollar Rate Borrowing -- 1, 2, 3, or 6 months, or, if available to all Facility A Lenders or Facility B Lenders (as applicable), 9 or 12 months. In no event may the Interest Period end after the Facility A Termination Date or Facility B Termination Date, as applicable.





                                        3               FACILITY A - EXHIBIT

                                  EXHIBIT B-3

                              FORM OF NOTICE OF LC

                         Date:  ______________ __, ____


NATIONSBANK, N.A.,
       as Administrative Agent under Facility A
NationsBank Plaza, 13th Floor
901 Main Street
Dallas, TX   75202
Attn:  Mickey McLean
       Fax:  (214) 508-2515


       Reference is made to the Amended and Restated Facility A Revolving Credit Agreement, dated as of August 6, 1998 (as amended, modified, supplemented, or restated from time to time, the "FACILITY A AGREEMENT"), among the undersigned, the Facility A Lenders, Administrative Agent, and the other Facility A Agents. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Facility A Agreement. The undersigned hereby gives you notice pursuant to SECTION 2.2(A) of the Facility A Agreement that it requests the issuance of an LC under the LC Subfacility, and in that connection sets forth below the terms on which such LC is requested to be issued:

       (A)  Face amount of the LC (1)                           $____________
       (B)  Date on which the LC is to be issued (2)     ____________________
       (C)  Expiration date of the LC (3)                ____________________

       Accompanying this notice is a duly executed and properly completed LC Agreement in the form requested by Administrative Agent, together with the payment of any LC fees due and payable pursuant to SECTIONS 4.2 and 4.3 of the Facility A Agreement.

       Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date specified herein for issuance of the LC after giving effect to the issuance of such LC:

              (a) the issuance of the requested LC will not cause the Facility A Commitment Usage to exceed the Facility A Commitment;

              (b) the issuance of the requested LC will not cause the LC Exposure to exceed the LC Commitment;

              (c) all of the representations and warranties of Borrower set forth in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date, or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Papers);

              (d) no Default or Potential Default has occurred and is continuing; and

              (e)    the issuance of such LC is permitted by Law.


                                           Very truly yours,

                                           WORLDCOM, INC.

                                           By
                                             -----------------------------------
                                           (Name)
                                                 -------------------------------
                                           (Title
                                                  ------------------------------




                                        FACILITY A - EXHIBIT B-3

Rate:________

Confirmed by:_________________________


-----------------------------------

(1) Not greater than the lesser of (i) an amount which when added to the LC Exposure does not exceed $75,000,000, and (ii) the unused and available portion of the LC Subfacility.

(2) Must be a Business Day at least three Business Days following receipt by Administrative Agent of this Notice of LC.

(3) Not later than the earlier of two years from the date of issuance or 30 days prior to the Facility A Termination Date.





                                        2               FACILITY A - EXHIBIT B-3

                                  EXHIBIT B-4

                        FORM OF COMPETITIVE BID REQUEST

                         Date:  ______________ __, ____

NationsBank, N.A.,
       as Administrative Agent under Facility A
NationsBank Plaza, 13th Floor
901 Main Street
Dallas, TX   75202
Attn:  Mickey McLean
       Fax:  (214) 508-2515

       Reference is made to the Amended and Restated Facility A Revolving Credit Agreement, dated as of August 6, 1998 (as amended, modified, supplemented, or restated from time to time, the "FACILITY A AGREEMENT"), among the undersigned, the Facility A Lenders, Administrative Agent, and the other Facility A Agents under the Facility A Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Facility A Agreement. The undersigned hereby gives you notice pursuant to SECTION 2.4(B) of the Facility A Agreement that it requests a Competitive Borrowing under Facility A, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:


 (A)    Borrowing Date of Competitive Borrowing (1)                  (A)
                                                                            -------------------------
 (B)    Principal amount of Competitive Borrowing (2)                (B)
                                                                            -------------------------
 (C)    Type of Borrowing (3)                                        (C)
                                                                            -------------------------
 (D)    Interest Period and the last day thereof (4)                 (D)
                                                                            -------------------------


       Accompanying this notice is payment of the competitive bid fee payable to Administrative Agent for its own account pursuant to SECTION 4.2 of the Facility A Agreement.

       Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the Borrowing Date specified herein after giving effect to such Borrowing:

              (a) this Borrowing will not cause the Facility A Commitment Usage to exceed the Facility A Commitment;

              (b) all of the representations and warranties of Borrower set forth in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date, or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Papers);

              (c) no Default or Potential Default has occurred and is continuing; and





                                        FACILITY A - EXHIBIT B-4

              (d)    the funding of such Borrowing is permitted by Law.


                                           Very truly yours,

                                           WORLDCOM, INC.

                                           By
                                             -----------------------------------
                                           (Name)
                                                 -------------------------------
                                           (Title)
                                                  ------------------------------


-----------------------------------


(1) Must be a Business Day occurring prior to the Facility A Termination Date and be at least (i) four Business Days following receipt by Administrative Agent of this Competitive Bid Request for any Competitive Borrowing that will be comprised of Eurodollar Rate Borrowings, and (ii) one Business Day following receipt by Administrative Agent of this Competitive Bid Request for any Competitive Borrowing that will be comprised of Fixed Rate Borrowings.

(2) Not less than $5,000,000 (and in integral multiples of $1,000,000 thereafter), and not greater than the lesser of (i) the unused and available portion of Facility A Commitment.

(3)    Eurodollar Rate Borrowing or Fixed Rate Borrowing.

(4) Eurodollar Rate Borrowing -- 1, 2, 3 or 6 months; Fixed Rate Borrowing -- up to 6 months. But in no event may the Interest Period end after the Facility A Termination Date.





                                        2               FACILITY A - EXHIBIT B-4

                                  EXHIBIT B-5

              FORM OF NOTICE TO LENDERS OF COMPETITIVE BID REQUEST

                         Date:  ______________ __, ____
[Name of Lender]
[Address of Lender]
Attention:  ______________________

       Reference is made to (i) the Amended and Restated Facility A Revolving Credit Agreement, dated as of August 6, 1998 (as amended, modified, supplemented, or restated from time to time, the "FACILITY A AGREEMENT"), among WorldCom, Inc., the Facility A Lenders, the Administrative Agent for the Facility A Lenders, and the other Facility A Agents under the Facility A Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Facility A Agreement. Borrower delivered a Competitive Bid Request dated _________ __, ____, pursuant to SECTION 2.4(B) of the Facility A Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].(1) Your Competitive Bid must comply with SECTION 2.4(C) of the Facility A Agreement and the terms set forth below on which the Competitive Bid Request was made:


 (A)    Borrowing Date of Competitive Borrowing (a Business Day)     (A)
                                                                            ------------------------
 (B)    Principal amount of Competitive Borrowing                    (B)
                                                                            ------------------------
 (C)    Type of Borrowing                                            (C)
                                                                            ------------------------
 (D)    Interest Period and the last day thereof                     (D)

                                                                    ------------------------

                                                  Very truly yours,

                                                  NATIONSBANK, N.A., as
                                                  Administrative Agent under
                                                  Facility A

                                                  By
                                                    ----------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

------------------------------

(1) The Competitive Bid must be received by the Administrative Agent (i) in the case of Eurodollar Rate Borrowings, not later than 10:00 a.m., Dallas, Texas time, four Business Days before the Borrowing Date of the proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Borrowings, not later than 10:00 a.m., Dallas, Texas time, on the Borrowing Date of the proposed Competitive Borrowing.





                                                        FACILITY A - EXHIBIT B-5

                                  EXHIBIT B-6

                            FORM OF COMPETITIVE BID

                         Date:  ______________ __, ____

NATIONSBANK, N.A.,
       as Administrative Agent under Facility A
NationsBank Plaza, 13th Floor
901 Main Street
Dallas, TX   75202
Attn:  Mickey McLean
       Fax:  (214) 508-2515

       The undersigned,     [Name of Lender]    , refers to the Amended and
Restated Facility A Revolving Credit Agreement, dated as of August 6, 1998 (as amended, modified, supplemented, or restated from time to time, the "FACILITY A AGREEMENT"), among WorldCom, Inc. (the "BORROWER"), the Facility A Lenders, Administrative Agent, and the other Facility A Agents under the Facility A Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Facility A Agreement.
The undersigned hereby makes a Competitive Bid pursuant to SECTION 2.4(C) of the Facility A Agreement, in response to the Competitive Bid Request made by Borrower on ____________________, ________, and in that connection sets forth below the terms on which such Competitive Bid is made:


 (A)    Principal Amount (1)                                         (A)
                                                                            ---------------------------
 (B)    Competitive Bid Rate (2)                                     (B)
                                                                            ---------------------------

 (C)    Interest Period and the last day thereof (3)                 (C)
                                                                            ---------------------------


       The undersigned hereby confirms that it is prepared to extend credit to Borrower upon acceptance by Borrower of this bid in accordance with
SECTION 2.4(E) of the Facility A Agreement.

                                           Very truly yours,

                                           [NAME OF LENDER]
                                           By
                                             -----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

------------------------------

(1) Not less than $5,000,000 (and in integral multiples of $1,000,000 thereafter) and which may equal the entire principal amount of the Competitive Borrowing requested by Borrower and which may exceed such Facility A Lender's Committed Sum under Facility A (subject to the limitations set forth in SECTION 2.4(A) of the Facility A Agreement). Multiple bids will be accepted by Administrative Agent.
(2) Eurodollar Rate +_____% or -_____%, in the case of Eurodollar Rate Borrowings; or _____%, in the case of Fixed Rate Borrowings (in each case, expressed in the form of a decimal to no more than four decimal places).
(3) The Interest Period must be the Interest Period specified in the Competitive Bid Request.





                                                        FACILITY A - EXHIBIT B-6

                                  EXHIBIT B-7

                      FORM OF SWING LINE BORROWING REQUEST

                         Date:  ______________ __, ____

NATIONSBANK, N.A.,
       as Administrative Agent under Facility A
NationsBank Plaza, 13th Floor
901 Main Street
Dallas, TX   75202
Attn:  Mickey McLean
       Fax:  (214) 508-2515

       Reference is made to the Amended and Restated Facility A Credit Agreement dated as of August 6, 1998 (as amended, modified, supplemented, or restated, from time to time, the "FACILITY A AGREEMENT"), among the undersigned, the Facility A Lenders, Administrative Agent, and the other Facility A Agents under the Facility A Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Facility A Agreement. The undersigned hereby gives you notice pursuant to SECTION 2.3(B) of the Facility A Agreement that it requests a Swing Line Borrowing under Facility A, and in that connection sets forth below the terms on which such Swing Line Borrowing is requested to be made:


 (A)    Date of Swing Line Borrowing (which is a                     (A)
        Business Day)
                                                                            ---------------------------
 (B)    Principal Amount of Swing Line Borrowing (1)                 (B)
                                                                            ---------------------------
 (C)    Interest Rate Basis (2)                                      (C)
                                                                            ---------------------------

       Upon acceptance of any or all of the Swing Line Borrowings made by the Swing Line Lenders in response to this request, the undersigned shall be deemed to have represented and warranted that the conditions specified in
SECTION 5.2(C), (D), (E), and (F) of the Facility A Agreement have been satisfied.

                                           Very truly yours,

                                           WORLDCOM, INC.

                                           By
                                             -----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


-----------------------------------

(1)    Not less than $1,000,000 (and in integral multiples of $250,000).

(2)    Alternate Rate Swing Line Borrowing or Quoted Swing Line Borrowing.





                                                        FACILITY A - EXHIBIT B-7

                                   EXHIBIT C

                      FORM OF ADMINISTRATIVE QUESTIONNAIRE

BORROWER:     WorldCom, Inc.

       1)     Name of Entity as it should appear on Signature Page:
              ___________ __________________________.  Please indicate number of signature lines required for Entity
              ________________________________.

       2)     Name and address of Person to Receive Drafts of Loan Papers at
              Lender:

              ------------------------------------------------------------------

              ----------------------------------------------------------------.

       3) If different from above, name and address of person to whom signature pages should be forwarded for execution:

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------

       4) If different from above, name and address of person to whom signature pages should be forwarded for execution:

              ------------------------------------------------------------------

              ------------------------------------------------------------------

              ------------------------------------------------------------------


                                  CREDIT CONTACT               OPERATIONS CONTACT             LEGAL COUNSEL
                                  --------------               ------------------             -------------

 NAME:
                               --------------------         -----------------------        ---------------------
 TITLE:
                               --------------------         -----------------------        ---------------------
 ADDRESS:
                               --------------------         -----------------------        ---------------------

                               --------------------         -----------------------        ---------------------

                               --------------------         -----------------------        ---------------------

 TELEPHONE:
                               --------------------         -----------------------        ---------------------
 FACSIMILE #:
                               --------------------         -----------------------        ---------------------
 ANSWERBACK:
                               --------------------         -----------------------        ---------------------






                                                          FACILITY A - EXHIBIT C

PAYMENT INSTRUCTIONS

FED WIRE INSTRUCTIONS

PAY TO:
                            ----------------------------------------------------
                            (Name of Lender)


                            ----------------------------------------------------
                            (Address)


                            -----------------------------       ----------------
                            (City)                              (State)  (Zip)


                            ----------------------------------------------------
                            (ABA #)                             (Account #)


                            ----------------------------------------------------
                            (Attention)


       NATIONSBANK PAYMENT INSTRUCTIONS

       PAY TO:       NationsBank TX
                     Dallas, Texas
                     ABA #: 111000025

       ATTENTION:    Commercial Loan Operations

       REFERENCE:    WorldCom Inc.

       ACCOUNT #:    120-2000-883





                                        2                 FACILITY A - EXHIBIT C

                                  EXHIBIT D-1

                         FORM OF COMPLIANCE CERTIFICATE


    FOR                 ENDED                                 ,
        ---------------       --------------------------------  ----------

             DATE:                                     ,
                    -----------------------------------  ----------

ADMINISTRATIVE AGENT:       NationsBank, N.A.

BORROWER:                   WorldCom, Inc.

--------------------------------------------------------------------------------

       This certificate is delivered under (i) the Amended and Restated Facility A Revolving Credit Agreement, dated as of August 6, 1998 (as amended, modified, supplemented, or restated from time to time, the "FACILITY A AGREEMENT") among Borrower, the Facility A Lenders, the Administrative Agent for the Facility A Lenders, and the other Facility A Agents under the Facility A Agreement, and (ii) the Amended and Restated Facility B Term Loan Agreement, dated as of August 6, 1998 (as amended, modified, supplemented, or restated from time to time, the "FACILITY B AGREEMENT") among Borrower, the Facility B Lenders, the Administrative Agent for the Facility B Lenders, and the other Facility B Agents under the Facility B Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Facility A Agreement or the Facility B Agreement (as applicable).

       I certify to Lenders that:

       (a) I am a Responsible Officer of the Consolidated Companies in the position(s) set forth under my signature below;

       (b) the Financial Statements of the Consolidated Companies attached to this certificate were prepared in accordance with GAAP, and present fairly in all material respects the consolidated financial condition and results of operations of Consolidated Companies as of, and for the (three, six, or nine months, or fiscal year) ended on, ____________________________________________,
__________ (the "SUBJECT PERIOD") [(subject only to normal year-end audit adjustments)];

       (c) a review of the activities of the Consolidated Companies during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Consolidated Companies have kept, observed, performed, and fulfilled all of their respective obligations under the Loan Papers, and during the Subject Period, to my knowledge (i) the Consolidated Companies kept, observed, performed, and fulfilled each and every covenant and condition of the Loan Papers (except for the deviations, if any, set forth on a schedule annexed to this certificate) in all material respects, and (ii) no Default (nor any Potential Default) has occurred which has not been cured or waived (except the Defaults or Potential Defaults, if any, described on the schedule annexed to this certificate);

       (d) to my knowledge, the status of compliance by the Restricted Companies with SECTION 7.22 of each of the Facility A Agreement and the Facility B Agreement at the end of the Subject Period is as set forth on ANNEX I to this certificate;





                                                        FACILITY A - EXHIBIT D-1

       (e) as of the date hereof, to my knowledge, the aggregate secured Debt (including, without limitation, the amounts outstanding as of the date hereof under Capital Leases) of the Restricted Companies restricted by SECTION 7.12(F) of each of the Facility A Agreement and Facility B Agreement is $_______ _____, which amount is equal to or less than $____________________
[(being 10% of the book value of the consolidated assets of the Restricted Companies as of the end of the Subject Period)]; and

       (f) as of the date hereof, to my knowledge, the aggregate Debt of the Restricted Subsidiaries is $__________________ [which amount does not exceed $ _ __________________ (being (i) 10% of the book value of the consolidated assets of the Restricted Companies as of the end of the Subject Period)] plus
(ii) the principal amount of all Existing Debt of MCI and its Subsidiaries on and after the MCI Merger Date.




                                           By
                                              ----------------------------------
                                           (Name)
                                                  ------------------------------
                                           (Title)
                                                   -----------------------------




                                        2               FACILITY A - EXHIBIT D-1

                       ANNEX I TO COMPLIANCE CERTIFICATE

                     Status of Compliance with SECTION 7.22
            of the Facility A Agreement and the Facility B Agreement1

  (All on consolidated basis for the Restricted Companies at the end of Subject Period)


1.     SECTION 7.22 - TOTAL DEBT TO TOTAL CAPITALIZATION

       a.     Total Debt of Consolidated Companies (1)                 $
                                                                       ------------------
       b.     Total Debt of Unrestricted Companies                            $
                                                                               ----------
       c.     Total Debt of Restricted Companies (Line a minus Line b)        $
                                                                              -----------
       d.     Consolidated Net Worth of Consolidated Companies (1)            $
                                                                              -----------
       e.     Consolidated Net Worth of Unrestricted Companies         $
                                                                       ------------------
       f.     Consolidated Net Worth of Restricted Companies
              (Line d minus Line e)                                           $
                                                                              -----------
       g.     Total Capitalization (1) (Sum of Line c and Line f)             $
                                                                              -----------
       h.     Ratio of Line c to Line g                                      :
                                                                       ------------------
       i.     Maximum Ratio for Subject Period                            0.68 : 1.0





--------------------

(1) All as more particularly determined in accordance with the terms of the Facility A Agreement or the Facility B Agreement (as applicable), which control in the event of conflicts with this form.


                                        3               FACILITY A - EXHIBIT D-1

                                   EXHIBIT E

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

       Reference is made to the Amended and Restated Facility A Revolving Credit Agreement dated as of August 6, 1998 (as amended, modified, supplemented, or restated from time to time, the "FACILITY A AGREEMENT") among WORLDCOM, INC., a Georgia corporation ("BORROWER"), Facility A Lenders, the Co-Syndication Agents (each such term as defined in the Facility A Agreement), and NATIONSBANK, N.A., as the Administrative Agent under the Facility A Agreement ("ADMINISTRATIVE AGENT"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Facility A Agreement.

       The "ASSIGNOR" and the "ASSIGNEE" referred to on SCHEDULE 1 agree as follows:

       1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's Rights and obligations under the Facility A Agreement and the related Facility A Loan Papers as of the date hereof equal to the percentage interest specified on SCHEDULE 1 (excluding any outstanding Competitive Borrowings owed to the Assignor or any obligations to fund any Swing Line Borrowing in Assignor's capacity as a Swing Line Lender [unless the Assignor is selling all of its Rights and obligations under the Facility A Loan Papers], but including any participations by the Assignor in any LCs or Swing Line Borrowings pursuant to SECTIONS 2.2(B) or 2.3(D) of the Facility A Agreement). After giving effect to such sale and assignment, the Assignor's and the Assignee's Facility A Committed Sums and the amount of the Borrowings under Facility A owing to each of them will be as set forth on SCHEDULE 1.

       2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Facility A Loan Papers or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Facility A Loan Papers or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to any Facility A Loan Paper or the performance or observance by any such party of any of its obligations under the Facility A Loan Papers or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes held by the Assignor (to the extent the Facility A Principal Debt being assigned and owed to the Assignor is evidenced by Notes) and requests that Administrative Agent exchange such Notes for new Notes if so requested by either the Assignor or Assignee. Such new Notes shall be prepared in accordance with the provisions of SECTION 3.1(B) of the Facility A Agreement and will reflect the respective Committed Sums of the Assignee and the Assignor after giving effect to this Assignment and Acceptance.

       3. The Assignee (i) confirms that it has received a copy of the Facility A Agreement, together with copies of the Current Financials and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Facility A Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Facility A Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Facility A Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Facility A Agreement are required to be performed by it as a Facility A Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under SECTION 3.20(D) of the Facility A Agreement.





                                                          FACILITY A - EXHIBIT E

       4. Following the execution of this Assignment and Acceptance, it will be delivered to Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by Administrative Agent, unless otherwise specified on SCHEDULE 1.

       5. Upon such acceptance and recording by Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Facility A Agreement and, to the extent provided in this Assignment and Acceptance, have the Rights and obligations of a Facility A Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its Rights and be released from its obligations under the Facility A Agreement.

       6. Upon such acceptance and recording by Facility A Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Facility A Agreement, the Notes (to the extent the Facility A Principal Debt owed to the Assignee is evidenced by Notes), and loan accounts in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees and other fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Facility A Agreement and the other Facility A Loan Papers for periods prior to the Effective Date directly between themselves.

       7. Unless the Assignee is a Facility A Lender or an Affiliate of a Facility A Lender (and this sale and assignment is not made in connection with the sale of such Affiliate), this Assignment and Acceptance is conditioned upon the consent of Borrower and Administrative Agent pursuant to the definition of "Eligible Assignee" in the Facility A Agreement. The execution and delivery of this Assignment and Acceptance by Borrower and Administrative Agent is evidence of this consent.

       8. As contemplated by SECTION 11.13(B)(V) of the Facility A Agreement, the Assignor or the Assignee (as determined between the Assignor and the Assignee) agrees to pay to Administrative Agent for its account on the Effective Date in federal funds a processing fee of $3,500.

       9. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

       10. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

       IN WITNESS WHEREOF, the Assignor and the Assignee have caused SCHEDULE 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.





                                        2                 FACILITY A - EXHIBIT E

                                   SCHEDULE 1
                                       to
                      ASSIGNMENT AND ACCEPTANCE AGREEMENT
                                  (FACILITY A)


1.     Assigned Interest:*

       (a)    Assignor's Facility A Committed Sum prior to giving effect to the
              Assignment to Assignee                                          $
                                                                               -------------------
       (b)    Aggregate Borrowings owed to Assignor (inclusive of
              participations in L/C's and Swing Line Loans, if any),
              immediately prior to giving
              effect to the assignment to Assignee                            $
                                                                               -------------------
       (c)    Aggregate Borrowings owed to Assignor (exclusive of
              participations in L/C's and Swing Line Loans, if any),
              immediately prior to giving
              effect to the assignment to Assignee                            $
                                                                               -------------------
       (d)    Percentage Interest in Facility A Commitment and Borrowings being assigned to Assignee by Assignor (not less than $10,000,000, when aggregated with any concurrent assignments from Assignor to
              Assignee under Facility B and the 364-Day Facility, but in no
              event less than $1,000,000)                                                         %
                                                                               -------------------
2.     Adjustments after giving effect to Assignment between Assignor and
       Assignee:

       (a)    Assignor's Facility A Committed Sum                             $
                                                                               -------------------
       (b)    Assignee's Facility A Committed Sum acquired from Assignor
              pursuant to this Assignment                                     $
                                                                               -------------------
       (c)    Assignor's aggregate Facility A Borrowings (inclusive of
              participations in L/C's and Swing Line Loans, if any)           $
                                                                               -------------------
       (d)    Assignee's Facility A Borrowings (inclusive of L/C's and
              Swing Line Loans, if any) acquired from Assignor pursuant
              to this Assignment                                              $
                                                                               -------------------

       (e)    Assignor's aggregate Facility A Borrowings (exclusive of
              participations in L/C's and Swing Line Loans, if any)           $
                                                                               -------------------
       (f)    Assignee's Facility A Borrowings (exclusive of L/C's and Swing
              Line Loans, if any) acquired from Assignor pursuant to the
              Assignment                                                      $
                                                                               -------------------

3.     Effective Date (if other than date of acceptance by Administrative
       Agent):                                                  *                     ,
                                                                 ---------------  ----  ------




--------------------

     * Each assignment shall exclude Competitive Borrowings and Swing Line Borrowings unless Assignor is assigning 100% of its interest under Facility A.

                                        3                 FACILITY A - EXHIBIT E

                                   SCHEDULE 1
                                       to
                      ASSIGNMENT AND ACCEPTANCE AGREEMENT
                                  (FACILITY A)
                                 (PAGE 2 OF 2)





                                              [NAME OF ASSIGNOR], as Assignor


                                              By:
                                                 ---------------------------
                                              Title:
                                                    ------------------------

                                              Dated:                    ,
                                                    --------------- ----  ---



                                              [NAME OF ASSIGNEE], as Assignee


                                              By:
                                                 ---------------------------
                                              Title:
                                                    ------------------------

                                              Dated:                    ,
                                                    --------------- ----  ---






                                        4                FACILITY A - EXHIBIT E

       If SECTION 11.13(B) and CLAUSE (C) of the definition of "Eligible Assignee" of the Facility A Agreement so require, Borrower and Administrative Agent consent to this Assignment and Acceptance.


                                      WORLDCOM, INC., as Borrower


                                      By:
                                         ---------------------------
                                      Title:
                                            ------------------------

                                      Dated:                    ,
                                            --------------- ----  ---



                                      NATIONSBANK, N.A., as
                                      Administrative Agent


                                      By:
                                         ---------------------------
                                      Title:
                                            ------------------------

                                      Dated:                    ,
                                            --------------- ----  ---



* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent under the Facility A Agreement.





                                        5                 FACILITY A - EXHIBIT E

                                  EXHIBIT F-1

                 FORM OF OPINION OF GENERAL COUNSEL OF BORROWER

                                 August 6, 1998



NationsBank, N.A., in its capacities as
       Facility A Administrative Agent and
       Facility B Administrative Agent

Each of the Facility A Agents and the Facility B Agents and the Lenders named in Schedules 2.1 to the Facility A Agreement and the Facility B Agreement referred to below

       RE:   CREDIT FACILITIES OF WORLDCOM, INC.

Ladies and Gentlemen:

       I am the General Counsel of WorldCom, Inc., a Georgia corporation ("BORROWER"), and have acted as counsel to Borrower and its Restricted Subsidiaries in connection with the Amended and Restated Facility A Revolving Credit Agreement dated as August 6, 1998 (the "FACILITY A AGREEMENT") and the Amended and Restated Facility B Term Loan Agreement dated as of August 6, 1998 (the "FACILITY B AGREEMENT"), among Borrower, the lenders named on SCHEDULES
2.1 to each of the Facility A Agreement and the Facility B Agreement ("LENDERS"), NationsBank, N.A., (as successor in interest by merger to NationsBank of Texas, N.A.), as the "Administrative Agent" under the Facility A Agreement (in such capacity, the "FACILITY A ADMINISTRATIVE AGENT") or as the "Administrative Agent" under the Facility B Agreement (in such capacity, the "FACILITY B ADMINISTRATIVE AGENT"), the other "Facility A Agents" under the Facility A Agreement, and the "Facility B Agents" under the Facility B Agreement.

       This opinion is delivered pursuant to SECTION 5.1 of the Facility A Agreement and SECTION 5 of the Facility B Agreement and PARAGRAPHS 8 of SCHEDULES 5.1 and 5, respectively, to the Facility A Agreement and the Facility B Agreement. Unless otherwise defined, each capitalized term used herein has the meaning given to such term in the Facility A Agreement and the Facility B Agreement.

       In arriving at the opinions expressed below, I or attorneys employed by Borrower and acting under my supervision have examined such corporate documents and records of the Consolidated Companies and such certificates of public officials and of officers of the Consolidated Companies, other documents, and matters of law as I deemed necessary or appropriate, including, without limitation, originals or copies (or, with respect to the Notes under the Facility A or Facility B Agreement (collectively, the "NOTES") only, the forms of Notes attached as Exhibits to the Facility A and the Facility B Agreement) of (i) the Facility A Agreement, (ii) the Facility B Agreement, and (iii) to the extent any Notes are executed and delivered on the Closing Date or immediately subsequent thereto, such Notes (all of the foregoing, collectively, the "TRANSACTION DOCUMENTS").

       In rendering the opinions expressed below, I have assumed with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to me as originals, (b) the genuineness of all signatures on all documents that I have examined (other than those of any officer of any Consolidated Company who signed in my presence and Bernard J. Ebbers, Charles T. Cannada, Scott D. Sullivan, and any other officer signing the incumbency provisions of officers' certificates delivered in connection with the Loan Papers), (c) the conformity to authentic originals of documents submitted to me as certified, conformed or photostatic copies, and (d) compliance by the Facility A Administrative Agent, the Facility B Administrative Agent, the other Agents under Facility A, the





                                                        FACILITY A - EXHIBIT F-1
other Agents under Facility B, and the Lenders with their respective covenants and undertakings contained in the Transaction Documents.

       As to certain matters of New York law, I understand you will rely solely upon the opinions of Bryan Cave LLP.

       Based upon the foregoing, and subject to the qualifications and limitations herein contained, it is my opinion that:

       1. Borrower (a) is a corporation validly existing and in good standing under the Laws of its state of incorporation (based solely upon my review of good standing certificates issued by such state with respect to such corporation), and (b) possesses all requisite corporate authority and power to conduct its business and execute, deliver, and comply with the terms of the Transaction Documents, which have been duly authorized and approved by all necessary corporate action and for which, to the best of my knowledge, no approval or consent of any Person or Governmental Authority is required which has not been obtained, except where the failure to obtain would not be a Material Adverse Event.

       2. Each of the Transaction Documents have been duly executed and delivered by Borrower.

       3. The Transaction Documents evidence the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as the enforcement may be limited by Debtor Relief Laws and except that the remedies available with respect thereto may be subject to general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

       4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents will not cause Borrower to be in violation of its Second Amended and Restated Articles or Certificates of Incorporation or Bylaws.

       5. The execution, delivery, and the performance of and compliance with the terms of the Transaction Documents will not cause Borrower to be in violation of any Laws applicable to it, other than such violations which will not, individually or collectively, be a Material Adverse Event.

       6. No Restricted Company is involved in, nor am I aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Restricted Company and, if so adversely determined, would be a Material Adverse Event. There are no outstanding orders or judgments for the payment of money (not paid or fully covered by insurance) in excess of $100,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Restricted Company's assets having a value (individually or collectively) of $100,000,000 or more, which is not either (a) stayed on appeal, (b) being diligently contested in good faith by appropriate proceedings with adequate reserves having been set aside on the books of such Restricted Company in accordance with GAAP, or (c) dismissed by a court of competent jurisdiction.

       7. To the best of my knowledge, after reasonable investigation, the execution, delivery, and the performance of and compliance with the terms of the Transaction Documents will not cause Borrower to be in default under any material, written, or oral agreements, contracts, commitments, or understandings to which any Restricted Company is a party, other than such defaults or potential defaults which will not, individually or collectively, be a Material Adverse Event.

       8. (a) No Employee Plan has incurred an accumulated funding deficiency (as defined in the Code and ERISA), (b) neither Borrower nor any ERISA Affiliate has incurred material liability which is currently due and remains unpaid to the PBGC or to an Employee Plan in connection with any such Employee Plan, (c) neither Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) Borrower has not





                                        2               FACILITY A - EXHIBIT F-1
engaged in any prohibited transaction (as such term is defined in ERISA or the Code) which would be a Material Adverse Event, and (e) to the best of my knowledge, after reasonable investigation, no Reportable Event has occurred which is likely to result in the termination of any Employee Plan.

       This opinion is limited in all respect to the laws of the State of Georgia and the federal laws of the United States of America.

       I note that the Transaction Documents are to be governed by the laws of the State of New York. Accordingly, for purposes of rendering this opinion as to the enforceability of the Transaction Documents, I have assumed that the substantive laws of the State of New York are identical to the substantive laws of the State of Georgia.

       The foregoing opinions are also subject to the following exceptions and qualifications: I express no opinion

              (a) with respect to the availability of the remedies of specific performance or injunction, or other remedies requiring the exercise of judicial discretion;

              (b) as to the effect of the compliance or noncompliance of Lenders with any state or federal laws or regulations applicable to any Lender's legal or regulatory status or the nature of such Lender's business;

              (c) as to the enforceability of any provisions contained in the Transaction Documents that (i) purport to make void any act in contravention thereof, (ii) purport to authorize a party to act in its sole discretion, (iii) relate to the effect of laws or regulations that may be enacted in the future, (iv) require waivers or amendments to be made only in writing or (v) purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws;

              (d) regarding the enforceability of the waivers in the Transaction Documents of the right to demand a trial by jury and with respect to selection of a venue;

              (e) as to the enforceability of any provisions in the Transaction Documents to the effect that the acceptance of a past due installment or other performance by Borrower shall not be deemed a waiver of the right to accelerate the indebtedness;

              (f) as to the enforceability of any provisions in the Transaction Documents relating to (i) set off, (ii) self help or (iii) evidentiary standards or other standards by which the Transaction Documents are to be construed;

              (g) with regard to any provisions of the Transaction Documents whereby a party purports to indemnify another party against its own negligence or misconduct; and

              (h) as to matters subject to the jurisdiction of the FCC, state public utility commissions, or any other communications or similar regulatory authorities.

       This opinion is addressed to you solely for your use in connection with the transactions contemplated by the Transaction Documents, and no person other than the Facility A Administrative Agent, the Facility B Administrative Agent, each other Agent under the Facility A Agreement and the Facility B Agreement, each Lender, each assignee which hereafter becomes a Lender as permitted by either the Facility A Agreement or the Facility B Agreement and the law firm of Haynes and Boone, L.L.P. is entitled to rely hereon without my prior written consent. This opinion is given as of the date hereof, and I have no obligation to revise or update this opinion subsequent to the date hereof or to advise you or any other person of any matter subsequent to the date hereof which would cause me to modify this opinion in whole or in part.


                                           Very truly yours,



                                           William E. Anderson,
                                           General Counsel





                                        3               FACILITY A - EXHIBIT F-1

                                  EXHIBIT F-2

                  FORM OF OPINION OF SPECIAL NEW YORK COUNSEL
                                  [BRYAN CAVE]


                                 August 6, 1998


NationsBank, N.A.,
       as Facility A Administrative Agent and
       Facility B Administrative Agent


Each of the Facility A Agents and the Facility B Agents and Lenders named on SCHEDULES 2.1 to each of the Facility A Agreement and the Facility B Agreement referred to below:

Ladies and Gentlemen:

       We have acted as special New York counsel to WorldCom, Inc., a Georgia corporation (the "BORROWER"), in connection with the negotiation, preparation, and execution of the Amended and Restated Facility A Revolving Credit Agreement (the "FACILITY A AGREEMENT") dated as of August 6, 1998, the Amended and Restated Facility B Term Loan Agreement (the "FACILITY B AGREEMENT") dated as of August 6, 1998, and the related Loan Papers by and among the Borrower, the Lenders referred to on SCHEDULES 2.1 of each of the Facility A Agreement and the Facility B Agreement ("LENDERS"), NationsBank, N.A. (as successor in interest by merger to NationsBank of Texas, N.A.), as the "Administrative Agent" under the Facility A Agreement (the "FACILITY A ADMINISTRATIVE AGENT") and as the "Administrative Agent" under the Facility B Agreement (the "FACILITY B ADMINISTRATIVE AGENT"), and the other "Facility A Agents" under the Facility A Agreement and the "Facility B Agents" under the Facility B Agreement (collectively, "AGENTS"):

       This opinion is furnished to you pursuant to SECTION 5.1 of the Facility A Agreement and SECTION 5 of the Facility B Agreement and PARAGRAPHS 8 of
SCHEDULE 5.1 and SCHEDULE 5, respectively, to the Facility A Agreement and the Facility B Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Facility A Agreement and the Facility B Agreement.

       For purposes of the opinions expressed herein, we have examined the following documents:

       (a)    A copy of the Facility A Agreement;

       (b)    A copy of the Facility B Agreement;

       (c) A copy of the form of the Notes issuable under Facility A or Facility B;

       (d) A copy of a Secretary's Certificate for the Borrower dated as of the date hereof (the "SECRETARY'S CERTIFICATE"), including the following exhibits appended to each such Secretary's Certificate:

              Exhibit A     Second Amended and Restated Articles of
                            Incorporation
              Exhibit B     Certificate of Existence
              Exhibit C     By-Laws
              Exhibit D     Authorizing Resolutions/Unanimous Written Consents





                                                       FACILITY A - EXHIBIT F-2

       The documents described under Paragraphs (a) through (c) above are sometimes collectively referred to herein as the "TRANSACTION DOCUMENTS". We have not made any independent investigation or inquiries as to (i) the accuracy or completeness of any factual matters contained in the exhibits or schedules to any of the Transaction Documents, (ii) any other instruments or other documents delivered by the Borrower in connection with any of the Transaction Documents, or (iii) title to, or ownership of any property, real or personal, or the compliance or non-compliance of such properties with applicable laws, regulations, and codes.

       In rendering this opinion, we have assumed the accuracy of, and we have relied as to matters of fact upon, the representations and warranties made by the Borrower in the Transaction Documents insofar as they relate to factual matters and upon factual representations as to certain matters contained in the Secretary's Certificate and other certificates signed by officers of the Borrower and certain of the other Restricted Companies. We have assumed, and we have relied upon, (i) the genuineness of all signatures on documents, instruments, and certificates reviewed by us, (ii) the accuracy and authenticity of all documents, instruments, and certificates reviewed by us,
(iii) the legal competence of all natural persons who are signatories thereto,
(iv) the conformity to authentic original documents of all documents, instruments, and certificates submitted to us as certified, conformed or photostatic copies, and (v) the due execution and delivery of all documents (other than the Transaction Documents) where due execution and delivery are a prerequisite to the effectiveness thereof. We have further assumed that each of the Facility A Agreement and the Facility B Agreement have been duly authorized, executed, and delivered by the Facility A Administrative Agent or the Facility B Administrative Agent (as the case may be), the Agents, and the Lenders and that the Facility A Administrative Agent or the Facility B Administrative Agent (as the case may be), the Agents, and the Lenders have the requisite corporate power and authority to execute, deliver and perform each of the Facility A Agreement and the Facility B Agreement.

       Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, limitations and qualifications set forth in this opinion, we are of the opinion that:

       (1) Each of the Transaction Documents constitute the valid and legally binding obligation of the Borrower, enforceable against Borrower in accordance with its terms.

       (2) The execution, delivery, and performance by the Borrower of each of the Transaction Documents to which it is a party will not violate any applicable Law of the State of New York, except for any such violations which could not reasonably be expected to cause, either individually or in the aggregate, a Material Adverse Event.

       (3) The execution, delivery, and performance by Borrower of the Transaction Documents do not require the consent or authorization of, or filing with any New York Governmental Authority.

       (4) No Restricted Company is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       (5) No Restricted Company is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       (6) No Restricted Company is subject to regulation under the Interstate Commerce Act, as amended.

       (7) The application of the proceeds of the Borrowings under Facility A and Facility B by the Borrower in accordance with the terms of the Facility A Agreement and the Facility B Agreement will not violate Regulation U.

       This opinion is subject to the additional exceptions, limitations and qualifications set forth below:





                                        2               FACILITY A - EXHIBIT F-2

       Enforceability of the Transactions Documents are subject to:

       (1) the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally, including:

              (a) the United States Bankruptcy Code of 1978, as amended, and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on ipso facto and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed.

              (b) all other federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights and remedies of creditors generally.

              (c)    state fraudulent transfer and conveyance laws.

              (d) judicially developed doctrines relevant to any of the foregoing laws, such as substantive consolidation of entities.

       (2) the effect of general principles of equity, whether applied by a court of law or equity, including principles:

              (a) governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made.

              (b) affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement.

              (c) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement.

              (d) requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract.

              (e) requiring consideration of the materiality of a breach and the consequences of the breach to the party seeking enforcement.

              (f) requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement.

              (g) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

       (3)    the effect of generally applicable rules of law that:

              (a) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness.





                                        3               FACILITY A - EXHIBIT F-2

              (b) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected.

              (c) limit the availability of a remedy under certain circumstances where another remedy has been elected.

              (d) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights.

              (e) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent public policy limits the enforceability of such indemnification or the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

              (f) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange.

              (g) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs.

              (h) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (A) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (B) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

              (i) limit the enforceability of any clause requiring additional interest or additional payments upon default.

              (j) limit the enforceability of any clause authorizing the exercise of set-off rights absent prior notice and demand.

       We express no opinion as to the enforceability of (i) any waiver of jury trial, or any waiver of any statutory or constitutional rights, or (ii) the choice of law provisions in any of the Transaction Documents in courts sitting in jurisdictions other than the State of New York. We express no opinion as to any titles, estates, or interests of the Borrower in and to any properties, real or personal, fee or leasehold. We express no opinion as to (x) the enforceability of any waiver of any statutory right and (y) the enforceability of the provisions found under clauses A, B, C, E, F and G of SECTIONS 11.10 of each of the Facility A Agreement and the Facility B Agreement. With respect to our opinions provided under numbered paragraphs 4, 5 and 6 above, we have assumed that the business of the Restricted Companies is limited to the provision of long distance telecommunications services through a digital fiber optic and digital microwave network, and that the Restricted Companies, individually and collectively, are engaged in no other line of business.

       We express no opinion on any other matters pertaining to the transactions contemplated by or related to the Transaction Documents, except as hereinabove specifically provided, and no further or other opinion shall be implied. The opinion above is subject to each and every assumption, exception, qualification and limitation, factual or legal, set forth herein. The matters set forth herein or upon which this opinion is based are as of the date hereof, and we hereby undertake no, and disclaim any, obligation to advise the Facility A Administrative Agent, the Facility B





                                        4               FACILITY A - EXHIBIT F-2

Administrative Agent, the Agents, or any Lender of any change in any matters set forth herein or any matters upon which this opinion is based.

       We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion concerning, any laws other than the laws of the State of New York. The opinions above are subject to this limitation in all respects. We express no opinion as to any matters involving the Federal Communications Commission and state public utility commissions or analogous regulatory or governmental authorities or the laws, rules, or regulations relating to any regulatory matters affecting the companies, as we understand you will rely solely on special regulatory counsel to the Restricted Companies for such matters.

       This opinion is addressed solely for your use in connection with the transactions contemplated by the Facility A Agreement and the Facility B Agreement, and no Person other than the Facility A Administrative Agent, the Facility B Administrative Agent, each Agent, each Lender, each assignee which hereafter becomes a Lender in accordance with the terms of either of the Facility A Agreement or the Facility B Agreement, and the law firm of Haynes and Boone, L.L.P., is entitled to rely hereon without our prior written consent.


                                           Very truly yours,



                                           BRYAN CAVELLP






                                        5               FACILITY A - EXHIBIT F-2